BANK OF AMERICA
BANK OF AMERICA BUSINESS CREDIT

-------------------------------------------------------------------------------



                           LOAN AND SECURITY AGREEMENT

                                      among

                               COMPUSA STORES L.P.

              THE OTHER LOAN PARTIES FROM TIME TO TIME PARTY HERETO



                                NATIONSBANK, N.A.
                                       as
                              ADMINISTRATIVE AGENT
                                  and a Lender

                                       and

                         CONGRESS FINANCIAL CORPORATION
                                       as
                               DOCUMENTATION AGENT

                                       and

                            THE CHASE MANHATTAN BANK
                                       and
                          FOOTHILL CAPITAL CORPORATION
                                  AS CO-AGENTS

                                       and

            THE OTHER LENDERS, IF ANY, FROM TIME TO TIME PARTY HERETO


                            Dated as of June 30, 1999



                                NATIONSBANK, N.A.
                       LEAD ARRANGER AND SOLE BOOK RUNNER

                                             TABLE OF CONTENTS

ARTICLE 1 - DEFINITIONS..........................................................................1
            Section 1.1    DEFINITIONS...........................................................1
            Section 1.2    GENERAL..............................................................43
            Section 1.3    EXHIBITS AND SCHEDULES...............................................44

ARTICLE 2 - REVOLVING CREDIT FACILITY...........................................................44
            Section 2.1    REVOLVING CREDIT LOANS...............................................44
            Section 2.2    MANNER OF BORROWING REVOLVING CREDIT LOANS...........................44
            Section 2.3    REPAYMENT OF REVOLVING CREDIT LOANS..................................46
            Section 2.4    REVOLVING CREDIT NOTE................................................46
            Section 2.5    BORROWING BASE.......................................................46
            Section 2.6    EXTENSION OF REVOLVING CREDIT FACILITY...............................47

ARTICLE 3 - LETTER OF CREDIT FACILITY...........................................................47
            Section 3.1    AGREEMENT TO ISSUE...................................................47
            Section 3.2    AMOUNTS..............................................................47
            Section 3.3    CONDITIONS...........................................................47
            Section 3.4    ISSUANCE OF LETTERS OF CREDIT........................................48
            Section 3.5    DUTIES OF L/C ISSUER.................................................49
            Section 3.6    PAYMENT OF REIMBURSEMENT OBLIGATIONS.................................49
            Section 3.7    PARTICIPATIONS.......................................................50
            Section 3.8    INDEMNIFICATION, EXONERATION.........................................51
            Section 3.9    L/C CASH COLLATERAL ACCOUNT..........................................53
            Section 3.10   SUPPORTING LETTER OF CREDIT..........................................55
            Section 3.11   EXISTING LETTERS OF CREDIT...........................................55

ARTICLE 4 - RESERVED............................................................................55

ARTICLE 5 - GENERAL LOAN PROVISIONS.............................................................55
            Section 5.1    PROCEDURE FOR BORROWING AND DISBURSEMENT OF LOANS....................55
            Section 5.2    INTEREST.............................................................56
            Section 5.3    INTEREST RATE OPTION.................................................57
            Section 5.4    CERTAIN FEES.........................................................58
            Section 5.5    MANNER OF PAYMENT....................................................59
            Section 5.6    GENERAL..............................................................59
            Section 5.7    LOAN ACCOUNTS; STATEMENTS OF ACCOUNT.................................59
            Section 5.8    TERMINATION OF AGREEMENT.............................................60
            Section 5.9    MAKING OF LOANS......................................................60
            Section 5.10   SETTLEMENT AMONG LENDERS.............................................62
            Section 5.11   MANDATORY PREPAYMENTS................................................65
            Section 5.12   PREPAYMENT AND TERMINATION...........................................65


                                                 i


ARTICLE 6 - CHANGE OF CIRCUMSTANCES.............................................................66
             Section 6.1   INCREASED COST AND REDUCED RETURN....................................66
             Section 6.2   LIMITATION ON TYPES OF LOANS.........................................67
             Section 6.3   ILLEGALITY...........................................................68
             Section 6.4   TREATMENT OF AFFECTED LOANS..........................................68
             Section 6.5   COMPENSATION.........................................................69
             Section 6.6   TAXES................................................................69

ARTICLE 7 - CONDITIONS PRECEDENT................................................................71
            Section 7.1    CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT..................71
            Section 7.2    ALL LOANS; ISSUANCE OF LETTERS OF CREDIT.............................75

ARTICLE 8 - REPRESENTATIONS AND WARRANTIES......................................................76
            Section 8.1    REPRESENTATIONS AND WARRANTIES.......................................76
            Section 8.2    SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC......................87

ARTICLE 9 - SECURITY............................................................................88
            Section 9.1    SECURITY INTEREST....................................................88
            Section 9.2    PERFECTION AND CONTINUED PRIORITY OF SECURITY INTEREST...............89
            Section 9.3    GUARANTIES; LOAN PARTY JOINDER.......................................90
            Section 9.4    LIMITATION IN RESPECT OF CERTAIN LOAN PARTIES........................90

ARTICLE 10 - COLLATERAL COVENANTS...............................................................91
            Section 10.1   COLLECTION OF RECEIVABLES............................................91
            Section 10.2   VERIFICATION AND NOTIFICATION........................................92
            Section 10.3   DISPUTES, RETURNS AND ADJUSTMENTS....................................92
            Section 10.4   INVOICES.............................................................92
            Section 10.5   DELIVERY OF INSTRUMENTS..............................................93
            Section 10.6   SALES OF INVENTORY...................................................93
            Section 10.7   OWNERSHIP AND DEFENSE OF TITLE.......................................93
            Section 10.8   INSURANCE............................................................93
            Section 10.9   LOCATION OF OFFICES AND COLLATERAL...................................94
            Section 10.10  RECORDS RELATING TO COLLATERAL.......................................94
            Section 10.11  INSPECTION; APPRAISALS...............................................95
            Section 10.12  INFORMATION AND REPORTS..............................................96
            Section 10.13  POWER OF ATTORNEY....................................................97
            Section 10.14  ADDITIONAL REAL ESTATE AND LEASES....................................98
            Section 10.15  ASSIGNMENT OF CLAIMS ACT.............................................98
            Section 10.16  VOTING RIGHTS, DISTRIBUTIONS, ETC., IN RESPECT OF
            INVESTMENT PROPERTY.................................................................98

ARTICLE 11 - AFFIRMATIVE COVENANTS..............................................................99
             Section 11.1   PRESERVATION OF EXISTENCE AND SIMILAR MATTERS.......................99
             Section 11.2   COMPLIANCE WITH APPLICABLE LAW.....................................100


                                                ii

            Section 11.3   MAINTENANCE OF PROPERTY.............................................100
            Section 11.4   CONDUCT OF BUSINESS.................................................100
            Section 11.5   INSURANCE...........................................................100
            Section 11.6   PAYMENT OF TAXES AND CLAIMS.........................................100
            Section 11.7   ACCOUNTING METHODS AND FINANCIAL RECORDS............................101
            Section 11.8   USE OF PROCEEDS.....................................................101
            Section 11.9   HAZARDOUS WASTE AND SUBSTANCES; ENVIRONMENTAL REQUIREMENTS..........101

ARTICLE 12 - INFORMATION.......................................................................102
            Section 12.1   FINANCIAL STATEMENTS................................................102
            Section 12.2   RESERVED............................................................103
            Section 12.3   OFFICER'S CERTIFICATE...............................................103
            Section 12.4   COPIES OF OTHER REPORTS.............................................104
            Section 12.5   NOTICE OF LITIGATION AND OTHER MATTERS..............................104
            Section 12.6   ERISA...............................................................105
            Section 12.7   ACCURACY OF INFORMATION.............................................106
            Section 12.8   REVISIONS OR UPDATES TO SCHEDULES...................................106
            Section 12.9   YEAR 2000 COMPLIANCE................................................106
            Section 12.10  ANNUAL PROJECTIONS..................................................106

ARTICLE 13 - NEGATIVE COVENANTS................................................................106
            Section 13.1   FIXED CHARGE COVERAGE RATIO.  ......................................107
            Section 13.2   INDEBTEDNESS........................................................107
            Section 13.3   GUARANTIES..........................................................108
            Section 13.4   INVESTMENTS.........................................................108
            Section 13.5   RESTRICTED DIVIDEND PAYMENTS, RESTRICTED PAYMENTS AND RESTRICTED
            PURCHASES..........................................................................108
            Section 13.6   LIQUIDATION, DISPOSITION OR ACQUISITION OF ASSETS, MERGER, NEW
            SUBSIDIARIES.......................................................................108
            Section 13.7   TRANSACTIONS WITH AFFILIATES........................................110
            Section 13.8   LIENS...............................................................110
            Section 13.9   CAPITAL EXPENDITURES.  .............................................110
            Section 13.10  PLANS...............................................................110
            Section 13.11  SALES AND LEASEBACKS................................................111

ARTICLE 14 - DEFAULT...........................................................................112
            Section 14.1   EVENTS OF DEFAULT...................................................112
            Section 14.2   REMEDIES............................................................115
            Section 14.3   APPLICATION OF PROCEEDS.............................................118
            Section 14.4   POWER OF ATTORNEY...................................................118
            Section 14.5   MISCELLANEOUS PROVISIONS CONCERNING REMEDIES........................119
            Section 14.6   REGISTRATION RIGHTS; PRIVATE SALES; ETC.............................120

ARTICLE 15 - ASSIGNMENTS.......................................................................122


                                               iii

            Section 15.1   ASSIGNMENTS AND PARTICIPATIONS......................................122
            Section 15.2   REPRESENTATION OF LENDERS...........................................123

ARTICLE 16 - AGREEMENTS AMONG CREDIT PARTIES...................................................124
            Section 16.1   APPOINTMENT, POWERS, AND IMMUNITIES.................................124
            Section 16.2   RELIANCE BY AGENT...................................................125
            Section 16.3   DEFAULTS............................................................125
            Section 16.4   RIGHTS AS LENDER....................................................125
            Section 16.5   LIMITATION OF LIABILITY; INDEMNIFICATION............................126
            Section 16.7   LENDER CREDIT DECISION; NON-RELIANCE ON AGENT AND OTHER LENDERS.....127
            Section 16.8   RESIGNATION OF AGENT................................................127

ARTICLE 17 - MISCELLANEOUS.....................................................................128
            Section 17.1   NOTICES.............................................................128
            Section 17.2   EXPENSES............................................................128
            Section 17.3   STAMP AND OTHER TAXES...............................................130
            Section 17.4   RIGHT OF SET-OFF; ADJUSTMENTS.......................................130
            Section 17.5   LITIGATION; WAIVER OF TRIAL BY JURY.................................131
            Section 17.6   CONSENT TO ADVERTISING AND PUBLICITY................................131
            Section 17.7   REVERSAL OF PAYMENTS................................................132
            Section 17.8   INJUNCTIVE RELIEF...................................................132
            Section 17.9   ACCOUNTING MATTERS..................................................132
            Section 17.10  AMENDMENTS; WAIVERS.................................................132
            Section 17.11  ASSIGNMENT..........................................................134
            Section 17.12  PERFORMANCE OF DUTIES...............................................134
            Section 17.13  INDEMNIFICATION.....................................................134
            Section 17.14  ALL POWERS COUPLED WITH INTEREST....................................135
            Section 17.15  SURVIVAL............................................................135
            Section 17.16  TITLES AND CAPTIONS.................................................136
            Section 17.17  SEVERABILITY OF PROVISIONS..........................................136
            Section 17.18  GOVERNING LAW.......................................................136
            Section 17.19  COUNTERPARTS........................................................136
            Section 17.20  REPRODUCTION OF DOCUMENTS...........................................136
            Section 17.21  TERM OF AGREEMENT...................................................137
            Section 17.22  PRO-RATA PARTICIPATION..............................................137
            Section 17.23  INTEREST LIMITATION.................................................138
            Section 17.24  MUTUAL BENEFIT......................................................138
            Section 17.25  EXPRESS WAIVERS BY LOAN PARTIES IN RESPECT OF CROSS GUARANTIES AND
            CROSS COLLATERALIZATION............................................................139
            Section 17.26  DETERMINATION BY THE LENDERS CONCLUSIVE AND BINDING.................140
            Section 17.27  EXCEPTION TO COVENANTS..............................................141
            Section 17.28  JUDGMENT CURRENCY...................................................141
            Section 17.29  REPLACEMENT/RESTATEMENT OF EXISTING CREDIT AGREEMENT................141

                                    EXHIBITS

EXHIBIT "A"            Form of Revolving Credit Note
-----------
EXHIBIT "B"             Reserved
-----------
EXHIBIT "C"            Form of Borrowing Base Certificate
-----------
EXHIBIT "D"            Form of Assignment and Acceptance
-----------
EXHIBIT "E"            Form of Notice of Borrowing, Conversion or Continuation
-----------
EXHIBIT "F"            Form of Compliance Certificate
-----------
EXHIBIT "G"            Form of Joinder Agreement
-----------


                                    SCHEDULES

Schedule 1.1A          Existing Letters of Credit
Schedule 1.1B          Parent's Investment Policy
Schedule 1.1C          Permitted Investments
Schedule 1.1D          Permitted Liens
Schedule 8.1(a)        Organization, Qualifications
Schedule 8.1(d)        Subsidiaries; Ownership of Stock
Schedule 8.1(f)        No Conflicts
Schedule 8.1(h)        Governmental Approvals; Applicable Law
Schedule 8.1(i)        Title to Properties
Schedule 8.1(k)        Indebtedness for Money Borrowed and Guaranties
Schedule 8.1(l)        Litigation
Schedule 8.1(m)        Tax Returns and Payments
Schedule 8.1(o)        Material Liabilities
Schedule 8.1(q)        ERISA
Schedule 8.1(u)        FIT No.; Location of Chief Executive Office; Records
Schedule 8.1(v)        Location of Inventory
Schedule 8.1(y)        Corporate Name
Schedule 8.1(bb)       Employee Relations
Schedule 8.1(cc)       Proprietary Rights
Schedule 8.1(dd)       Trade Names
Schedule 8.1(gg)       Existing Store Locations
Schedule 8.1(hh)       Deposit Accounts and Merchant Account Agreements
Schedule 9.2           Purchase Money Liens

                           LOAN AND SECURITY AGREEMENT


         THIS LOAN AND SECURITY AGREEMENT ("AGREEMENT"), dated as of June 30, 1999 is executed and entered into by and among COMPUSA STORES L.P., a Texas limited partnership ("BORROWER"), COMPUSA INC., a Delaware corporation ("PARENT") and each of the other Loan Parties (as defined hereinbelow) from time to time party hereto (Borrower, Parent and each such other Loan Party, individually a "LOAN PARTY" and collectively the "LOAN PARTIES"), each of the lending institutions which is a party hereto or any permitted successor or assignee thereof permitted pursuant to SECTION 15.1 (individually, a "LENDER" and collectively, the "LENDERS"), the L/C Issuer (as such term is defined herein) and NATIONSBANK, N.A., a national banking association, as administrative agent for itself and the other Lenders (in such capacity, together with its successors and assigns in such capacity, "AGENT").

                                    RECITALS:

         A. Borrower has requested that the Lenders extend a credit facility to Borrower for revolving loans and letters of credit.

         B. The Lenders have agreed to provide such loan facilities upon and subject to the terms and conditions set forth in this Agreement and the other Loan Documents (as defined below).

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         Section 1.1 DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

         "ACCOUNTS" means, with respect to a Person, all of such Person's now owned and hereafter acquired rights to payment for goods sold or leased or for services rendered which is not evidenced by an instrument or chattel paper, whether or not it has been earned by performance, and any other property or interest in property that is classified as an account pursuant to the UCC.

         "ACCOUNT DEBTOR" means a Person who is obligated on a Receivable.

         "ACQUIRE" or "ACQUISITION", as to a Loan Party or Restricted Subsidiary, means any transaction pursuant to which such Loan Party or Restricted Subsidiary, (a) whether by means of a capital contribution or purchase or other acquisition of Capital Stock, (i) acquires (or after giving effect to such transaction owns) more than 50% of the Capital Stock in any other Person pursuant to a solicitation by such Loan Party or Restricted Subsidiary of tenders of equity securities of such

LOAN AND SECURITY AGREEMENT - Page 1

Person, or through one or more negotiated block, market, private or other transactions (other than formation and capitalization of a new Wholly-Owned Subsidiary of such Loan Party or Restricted Subsidiary), or a combination of any of the foregoing, or (ii) makes any Person a Subsidiary of such Loan Party or Restricted Subsidiary, or causes any Person, other than a Loan Party or Restricted Subsidiary, to be merged into such Loan Party or Restricted Subsidiary (or agrees to be merged into any other Person other than a Loan Party), or (b) purchases in one transaction or a series of related transactions all or any part of the business or assets of any Person.

         "ACQUISITION CONSIDERATION" means the consideration given by a Loan Party for an Acquisition, including but not limited to the sum of (without duplication) (a) the fair market value of any cash, property (including capital stock or other equity securities or interests) or services given, PLUS (b) consideration paid with proceeds of Indebtedness permitted pursuant to this Agreement, PLUS (c) the amount of any Indebtedness and Operating Leases (calculated to be the product of annual rentals multiplied by six) assumed, incurred or guaranteed in connection with such Acquisition by a Person that is a Loan Party prior to such Acquisition.

         "ADJUSTED EURODOLLAR RATE" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Agent to be equal to the quotient obtained by dividing (a) the Eurodollar Rate for such Eurodollar Loan for such Interest Period by (b) one (1) minus the Reserve Requirement for such Eurodollar Loan for such Interest Period.

         "AFFECTED LOANS" has the meaning set forth in SECTION 6.4 of this Agreement

         "AFFECTED TYPE" has the meaning set forth in SECTION 6.4 of this Agreement.

         "AFFILIATE" means, with respect to any Person, (a) any shareholder or partner (if record or beneficial owner of more than twenty percent (20.0%) of the outstanding Capital Stock of such Person), officer, director, employee or managing agent of such Person, (b) any Subsidiary of such Person, (c) any other Person (other than a Subsidiary) that, (i) directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person, (ii) directly or indirectly beneficially owns or holds twenty percent (20.0%) or more of any class of Voting Stock of such Person or any Subsidiary of such Person, or (iii) twenty percent (20.0%) or more of the Voting Stock of which is directly or indirectly beneficially owned or held by such Person or a Subsidiary of such Person and (d) without limiting the foregoing, with respect to a Loan Party also includes each other Loan Party. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Voting Stock, by contract or otherwise.

         "AGENCY ACCOUNT" means an account of Parent for itself and the other Loan Parties maintained by it with a Clearing Bank pursuant to an Agency Account Agreement.

         "AGENCY ACCOUNT AGREEMENT" means any agreement (required pursuant to SECTION 10.1) among the Loan Parties, Agent and a Clearing Bank, in form and substance satisfactory to Agent,

LOAN AND SECURITY AGREEMENT - Page 2
which designates an Agency Account for the deposit of checks and items constituting proceeds of Receivables or any other Collateral, and establishes the terms for transferring balances therein to Agent.

         "AGENT" means NationsBank in its capacity as administrative agent for the Credit Parties as provided by this Agreement, or any successor in such capacity.

         "AGREEMENT" means and includes this Agreement and all exhibits, schedules, addenda and other attachments hereto, and any renewal, extension, amendment, modification, restatement or supplement hereof.

         "AGREEMENT DATE" means the date as of which this Agreement is dated in the preamble.

         "APPLICABLE LAW" means, with respect to any Person, all provisions of constitutions, statutes, rules, regulations and orders of any Governmental Authority applicable to such Person or its property, including, without limitation, all orders and decrees of all courts and arbitrators in proceedings or actions to which such Person is a party. In respect of contracts relating to interest or finance charges that are made or performed in the State of Texas, "Applicable Law" shall mean the laws of the U.S., including without limitation 12 USC Sections 85 and 86(a), as amended from time to time, and any other statute of the U.S. now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the State of Texas, including, without limitation, Art. 1H, if applicable, and if Art. 1H is not applicable, Art. 1D, and any other statute of the State of Texas now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit; provided that the parties hereto agree pursuant to Texas Finance Code Section 346.004 that the provisions of Chapter 346 of the Texas Finance Code shall not apply to Loans, this Agreement, the Notes or any other Loan Documents. As used herein, "ART. 1D" means Article 5069-1D, Title 79, Revised Civil Statutes of Texas, as amended, and "ART. 1H" means Article 5069-1H, Title 79, Revised Civil Statutes of Texas, as amended.

         "APPLICABLE LENDING OFFICE" means, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an Affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to Agent and Borrower by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

         "APPLICABLE MARGIN" means, as of the Agreement Date, two percent (2.00%) with respect to Eurodollar Loans and zero percent (0%) with respect to Base Rate Loans, subject to adjustment in the case of Eurodollar Loans from time to time thereafter to the percentage specified corresponding to the Leverage Ratio as set forth below, respectively:


======================================================================
           Leverage Ratio                           Eurodollar Loans
======================================================================
Greater than 4.0 to 1.0                                   2.50%
----------------------------------------------------------------------

LOAN AND SECURITY AGREEMENT - Page 3

======================================================================
               Leverage Ratio                       Eurodollar Loans
======================================================================
Less than or equal to 4.0 to 1.0 but                      2.25%
greater than 3.0 to 1.0
----------------------------------------------------------------------
Less than or equal to 3.0 to 1.0 but                      2.00%
greater than 2.5 to 1.0
----------------------------------------------------------------------
Less than or equal to 2.5 to 1.0 but                      1.75%
greater than 2.1 to 1.0
----------------------------------------------------------------------
Less than or equal 2.1 to 1.0 but                         1.50%
greater than 1.7 to 1.0
----------------------------------------------------------------------
Less than or equal to 1.7                                 1.25%
======================================================================

For the purpose of determining the Applicable Margin, the Leverage Ratio shall be determined based upon Parent's Consolidated financial statements for each respective Fiscal Quarter delivered to Agent as required by SECTION 12.1, and any resulting change, if any, in the Applicable Margin for Eurodollar Loans shall become effective as of the date (on or after the first day of the calendar month following the calendar month in which such financial statements are delivered to Agent) when any such Eurodollar Loan is made, Continued or Converted, as the case may be.

         "APPLICABLE RATE" means, at any time, (i) the Base Rate PLUS the Applicable Margin with respect to Base Rate Loans, and (ii) the Adjusted Eurodollar Rate PLUS the Applicable Margin with respect to Eurodollar Loans, as the case may be, in effect at any time pursuant to a Notice of Borrowing or otherwise pursuant to the terms of this Agreement.

         "APPRAISED GOB VALUE" means, with respect to Eligible Inventory, the net liquidation value thereof determined on an orderly going-out-of-business-sale basis, net of all commissions, associated costs, fees and expenses associated with such liquidation, as determined by a credentialed appraiser satisfactory to Agent.

         "AR ADVANCE RATE" means a percentage, subject to SECTION 2.5, equal to eighty five percent (85.0%).

         "ASSET DISPOSITION" means, with respect to any Person, the disposition of any asset of such Person other than (i) sales of Inventory in the ordinary course of business, (ii) Permitted Investments listed in CLAUSES
(a) AND (b) of the definition of Permitted Investments in SECTION 1.1 and
(iii) disposition of assets by a Loan Party to another Loan Party.

         "ASSIGNMENT AND ACCEPTANCE" means an Assignment and Acceptance Agreement in the form attached hereto as EXHIBIT "D" assigning all or a portion of a Lender's interests, rights and obligations under this Agreement to an Eligible Assignee pursuant to SECTION 15.1.

LOAN AND SECURITY AGREEMENT - Page 4

         "AUTHORIZED SIGNATORY" means, with respect to any Loan Party or General Partner, its chief executive officer, senior vice president-finance, vice president-finance, chief financial officer or senior vice president-general counsel, and in any event with respect to any Loan Party or General Partner, such other Person as may be duly authorized and designated in writing by such Loan Party or General Partner to act on its behalf pursuant to the Loan Documents.

         "AVAILABILITY" means, as of the date of any determination thereof,
(a) the Borrowing Base at such time, MINUS (b) the aggregate outstanding principal balance of all Revolving Credit Loans as of such date.

         "BASE RATE" means, for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (0.5%) or (b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Federal Funds Rate or the Prime Rate shall be effective on the effective date of such change in the Federal Funds Rate or the Prime Rate; PROVIDED that, changes, if any, in the Applicable Rate resulting from any change in the Base Rate shall become effective as provided in SECTION 5.2(d).

         "BASE RATE LOAN" means any Loan that bears interest at a rate based on the Base Rate.

         "BENEFIT PLAN" means, with respect to any Person, an "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) in respect of which such Person or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA, including, without limitation, such plans as may be established after the Agreement Date.

         "BENEFITTED LENDER" has the meaning set forth in SECTION 17.4(b).

         "BORROWER" means CompUSA Stores L.P., a Texas limited partnership (federal tax identification number 75-2652809) with its chief executive office and principal place of business located at 14951 North Dallas Parkway, Dallas, Texas 75240, and its successors and permitted assigns.

         "BORROWING BASE" means, at any time, an amount equal to the lesser of:

                  (a) Five Hundred Million Dollars ($500,000,000), MINUS the Letter of Credit Reserve and an amount determined by Agent in its reasonable discretion in respect of all obligations owing by any Loan Party to any Lender in respect of Interest Rate Protection Agreements

                  or

                  (b)      an amount equal to the sum of

LOAN AND SECURITY AGREEMENT - Page 5

                           (i) an amount determined by multiplying the AR Advance Rate by the face value of Eligible Receivables due and owing at such time LESS, at any time when the aggregate outstanding balance of all Revolving Credit Loans plus the Letter of Credit Reserve exceeds the Threshold Usage Amount, the Reserve, if any, in respect of Eligible Receivables, PLUS

                           (ii)     the lesser of

                                    (x)      the lesser of (A) an amount
                                             determined by multiplying the
                                             INV Advance Rate by the lower of
                                             the cost or market value of
                                             Eligible Inventory, as
                                             determined by the accounting
                                             methods of Parent and its
                                             Consolidated Subsidiaries all in
                                             accordance with GAAP or (B) 85%
                                             of Appraised GOB Value of
                                             Eligible Inventory; LESS, in
                                             either such case, at any time
                                             when the aggregate outstanding
                                             balance of all Revolving Credit
                                             Loans plus the Letter of Credit
                                             Reserve exceeds the Threshold
                                             Usage Amount, the Reserve, if
                                             any, in respect of Eligible
                                             Inventory, or

                                    (y)      $400,000,000, MINUS

                           (iii)    the Letter of Credit Reserve and an
                           amount determined by Agent in its reasonable discretion in respect of all obligations owing by any Loan Party to any Lender in respect of Interest Rate Protection Agreements

                           (PROVIDED, that no more than 10% of the Borrowing Base may result from calculations with respect to Eligible Receivables or Eligible Inventory owned by CompUSA PC).

         "BORROWING BASE CERTIFICATE" means a certificate, signed by an authorized representative of Borrower, in substantially the form attached hereto as EXHIBIT "C".

         "BORROWING BASE PARTY" means Borrower, Parent and CompUSA PC (provided that it is a Wholly-Owned Subsidiary of Parent).

         "BROKER" means any "broker," as such term is defined in Chapter 8 (or Article 8) of the UCC, and in any event shall include, but not be limited to, any Person defined as a broker or dealer under the federal securities laws, but without excluding a bank acting in that capacity.

         "BUSINESS DAY" means (a) any calendar day other than Saturday, Sunday or other day on which banks in Dallas, Texas are authorized to close, and (b) with respect to all Loans, payments, Conversions, Continuations, Interest Periods and notices in connection with any Eurodollar Loan,

LOAN AND SECURITY AGREEMENT - Page 6
any day which is a Business Day described in CLAUSE (a) above and which is also a day on which dealings in Dollar deposits are carried out in the London interbank Eurodollar market.

         "CAPITAL EXPENDITURES" means, with respect to any Person, all expenditures made and liabilities incurred for the acquisition of assets (other than assets which constitute an Acquisition of all or substantially all of the assets constituting the business, or an operating unit thereof, of any Person) which are not, in accordance with GAAP, treated as expense items for such Person in the year made or incurred or as a prepaid expense applicable to a future year or years.

         "CAPITAL STOCK" means corporate stock and any and all shares, partnership interests, limited partnership interests, membership interests, equity interests, rights, securities or other equivalent evidences of ownership (however designated) issued by any entity (whether a corporation, partnership, limited liability company, limited partnership, business trust or other type of entity).

         "CAPITALIZED LEASE" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

         "CAPITALIZED LEASE OBLIGATION" means Indebtedness represented by obligations under a Capitalized Lease, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

         "CASH COLLATERAL" means Collateral consisting of cash or Cash Equivalents.

         "CASH EQUIVALENTS" means marketable direct obligations issued or unconditionally guaranteed by the U.S. or issued by any agency thereof and backed by the full faith and credit of the U.S., commercial paper having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc., certificates of deposit or bankers' acceptances issued in Dollar denominations issued by any commercial bank organized under the laws of the U.S. or any state thereof or the District of Columbia, and any other such item the liquidity and transferability of which is generally regarded and accepted in common practice as equivalent to cash.

         "CHANGE OF CONTROL" means the occurrence of any of the following:
(a) the adoption of a plan relating to the liquidation or dissolution of Parent or Borrower, (b) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of a direct or indirect majority in interest (more than 50%) of the voting power of the voting stock of Parent by way of merger or consolidation or otherwise, (c) the first day on which a majority of the members of the Board of Directors of Parent or Borrower are not Continuing Directors, (d) Borrower shall cease to be a Wholly-Owned Subsidiary of Parent or (e) Parent or a Wholly-Owned Subsidiary of Parent shall cease to be the sole general partner of Borrower.

         "CHATTEL PAPER" means, with respect to a Person, all writing or writings now owned and hereafter acquired by such Person which evidence both a monetary obligation and a security interest in or a lease of specific goods, and any other property or interest in property classified as chattel paper pursuant to the UCC.

LOAN AND SECURITY AGREEMENT - Page 7

         "CLEARING BANK" means any banking institution with which an Agency Account has been established pursuant to an Agency Account Agreement.

         "COLLATERAL" means and includes all of each respective Loan Party's right, title and interest in and to each of the following, wherever located and whether now or hereafter existing or now owned or hereafter acquired or arising:

                  (a)      all Receivables;

                  (b)      all Inventory;

                  (c)      all Instruments;

                  (d)      all Documents;

                  (e)      all Deposit Accounts;

                  (f)      all General Intangibles;

                  (g) all Investment Property, EXCLUDING (i) Capital Stock issued by CompUSA Net.com and (ii) Capital Stock issued by InfoSource, Inc.; PROVIDED, that with respect to any direct Foreign Subsidiary owned by a Loan Party, the amount of Capital Stock of such Foreign Subsidiary included in the Collateral shall be limited to 65% of the issued and outstanding Capital Stock of such Foreign Subsidiary;

                  (h) all goods and other property, whether or not delivered,

                           (i)      the sale or lease of which gives or
                  purports to give rise to any Receivable, including, but not limited to, all merchandise returned or rejected by or repossessed from customers, or

                           (ii)     securing any Receivable,

         including, without limitation, all rights as an unpaid vendor or lienor (including, without limitation, stoppage in transit, replevin and reclamation) with respect to such goods and other property;

                  (k) all mortgages, deeds to secure debt and deeds of trust on real or personal property, guaranties, leases, security agreements and other agreements and property which secure any Receivable or other obligation included in the Collateral, or are acquired for the purpose of securing and enforcing same;

LOAN AND SECURITY AGREEMENT - Page 8

                  (l) all files, correspondence, computer programs, tapes, discs and related data processing software which contain information identifying or pertaining to any Receivables or any Account Debtor, or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof;

                  (m)      all Money and Cash Equivalents;

                  (n)      all Receivables Guaranties;

                  (o)      all Receivables L/C's; and

                  (p) any and all proceeds or products of any of the foregoing (including, but not limited to, any claim to any item referred to in this definition, and any claim against any Person for loss of, damage to or destruction of any or all of, the Collateral or for proceeds payable under, or unearned premiums with respect to, policies of insurance) in whatever form;

PROVIDED, that notwithstanding the foregoing (but subject to the further proviso following and without impairing SECTION 13.8), "Collateral" does not include any General Intangible or Proprietary Right to the extent the grant by any Loan Party of the Security Interest therein is prohibited by any agreement or restriction pursuant to any grant from, or agreement with, any Person evidencing such Loan Party's interest therein for so long as (but only for so long as) the consent of such Person to such grant has not been obtained, PROVIDED FURTHER, however, that the foregoing limitation shall not in any event apply to, affect, limit, restrict or otherwise impair the grant by any Loan Party of the Security Interest in any (i) Accounts; (ii) Inventory; (iii) Proprietary Rights specifically scheduled in a Patent Security Agreement, Trademark Security Agreement or Copyright Security Agreement; (iv) Money due or to become due to a Loan Party (and proceeds thereof) under any Merchant Account or Merchant Account Agreement; or (v) any other Receivables, any General Intangibles or any other Proprietary Rights to the extent any purported prohibition affecting property identified in this CLAUSE (v) is unenforceable pursuant to Section 9.318(d) of the UCC or other Applicable Law.

         "COMMITMENT" means, as to each Lender, the amount set forth opposite such Lender's name on the signature pages hereof representing such Lender's obligation, upon and subject to the terms and conditions of this Agreement, to make Revolving Credit Loans and to purchase participations in Letters of Credit or, from and after the date hereof, in the Register representing such Lender's obligation to make Revolving Credit Loans and to purchase participations in Letters of Credit.

         "COMMITMENT PERCENTAGE" means, as to any Lender, the percentage obtained by dividing such Lender's Commitment by the Total Commitment.

         "COMPLIANCE CERTIFICATE" means a certificate of an Authorized Signatory of Parent, in substantially the form of EXHIBIT "F", containing the information required by SECTION 12.3.

LOAN AND SECURITY AGREEMENT - Page 9

         "COMPUSA NET.COM" means CompUSA Net.com Inc., a Delaware corporation and, as of the Agreement Date, a Wholly-Owned Subsidiary of Parent.

         "COMPUSA PC" means CompUSA PC Operating Company, a Delaware business trust, and as of the Agreement Date, an indirect Wholly-Owned Subsidiary of Parent.

         "CONSOLIDATED", when used in connection with any accounting term with reference to a Person, means such accounting term determined with reference to such Person and its Subsidiaries, as consolidated according to GAAP (and, in the case of Net Income, after appropriate deductions for any minority interests in any Subsidiaries).

         "CONSOLIDATED SUBSIDIARIES" means, as to a Person, the Subsidiaries of such Person whose accounts are at the time in question, in accordance with GAAP, consolidated with those of such Person.

         "CONTAMINANT" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, or any constituent of any such substance or waste as may be controlled or regulated by Applicable Law.

         "CONTINUE", "CONTINUATION" and "CONTINUED" mean the continuation pursuant to SECTION 5.3(b) of a Eurodollar Loan as a Eurodollar Loan from one Interest Period to the next Interest Period.

         "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of Parent or Borrower who (a) was a member of such Board of Directors on the Agreement Date or (b) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

         "CONTRACT RIGHTS" means any rights under contracts not yet earned by performance and not evidenced by an instrument or chattel paper, whether now existing or hereafter arising, to the extent that such rights may be lawfully assigned.

         "CONTRIBUTED ASSETS" means the sum (without duplication) of the aggregate net book value, as reflected on the books of a Loan Party or Restricted Subsidiary, as the case may be, of assets (whether of Capital Stock or other property, services or Money, including the proceeds of Loans or other Indebtedness incurred by such Loan Party or Restricted Subsidiary) contributed on and after the Agreement Date by a Loan Party or any Restricted Subsidiary to or for the benefit of CompUSA Net.com.

         "CONTRIBUTED INDEBTEDNESS " means, at any time, the aggregate amount of Indebtedness owing by CompUSA Net.com to any and all of the Loan Parties or any Restricted Subsidiary.

LOAN AND SECURITY AGREEMENT - Page 10

         "CONVERT", "CONVERSION" and "CONVERTED" mean a conversion pursuant to SECTION 5.3(c), or ARTICLE 6 of one Type of Loan into another Type of Loan.

         "COPYRIGHT SECURITY AGREEMENT" means a Copyright Security Agreement executed by one or more of the Loan Parties in favor of Agent, for the benefit of the Credit Parties, as such agreement may be amended, modified, restated or supplemented from time to time.

         "COPYRIGHTS" means and includes, with respect to any Person, all of such Person's right, title and interest in and to the following, in each case whether now existing or hereafter arising:

                  (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications;

                  (b)      all renewals of any of the foregoing;

                  (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing;

                  (d) the right to sue for past, present and future infringements of any of the foregoing; and

                  (e) all rights corresponding to any of the foregoing under Applicable Law.

         "CREDIT PARTY" means each of Agent, L/C Issuer and the Lenders, and "Credit Parties" means all of such Persons, collectively.

         "DEFAULT" means any of the events specified in SECTION 14.1 which with the passage of time or giving of notice or both would constitute an Event of Default.

         "DEFAULT MARGIN" means three percent (3%).

         "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account maintained with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a certificate of deposit, and includes, without limitation any L/C Cash Collateral Account.

         "DISBURSEMENT ACCOUNT" means one or more accounts maintained by and in the name of Borrower with a Disbursing Bank for the purposes of depositing Revolving Credit Loan proceeds pursuant to this Agreement.

         "DISBURSING BANK" means any commercial bank with which a Disbursement Account is maintained after the Agreement Date.

LOAN AND SECURITY AGREEMENT - Page 11

         "DIVIDENDS" means, as to any Person, any declaration or payment of any dividend or the making of any distribution, loan, advance or investment on or with respect to any shares of a Person's Capital Stock (other than dividends or distributions payable solely in shares or other evidence of ownership of such Person's Capital Stock).

         "DOCUMENTS" means, with respect to a Person, all of such Person's now owned and hereafter acquired documents of title issued by or addressed to a bailee which purport to cover goods in the bailee's possession which are either identified or are fungible portions of an identified mass, including without limitation a bill of lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of goods, or other document, and which in the regular course of business or financing is treated as adequately evidencing that a Person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers, and any other property or interest in property classified as a document pursuant to the UCC.

         "DOLLAR" and "$" each means freely transferable U.S. dollars.

         "DOMESTIC SUBSIDIARY" means each direct or indirect Subsidiary of Parent formed under the laws of the U.S. or any state thereof.

         "EBITDA" means Net Income, PLUS, for each Fiscal Period to the extent deducted in the determination of Net Income, each of the following:
(i) Interest Expense; (ii) income taxes; (iii) depreciation and amortization expense, (iv) other non-cash charges and (v) restructuring charges relating to Management's Restructuring Plan.

         "EFFECTIVE DATE" means the later of:

                  (a)      the Agreement Date; or

                  (b) the first date on which all of the conditions set forth in SECTION 7.1 and SECTION 7.2 shall have been fulfilled or waived in accordance with the provisions of SECTION 17.10.

         "EFFECTIVE INTEREST RATE" means the rate of interest per annum on the Revolving Credit Loans in effect from time to time pursuant to the provisions of SECTIONS 5.2(a), (b) and (c).

         "ELIGIBLE ASSIGNEE" means (i) a Lender, (ii) any Affiliate of a Lender, and (iii) any other Person approved by Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with SECTION 15.1, Borrower, such approval not to be unreasonably withheld or delayed by Borrower and such approval to be deemed given by Borrower if no objection from Borrower is received by the assigning Lender and Agent within four (4) Business Days after notice of such proposed assignment has been provided to Borrower by Agent or the assigning Lender; PROVIDED, HOWEVER, that neither Borrower nor an Affiliate of Borrower shall qualify as an Eligible Assignee.

LOAN AND SECURITY AGREEMENT - Page 12

         "ELIGIBLE INVENTORY" means Inventory of a Borrowing Base Party which Agent, in its reasonable discretion determines to meet all of the following requirements:

                  (a) such Inventory is owned by such Borrowing Base Party, has been received and is stored at a location listed on SCHEDULE 8.1(v) ("Location of Inventory") or is in such Borrowing Base Party's control and is in transit from any of such locations to another of such locations, is subject to the Security Interest which is perfected as to such Inventory and is subject to no other Lien other than a Permitted Landlords Lien or Permitted Warehouseman's Lien;

                  (b) such Inventory consists of finished goods and not work-in-process or supplies;

                  (c) such Inventory is in good condition and meets all standards imposed by any Governmental Authority having regulatory authority over such goods, their use or sale;

                  (d) such Inventory is currently either usable or salable, at prices approximating at least the cost of such Inventory, in the normal course of such Borrowing Base Party's business and is not slow moving or stale;

                  (e) such Inventory is not obsolete or returned, repossessed or used goods taken in trade;

                  (f)  such Inventory is located within the U.S.;

                  (g) such Inventory is in the possession and control of such Borrowing Base Party and not any third party, or if such Inventory is held by a third party bailee and a negotiable instrument has not been issued with respect thereto and the aggregate outstanding balance of all Revolving Credit Loans plus the Letter of Credit Reserve exceeds the Threshold Usage Amount, Agent shall have established a reasonable amount in the Reserve (not exceeding an amount equal to the aggregate amount payable to such bailee for a period of sixty (60) days) in respect of the warehouse agreement or other agreement under which such bailee is in possession of such Inventory, unless a waiver and access agreement, in form and substance satisfactory to Agent, shall have been executed and delivered to Agent by such bailee and such Borrowing Base Party and such other steps shall have been taken as Agent may reasonably require in order to establish and preserve the priority of the Security Interest in such Inventory;

                  (h) unless such Borrowing Base Party shall have delivered to Agent landlord's or mortgagee's waiver and consent agreements, in form and substance satisfactory to Agent and duly executed on behalf of the landlord or mortgagee, as the case may be, of Real Estate or other real property on which any such Inventory is located in any state in which Applicable Law provides for a statutory Lien for the benefit of lessors of real property which,


LOAN AND SECURITY AGREEMENT - Page 13
         under such Applicable Law, has or may have priority over the Security Interest, at any time when the aggregate outstanding balance of all Revolving Credit Loans plus the Letter of Credit Reserve exceeds the Threshold Usage Amount, Agent shall have established a reasonable amount in the Reserve (not exceeding an amount equal to the aggregate amount payable to such landlord or mortgagee for a period of sixty (60) days) in respect of the lease or other agreement under which such Borrowing Base Party occupies such Real Estate; and

                  (i) such Inventory is not determined by Agent, on behalf of the Lenders, in its reasonable discretion in the exercise of reasonable credit judgment to be ineligible for any other reason.

         "ELIGIBLE RECEIVABLE" means a Receivable of a Borrowing Base Party that consists of the unpaid portion of the obligation stated on the invoice issued to an Account Debtor with respect to Inventory sold and shipped to or services performed for such Account Debtor in the ordinary course of such Borrowing Base Party's business, net of any credits or rebates owed by such Borrowing Base Party to such Account Debtor and net of any commissions payable by such Borrowing Base Party to third parties and that Agent, in its reasonable discretion determines to meet all of the following requirements:

                  (a) such Receivable is owned by such Borrowing Base Party and represents a complete bona fide transaction which requires no further act under any circumstances on the part of such Borrowing Base Party to make such Receivable payable by the Account Debtor;

                  (b) such Receivable is not more than ninety (90) days past due from the stated due date of the original invoice;

                  (c) not more than one hundred twenty (120) days have elapsed from the date of the original invoice;

                  (d) the goods the sale of which gave rise to such Receivable were shipped or delivered to the Account Debtor on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis or on the basis of any other similar understanding, and no material part of such goods has been returned or rejected;

                  (e) such Receivable is not evidenced by chattel paper or an instrument of any kind unless such chattel paper or instrument has been collaterally assigned to Agent, for the benefit of the Credit Parties, pursuant to an assignment in form and substance satisfactory to Agent and is in the possession of Agent;

                  (f) the Account Debtor with respect to such Receivable is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, threatened or pending, which might, in Agent's reasonable judgment, have a


LOAN AND SECURITY AGREEMENT - Page 14
         material adverse effect on such Account Debtor, and is not, in the reasonable discretion of Agent, deemed ineligible for credit or other reasons;

                  (g) such Receivable is not owing by an Account Debtor having fifty percent (50.0%) or more in face value of its then existing aggregate total accounts owing to all Loan Parties, in the aggregate, which do not meet the requirements of CLAUSE (b) or CLAUSE (c) above;

                  (h) such Receivable is not owing by an Account Debtor whose then existing accounts owing to all Loan Parties, in the aggregate, exceed in face amount fifteen percent (15%) of all Loan Parties' total Eligible Receivables;

                  (i) if such Receivable arises from the performance of services, such services have been fully rendered and do not relate to any warranty claim or obligation;

                  (j) such Receivable is not owing by an Account Debtor that is located outside of the U.S.;

                  (k) such Receivable is a valid, legally enforceable obligation of the Account Debtor with respect thereto and is not subject to any present or contingent (and no facts exist which are the basis for any future) offset, deduction or counterclaim, dispute or other defense on the part of such Account Debtor, unless any such offset, deduction or counterclaim, dispute or other defense is noted in the Borrowing Base Certificate and a reasonable amount satisfactory to Agent has been deducted from such Receivable in respect thereof;

                  (l) such Receivable is subject to the Security Interest, which is perfected as to such Receivable in form and substance satisfactory to Agent, and is subject to no other Lien whatsoever;

                  (m) such Receivable is evidenced by an invoice or other documentation in form acceptable to Agent;

                  (n) if such Receivable is subject to the Assignment of Claims Act of 1940, as amended from time to time, or any Applicable Law now or hereafter existing similar in effect thereto, or to any other prohibition (under Applicable Law, by contract or otherwise) against its assignment or requiring notice of or consent to such assignment, if requested by Agent all such required notices have been given, all such required consents have been received and all other procedures have been complied with such that such Receivable shall have been duly and validly assigned to Agent, for the benefit of the Credit Parties, in form satisfactory to Agent;

                  (o) the goods giving rise to such Receivable were not, at the time of the sale thereof, subject to any Lien, except the Security Interest and Permitted Liens which do not attach to such Receivable as proceeds thereof;


LOAN AND SECURITY AGREEMENT - Page 15

                  (p) Such Borrowing Base Party is not in breach of any express or implied representation or warranty with respect to the goods the sale of which gave rise to such Receivable nor in breach of any representation or warranty, covenant or other agreement contained in the Loan Documents with respect to such Receivable;

                  (q) such Receivable does not arise out of any transaction with a Borrowing Base Party or any other Affiliate, creditor, tenant, lessor or supplier of a Borrowing Base Party, PROVIDED, that with respect to any such Receivable that arose out of a transaction with any such creditor, tenant, lessor or supplier that is not a Loan Party or an Affiliate of a Loan Party (i) the amount of such Receivable excludable under this SUBPARAGRAPH (q) shall not exceed the aggregate amount, if any, owing from time to time to such Person by such Borrowing Base Party and (ii) such Receivable will not be excluded under this SUBPARAGRAPH (q) if such Person has executed and delivered to such Borrowing Base Party and Agent, for the benefit of the Credit Parties, an agreement, in form and substance satisfactory to Agent, pursuant to which such Person agrees that it will not setoff against such Receivable, or assert as a defense to payment thereof, any claim or other amount at any time owing to such Person by such Borrowing Base Party;

                  (r) Such Borrowing Base Party is not the beneficiary of any letter of credit, nor has any bond or other undertaking by a guarantor or surety been obtained, supporting such Receivable and the Account Debtor's obligations in respect thereof unless any such letter of credit, bond or undertaking, together with such Receivable, is specifically identified in each Borrowing Base Certificate which includes any such Receivable and, if required by Agent (i) is issued by a Person satisfactory to Agent, in form satisfactory to Agent and by its terms does not prohibit transfer or assignment to Agent of the rights to enforce payment thereunder, (ii) is irrevocable with respect to such Receivable and otherwise is in form and substance satisfactory to Agent, (iii) to Agent's satisfaction, is subject to a first priority, perfected security interest, lien and collateral assignment in favor of Agent, for the benefit of the Credit Parties (iv) if requested by Agent, written notice of such security interest, lien and collateral assignment, duly executed by Agent and such Borrowing Base Party, shall have been given to and acknowledged in writing by the Person obligated on such letter of credit, bond or undertaking, in form and substance satisfactory to Agent, and (v) Agent shall have received all documentation as Agent may reasonably request in connection with the foregoing;

                  (s) such Receivable does not arise out of finance or similar charges or other fees for the time value of Money;

                  (t) the Account Debtor with respect to such Receivable is not located in any other state denying creditors access to its courts in the absence of qualification to transact business in such state or the filing of a notice of business activities report or other similar filing, unless (i) such Borrowing Base Party has either qualified as a foreign corporation authorized to transact business in such state or has filed any such notice or similar filing with the applicable Governmental Authority for the then current year, or (ii) such Borrowing Base


LOAN AND SECURITY AGREEMENT - Page 16

         Party is not required to be so qualified as a condition to allowing its creditors access to such courts; and

                  (u) neither the Account Debtor with respect to such Receivable, nor such Receivable, is determined by Agent in its reasonable discretion in the exercise of reasonable credit judgment to be ineligible for any other reason.

         "ENTITLEMENT HOLDER" means any Person identified in the records of a Securities Intermediary as the Person having a Security Entitlement against the Securities Intermediary.

         "ENVIRONMENTAL COMPLIANCE RESERVES" means reserves for the cost of Remedial Action, as determined by Agent from time to time in its reasonable discretion based upon the reports delivered pursuant to SECTION 11.9(b) and such other advice, analysis and engineering studies as it reasonably deems appropriate.

         "ENVIRONMENTAL LAWS" means all federal, state, local and foreign laws now or hereafter in effect relating to pollution or protection of the environment, including laws relating to emissions, discharges, Releases or threatened Releases of pollutants, Contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, removal, transport or handling of pollutants, Contaminants, chemicals or industrial, toxic or hazardous substances or wastes, and any and all regulations, notices or demand letters issued, entered, promulgated or approved thereunder, including, but not limited to, the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 ET SEQ., as amended, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 6901 ET SEQ., as amended, the Toxic Substances Control Act, 15 U.S.C. Section 2601 ET SEQ., as amended, the Clean Air Act, 46 U.S.C. Section 7401 ET SEQ., as amended, and state and federal lien and environmental cleanup programs.

         "ENVIRONMENTAL LIEN" means a Lien in favor of any Governmental Authority for (a) any liability under Environmental Laws or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of Contaminant into the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974 (as amended), as in effect from time to time, any regulation promulgated thereunder and any successor statute.

         "ERISA AFFILIATE" means, with respect to any Person, any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as any such Person or any of its Subsidiaries, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with any such Person or any of its Subsidiaries, or (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code)


LOAN AND SECURITY AGREEMENT - Page 17
as any such Person or any of its Subsidiaries, any corporation described in CLAUSE (i) above or any partnership, trade or business described in CLAUSE
(ii) above.

         "EURODOLLAR BUSINESS DAY" means a Business Day on which dealings in Dollars are carried out in the London interbank Eurodollar market.

         "EURODOLLAR LOANS" means Loans that bear interest at rates based upon the Adjusted Eurodollar Rate.

         "EURODOLLAR RATE" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Eurodollar Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Eurodollar Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; PROVIDED, HOWEVER, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

         "EVENT OF DEFAULT" means any of the events specified in SECTION 14.1, PROVIDED that any requirement for notice or lapse of time as required by this Agreement or any of the other Loan Documents has been satisfied.

         "EXISTING CREDIT AGREEMENT" means the certain Second Amended and Restated Credit Agreement dated March 12, 1998 among Parent, NationsBank, N.A., as Administrative Lender, certain co-agents and the "Lenders" (as defined therein) party thereto, as amended, modified or supplemented from time to time through the Agreement Date.

         "EXISTING LETTERS OF CREDIT" means those "Letters of Credit" (as defined by the Existing Agreement) issued pursuant to the Existing Credit Agreement and outstanding on the Agreement Date, as listed in SCHEDULE 1.1A ("Existing Letters of Credit").

         "EXISTING LOAN DOCUMENTS" means the "Loan Documents" as defined by the Existing Credit Agreement.

         "EXISTING STORE LOCATIONS" means the store locations owned by Borrower or, if specifically identified therein, by any other Loan Party, on the Agreement Date and described on SCHEDULE 8.1(gg).

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds


LOAN AND SECURITY AGREEMENT - Page 18
transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; PROVIDED that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Agent (in its individual capacity) on such day on such transactions as determined by Agent.

         "FINANCIAL ASSET" means any financial asset, and in any event shall include, but not be limited to, any (i) Security, (ii) obligation of a Person or a share, participation or other interest in a Person or in property or an enterprise of a Person, which is, or is of a type, dealt in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment, (iii) any property that is held by a Securities Intermediary for another Person in a Securities Account if the Securities Intermediary has expressly agreed with the other Person that the property is to be treated as a Financial Asset under Chapter 8 (or Article 8) of the UCC and (iv) any other property or interest in property, or means by which a Persons claim to any such property or interest in property is evidenced, which is classified as a "financial asset" pursuant to Chapter 8 (or Article 8) of the UCC.

         "FINANCING STATEMENTS" means any and all UCC financing statements, as requested by and in form and substance satisfactory to Agent, executed and delivered by a Loan Party to Agent, naming Agent as secured party and such Loan Party as debtor, in connection with this Agreement.

         "FISCAL PERIOD" means one of the three fiscal periods in a Fiscal Quarter, the first of such periods comprised of five weeks and the second and third of such periods comprised of four weeks, with each of the weeks in a Fiscal Quarter ending on the close of business on a Saturday. There are twelve Fiscal Periods in a Fiscal Year.

         "FISCAL QUARTER" means one of four thirteen week quarters in a Fiscal Year, with the first of such quarters beginning on the first day of a Fiscal Year and ending on the Saturday of the thirteenth week in such quarter.

         "FISCAL YEAR" means the fiscal year beginning on the Sunday following the last Saturday in June of each year and ending on the last Saturday in June of the following year.

         "FIXED CHARGE COVERAGE RATIO" means the ratio of (i) EBITDA MINUS Unfunded Capital Expenditures MINUS Non-Stock Acquisition Consideration MINUS Treasury Stock Purchases MINUS income taxes actually paid in cash to (ii) the aggregate amount of Interest Expense PLUS principal amount paid in respect of Money Borrowed (other than the Revolving Loans) PLUS Dividends paid, in each case determined for Parent and its Consolidated Subsidiaries (excluding CompUSA Net.com) as of the end of any Fiscal Period as required by this Agreement (x) with respect to the end of each of the first eleven Fiscal Periods ending after the Agreement Date, for the period from the Agreement Date through the end of such Fiscal Period and (y) with respect to the end of all other Fiscal Periods, for the preceding twelve (12) Fiscal Periods.


LOAN AND SECURITY AGREEMENT - Page 19

         "FIXED CHARGE RATIO COVENANT TEST DATE" means, in relation to any date on which Availability is less than the Minimum Availability Requirement, the last day of the preceding Fiscal Period for which financial statements are required to have been delivered pursuant to SECTION 12.1.

         "FOREIGN SUBSIDIARY" means each direct or indirect Subsidiary of Parent that is not a Domestic Subsidiary.

         "GAAP" means generally accepted accounting principles (existing as of the Agreement Date as promulgated by opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements of the Financial Accounting Standards Board, including without limitation, principles of purchase accounting) consistently applied and maintained throughout the period indicated and, when used with reference to Borrower or any other Loan Party, consistent with the prior financial practice of Borrower or such Loan Party, as reflected on the financial statements referred to in SECTION 8.1(o); PROVIDED, that for purposes of (i) the definition of "Applicable Margin" in
SECTION 1.1, (ii) the definition of "Unused Commitment Fee Percentage" in
SECTION 1.1 and (iii) SECTION 13.1, in the event that, after the Agreement Date, changes shall be mandated by the Financial Accounting Standards Board or any similar accounting authority of comparable standing, or shall be recommended by Borrower's or any Loan Party's independent public accountants, the Loan Parties and Agent agree to enter into negotiations with the desired objective that such provisions be adjusted or otherwise modified to fairly take into account any such change, PROVIDED FURTHER, that any such negotiated changes shall be effective, for purposes of such provisions, only from and after such date as the Loan Parties, the Required Lenders and Agent shall have amended this Agreement in accordance with SECTION 17.10, to the extent necessary to reflect any such negotiated changes.

         "GENERAL INTANGIBLES" means, with respect to a Person, all general intangibles, choses in action and causes of action, whether arising in contract, tort or otherwise and whether or not the subject of litigation, and all judgments in favor of such Person, including without limitation each of the following, in any case both now owned and hereafter acquired: (a) all rights to payment or other forms of consideration and all other personal property, other than goods, of every kind and nature (and not otherwise included in Receivables, Chattel Paper, Documents, Instruments or Investment Property), including, without limitation, all rights under Merchant Accounts and Merchant Account Agreements, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, goodwill, computer software, customer lists, registrations, licenses, franchises, tax refunds and tax refund claims, reversions or any rights thereto and any other amounts payable to such Person from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights and claims under warranties, rights to indemnification, rights under contracts of insurance or surety, including without limitation business interruption, property, casualty, liability and other insurance and proceeds thereof, any letter of credit and the right to claim and receive payment thereunder, rights to payment under any and each Receivables Guaranty, Receivables L/C and each other Guaranty, security and Lien for payment of any Receivables, and drafts, acceptances and other debts, obligations and liabilities owing to such Person; and (b) any other property or interest in property classified as a "general intangible" pursuant to the UCC.


LOAN AND SECURITY AGREEMENT - Page 20

         "GENERAL PARTNER" means CompUSA GP, acting in its capacity as the sole general partner of Borrower, and its successors and permitted assigns.

         "GOVERNMENT ACTS" has the meaning set forth in SECTION 3.8(a)(ii).

         "GOVERNMENTAL APPROVALS" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, any Governmental Authority, whether federal, state, local or foreign national or provincial.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any federal, state, county, municipal, parish, provincial or other political subdivision thereof and any department, commission, board, court, agency or other instrumentality or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "GUARANTOR" means each Person that executes and delivers to Agent a Guaranty Agreement pursuant to this Agreement or becomes a party to a Guaranty Agreement by executing and delivering to Agent a Joinder Agreement pursuant to
SECTION 9.3.

         "GUARANTY", "GUARANTEED" or to "GUARANTEE" as applied to any obligation of another Person shall mean and include:

                  (a) any guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation of such other Person; and

                  (b) any agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation of such other Person whether by

                       (i)    the purchase of securities or obligations,

                       (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss,

                       (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation,

                       (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or


LOAN AND SECURITY AGREEMENT - Page 21

                       (v) the supplying of funds to or investing in a Person on account of all or any part of such Person's obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation.

         "GUARANTY AGREEMENT" means the Parent Guaranty or the Subsidiary Guaranty, as the case may be, in each case as may be renewed, extended, amended, modified, restated or supplemented from time to time.

         "IRS" means the Internal Revenue Service.

         "INDEBTEDNESS" of any Person means, without duplication, all Liabilities of such Person, and to the extent not otherwise included in Liabilities, the following:

                  (a) all obligations for Money Borrowed or for the deferred purchase price of property or services;

                  (b) all obligations (including, during the noncancellable term of any lease in the nature of a title retention agreement, all future payment obligations under such lease discounted to their present value in accordance with GAAP) secured by any Lien to which any property or asset owned or held by such Person is subject, whether or not the obligation secured thereby shall have been incurred or assumed by such Person;

                  (c) all obligations of other Persons which such Person has Guaranteed, including, but not limited to, all obligations of such Person consisting of recourse liability with respect to accounts receivable sold or otherwise disposed of by such Person;

                  (d) all obligations of such Person in respect of Interest Rate Protection Agreements; and

                  (e) in the case of Borrower (without duplication) all obligations under the Revolving Credit Loans.

         "INDEMNIFIED PARTY" has the meaning set forth in SECTION 17.13.

         "INDENTURE" means the certain Indenture dated as of June 17, 1993 between Parent and U.S. Trust Company of Texas, N.A., as Trustee pursuant to which the Senior Subordinated Notes are issued, as the same may be amended, supplemented or otherwise modified.

         "INSTRUMENTS" means, with respect to a Person, all of such Person's now owned and hereafter acquired negotiable instruments (as defined by Section 3.104 (or Article 3-104) of the UCC) and any other writing which evidences a right to the payment of Money and is not itself a security agreement or lease and is of a type which is in the ordinary course of business transferred by delivery with any


LOAN AND SECURITY AGREEMENT - Page 22
necessary indorsement or assignment, excluding Investment Property, and any other property or interest in property classified as an instrument pursuant to the UCC.

         "INTEREST EXPENSE" means, for any period, the interest expense of Parent and its Consolidated Subsidiaries for such period (including, without limitation, interest on Indebtedness and the interest portion of payments under Capital Lease Obligations), determined on a consolidated basis in accordance with GAAP.

         "INTEREST PAYMENT DATE" means, after the Agreement Date with respect to Base Rate Loans, the Business Day following the last day of each calendar month, and with respect to Eurodollar Loans, the last day of each corresponding Interest Period (and in the case of an Interest Period of greater than three (3) months, at three-month intervals after the first day of such Interest Period), continuing until the Secured Obligations have been irrevocably paid in full.

         "INTEREST PERIOD" means the period beginning on the day any Eurodollar Loan is established, Continued or Converted and ending one (1), two (2), three
(3) or six (6) months thereafter (as Borrower may designate pursuant to a Notice of Borrowing); PROVIDED, HOWEVER:

                  (a) if any Interest Period would otherwise end on a day which is not a Eurodollar Business Day, such Interest Period shall be extended to the next succeeding Eurodollar Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

                  (b) any Interest Period with respect to a Eurodollar Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of such calendar month; and

                  (c) Borrower may not select any Interest Period which ends after the date of a scheduled principal payment on the Loans unless, after giving effect to such selection, the aggregate unpaid principal amount of the Eurodollar Loans for which Interest Periods end after such scheduled principal payment shall be equal to or less than the principal amount to which the Loans are required to be reduced after such scheduled principal payment is made.

         "INTEREST RATE PROTECTION AGREEMENT" means an agreement between a Person and any Lender, or any Affiliate of such Lender, now existing or hereafter entered into and with respect to which notice thereof has been given to Agent, which provides for an interest rate swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross-currency rate swap, currency option or any combination of, or option with respect to, any such or similar transactions, for the purpose of hedging such Person's exposure to fluctuations in interest rates or currency valuations.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.


LOAN AND SECURITY AGREEMENT - Page 23

         "INV ADVANCE RATE" means a percentage, subject to SECTION 2.5, equal to
(i) sixty five percent (65.0%).

         "INVENTORY" means, with respect to a Person, all of such Person's inventory and shall include, without limitation:

                  (a) all goods held or intended for sale or lease, or for display or demonstration, or furnished or to be furnished under contracts of service;

                  (b)  all work-in-process;

                  (c)  all raw materials;

                  (d) all other materials and supplies of every nature and description used or which might be used in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in such Person's business;

                  (e) all documents evidencing and general intangibles relating to any of the foregoing; and

                  (f) all other goods that are classified as "inventory" pursuant to the UCC.

         "INVESTMENT" means, with respect to any Person:

                  (a) the acquisition or ownership by such Person of any share of Capital Stock, evidence of Indebtedness or other security issued by any other Person;

                  (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person, excluding advances to employees in the ordinary course of business for business expenses;

                  (c)  any Guaranty of the obligations of any other Person; and

                  (d) any other investment (other than an Acquisition) in any other Person.

         "INVESTMENT PROPERTY" means any investment property, now owned or hereafter acquired, and, in any event, shall include, without limitation, each of the following: (a) any Security, whether certificated or uncertificated, (b) any Security Entitlement, (c) any Securities Account, (d) any commodity contract or commodity account and (e) any other property or interest in property that is classified as "investment property" pursuant to the UCC.

         "IRS" means the Internal Revenue Service.


LOAN AND SECURITY AGREEMENT - Page 24

         "ISSUER" means any "issuer," as such term is defined in Chapter 8 (or
Article 8) of the UCC, and in any event shall include, without limitation, any Person that (i) places or authorizes the placing of its name on a Security Certificate, other than as authenticating trustee, registrar, transfer agent or the like, to evidence a share, participation or other interest in its property or in an enterprise, or to evidence its duty to perform an obligation represented by the certificate, (ii) creates a share, participation or other interest in its property or in an enterprise, or undertakes an obligation, that is an Uncertificated Security; (iii) directly or indirectly creates a fractional interest in its rights or property, if the fractional interest is represented by a Security Certificate, or (iv) becomes responsible for, or in the place of, another Issuer.

         "JOINDER AGREEMENT" means a Joinder Agreement in form as appears in EXHIBIT "G", or otherwise in form satisfactory to Agent, by which a Person becomes a Loan Party and a Guarantor pursuant to SECTION 9.3.

         "L/C CASH COLLATERAL ACCOUNT" means a Deposit Account established pursuant to SECTION 3.9(a) or (b).

         "L/C ISSUER" means NationsBank and any Affiliate of NationsBank that issues any Letter of Credit pursuant to this Agreement.

         "LENDER" means, at any time, any financial institution party to this Agreement at such time, including any Person a party hereto pursuant to the provisions of ARTICLE 15, and in each case its successors and assigns, and "LENDERS" means, at any time, all such Persons and their successors and assigns.

         "LETTER OF CREDIT" means (i) any letter of credit issued by L/C Issuer at the request of Borrower pursuant to ARTICLE 3, (ii) the Existing Letters of Credit and (iii) any renewal, extension, modification, amendment, restatement or replacement of any thereof.

         "LETTER OF CREDIT AMOUNT" means, with respect to any Letter of Credit, the aggregate maximum amount at any time available for drawing under such Letter of Credit.

         "LETTER OF CREDIT FACILITY" means the facility provided under ARTICLE 3 of this Agreement for maintenance or issuance of Letters of Credit in an aggregate face amount not to exceed $100,000,000 at any time.

         "LETTER OF CREDIT OBLIGATIONS" means, at any time, the sum of (a) the Reimbursement Obligations at such time, PLUS (b) the aggregate of all Letter of Credit Amounts outstanding at such time, PLUS (c) the aggregate of all Letter of Credit Amounts of Letters of Credit the issuance of which has been authorized by L/C Issuer pursuant to SECTION 3.4(b) but that have not yet been issued, in each case as determined by Agent.


LOAN AND SECURITY AGREEMENT - Page 25

         "LETTER OF CREDIT RESERVE" means, at any time, an amount equal to the Letter of Credit Obligations at such time, other than Letter of Credit Obligations that are fully secured by Cash Collateral.

         "LEVERAGE RATIO" means the ratio determined for Parent and its Consolidated Subsidiaries (excluding CompUSA Net.com) as of the end of any Fiscal Period of (i) Indebtedness for Money Borrowed to (ii) EBITDA for the preceding twelve (12) Fiscal Periods.

         "LIABILITIES" means, with respect to any Person, all items (excluding Capital Stock, additional paid-in capital, retained earnings and general contingency items and deferred tax reserves) which in accordance with GAAP would be included in determining total liabilities as shown on a balance sheet of such Person as at the date for which Liabilities are to be determined.

         "LICENSES" means and includes, with respect to any Person, in each case whether now existing or hereinafter arising, all of such Person's right, title and interest in and to (a) any and all licensing agreements or similar arrangements in and to any Patents, Copyrights or Trademarks; (b) all income, royalties, damages, claims and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof; and (c) all rights to sue for past, present and future breaches thereof.

         "LIEN" means, with respect to any property, any mortgage, lien, pledge, collateral assignment, hypothecation, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment, lease constituting a Capitalized Lease Obligation or other encumbrance of any kind in respect of such property, whether or not choate, vested or perfected.

         "LOAN" means any Revolving Credit Loan, as well as all such loans collectively, as the context requires, and in any case includes, without limitation, any and all renewals, extensions, modifications or replacements thereof.

         "LOAN ACCOUNT" and "LOAN ACCOUNTS" shall have the meanings ascribed thereto in SECTION 5.7.

         "LOAN DOCUMENTS" means collectively this Agreement, each Joinder Agreement, if any, each Reimbursement Agreement, the Notes, the Security Documents, the Postclosing Agreement, if any, and each other instrument, agreement, certificate or document executed by any Loan Party in connection with this Agreement whether prior to, on or after the Agreement Date and each other instrument, agreement, certificate or document referred to herein or contemplated hereby, and any and all renewals, extensions, amendments, modifications or restatements of any of the foregoing.

         "LOAN PARTY" means each of the following, respectively: Borrower, Parent, CompUSA GP Holdings Company, a Delaware business trust, CompUSA Holdings Company, a Delaware business trust, CompUSA Holdings I Inc., a Delaware corporation, CompUSA Holdings II Inc., a Delaware corporation, CompTeam, Inc., a Delaware corporation, CompUSA PC Inc., a Delaware corporation, CompUSA PC Operating Company, a Delaware business trust, CompUSA Management Co., a Delaware business trust, and each Person that becomes a party to this Agreement pursuant to SECTION


LOAN AND SECURITY AGREEMENT - Page 26

9.3 after the Agreement Date by execution and delivery of a Joinder Agreement, and their respective successors and assigns, and "LOAN PARTIES" means all of such Persons, collectively.

         "LOAN YEAR" means each annual period commencing on the last day of a Fiscal Year (in the case of Loan Year 1, being June 26, 1999) and ending on the day preceding the last day of the next Fiscal Year.

         "LOCKBOX" means a U.S. post office box specified in, or pursuant to, an Agency Account Agreement or a Lockbox Agreement.

         "LOCKBOX AGREEMENT" means any agreement established between Agent, a Loan Party and a Clearing Bank concerning the establishment of a Lockbox for the receipt and collection of checks and other items constituting proceeds of Receivables.

         "MANAGEMENT'S RESTRUCTURING PLAN" means management's restructuring plan for Parent and its Consolidated Subsidiaries developed as of the end of Parent's Fiscal Year ending June 26, 1999, as detailed in the notes or management's discussion and analysis to the financial statements referenced in SECTION 8.1(o) or as otherwise disclosed to Agent in writing prior to the Agreement Date.

         "MARGIN STOCK" means margin stock as defined in Section 221.1(h) of Regulation U.

         "MATERIALLY ADVERSE EFFECT" means a materially adverse effect upon the business, assets, liabilities, financial condition or results of operations, of Borrower, Parent or of the Loan Parties taken as a whole, or upon the ability of Borrower, Parent or of the Loan Parties taken as a whole to perform its respective obligations under any Loan Document to which it is a party, or upon the enforceability of such obligations against Borrower or Parent or against the Loan Parties taken as a whole.

         "MAXIMUM RATE" means, at any time, the maximum rate of interest Lenders may lawfully contract for, charge or receive in respect of the Secured Obligations as allowed by Applicable Law. For purposes of determining the Maximum Rate under the Applicable Law of the State of Texas, the applicable rate ceiling shall be (a) the weekly rate ceiling described in and computed in accordance with the provisions of Art. 1D.003, Title 79, Revised Civil Statutes of Texas, as amended or (b) if the parties subsequently contract as allowed by Applicable Law, the quarterly ceiling or the annualized ceiling computed pursuant to Art. 1D.008, Title 79, Revised Civil Statutes of Texas, as amended; provided, however, that at any time the weekly rate ceiling, the quarterly ceiling or the annualized ceiling shall be less than 18% per annum or more than 24% per annum, the provisions of Art. 1D.009(a) or Art. 1D.009(b), Title 79, Revised Civil Statutes of Texas, as amended, shall control for purposes of such determination, as applicable.

         "MERCHANT ACCOUNT" means, in respect of a Loan Party, any account, agreement or arrangement between such Loan Party and another Person pursuant to which such other Person


LOAN AND SECURITY AGREEMENT - Page 27
gives or makes available credit to such Loan Party in respect of credit card transactions generated by such Loan Party.

         "MERCHANT ACCOUNT AGREEMENT" means an agreement evidencing a Merchant Account, and any renewal, extension, modification, amendment or restatement thereof.

         "MINIMUM AVAILABILITY REQUIREMENT" means at any time $75,000,000.

         "MONEY" means any medium of exchange authorized or adopted by a domestic or foreign government and any other property or interest in property classified as money pursuant to the UCC.

         "MONEY BORROWED" means, as applied to Indebtedness:

                  (a)      Indebtedness for Money borrowed;

                  (b)      Subordinated Indebtedness

                  (c) Indebtedness, whether or not in any such case the same was for Money borrowed,

                           (i) represented by notes payable, or drafts accepted, that represent extensions of credit, including without limitation Indebtedness which is convertible into Capital Stock or Indebtedness for the deferred purchase price of property,

                           (ii) constituting obligations evidenced by bonds, debentures, notes or similar instruments, or

                           (iii) upon which interest charges are customarily paid or that was issued, incurred or assumed as full or partial payment for property (other than trade credit that is incurred in the ordinary course of business);

                  (d) Indebtedness that constitutes a Capitalized Lease Obligation, and

                  (e) Indebtedness described by CLAUSE (c) of the definition of "Indebtedness" in this SECTION 1.1, but only to the extent that the obligations Guaranteed are obligations that would constitute Indebtedness for Money borrowed;

PROVIDED, that Money Borrowed does not include (a) accounts payable (or notes in exchange thereof) or accrued liabilities incurred in the ordinary course of business, including without limitation advances from customers and trade payables financed through floor plan arrangements in the ordinary course of business or (b) current or deferred income taxes.


LOAN AND SECURITY AGREEMENT - Page 28

         "MULTIEMPLOYER PLAN" means, with respect to any Person, a "multiemployer plan" as defined in Section 3(37) or Section 4001(a)(3) of ERISA to which such Person or any ERISA Affiliate is required to contribute or has contributed within the immediately preceding six (6) years.

         "NATIONSBANK" means NationsBank, N.A., a national banking association with an office located at 901 Main Street, Dallas, Dallas County, Texas 75202 and whose principal office is located in Charlotte, North Carolina, and each of its successors and assigns.

         "NEGATIVE PLEDGE" means any agreement, contract or other arrangement whereby any Loan Party or any Restricted Subsidiary is prohibited from, or would otherwise be in default as a result of, creating, assuming, incurring or suffering to exist, directly or indirectly, any Lien on any of its assets in favor of Agent for the benefit of the Credit Parties under this Agreement.

         "NET INCOME" means, as applied to any Person, the net income (or net loss) of such Person for the period in question after giving effect to deduction of or provision for all operating expenses, all taxes and reserves (including without limitation, reserves for deferred taxes) and all other proper deductions, all determined in accordance with GAAP, PROVIDED that there shall be excluded:

                  (a) the net income (or net loss) of any Person accrued prior to the date it becomes a Subsidiary of, or is merged into or Consolidated with, the Person whose Net Income is being determined or a Consolidated Subsidiary of such Person;

                  (b) any net gains or losses on the sale or other disposition, not in the ordinary course of business, of Investments and other capital assets, PROVIDED that there shall also be excluded any related charges for taxes thereon;

                  (c) any net gain arising from the collection of the proceeds of any insurance policy;

                  (d)      any write-up or write-down of any asset; and

                  (e)      any other extraordinary item as defined by GAAP.

         "NET OUTSTANDINGS" of any Lender means, at any time, the sum of (a) all principal amounts made available by such Lender to Agent in respect of Revolving Credit Loans funded under this Agreement, MINUS (b) all amounts which are received by Agent and which, pursuant to this Agreement, are paid over to such Lender for application in reduction of the outstanding principal balance of such Revolving Credit Loans.

         "NET PROCEEDS" means proceeds received by any Loan Party or Restricted Subsidiary from any Asset Disposition (including, without limitation, payments under notes or other debt securities received in connection with any Asset Disposition), net of: (a) the transaction costs of such Asset Disposition; (b) any tax liability arising from such Asset Disposition; and (c) amounts applied to


LOAN AND SECURITY AGREEMENT - Page 29
repayment of Indebtedness (other than the Secured Obligations) secured by a Lien on the asset or property disposed of.

         "NET WORTH" means, for Parent and its Consolidated Subsidiaries, determined in accordance with GAAP, the sum of: (a) Capital Stock taken at stated or par value, plus (b) paid in capital plus (c) retained earnings, less
(d) treasury stock.

         "NON-RATABLE LOAN" means a Revolving Credit Loan made by NationsBank in accordance with the provisions of SECTION 5.10(B)(II).

         "NON-STOCK ACQUISITION CONSIDERATION" means Acquisition Consideration other than Capital Stock.

         "NOTE" means any of the Revolving Credit Notes, and "NOTES" means more than one such Note or all of such Notes, collectively, as the context may indicate.

         "NOTICE OF BORROWING" means a Notice of Borrowing, Prepayment, Conversion or Continuation, signed by an Authorized Signatory of Borrower, in substantially the form attached hereto as EXHIBIT "E".

         "OPERATING LEASE" means any lease of real or personal property, excluding any lease constituting a Capitalized Lease Obligation.

         "OTHER TAXES" shall have the meaning set forth in SECTION 6.6(b).

         "PARENT" means CompUSA Inc., a Delaware corporation (federal tax identification number 75-2261497) with its chief executive office and principal place of business located at 14951 North Dallas Parkway, Dallas, Texas 75240, and its successors and assigns.

         "PARENT GUARANTY" means a Guaranty Agreement dated as of the Agreement Date executed by Parent, General Partner and CompUSA Holdings Company, pursuant to this Agreement.

         "PATENT SECURITY AGREEMENT" means a Patent Security Agreement executed by one or more of the Loan Parties in favor of Agent, for the benefit of the Credit Parties, as such agreement may be amended, modified, restated or supplemented from time to time.

         "PATENTS" means and includes, with respect to any Person, all of such Person's right, title and interest in and to the following, in each case whether now existing or hereafter arising:

                  (a)      any and all patents and patent applications;

                  (b) all inventions and improvements described and claimed therein;


LOAN AND SECURITY AGREEMENT - Page 30

                  (c) all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof;

                  (d) all income, royalties, damages, claims and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof;

                  (e) all rights to sue for past, present and future infringements thereof; and

                  (f) all rights corresponding to any of the foregoing under Applicable Law.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "PERMITTED CASH EQUIVALENTS" means, with respect to a Loan Party, Investments permitted to be made pursuant to the Investment Policy of Parent which is attached as SCHEDULE 1.1B ("Parent's Investment Policy").

         "PERMITTED INVESTMENTS" means Investments of a Loan Party in:

                  (a)      Permitted Cash Equivalents;

                  (b) Investments in CompUSA Net.com to the extent not prohibited by SECTION 13.12, PROVIDED that no Default or Event of Default is in existence at the time of making such Investment or would result therefrom;

                  (c) Investments in a Person that is a Loan Party on the Agreement Date or that is a Wholly-Owned Subsidiary of a Loan Party formed by such Loan Party after the Agreement Date;

                  (d) Receivables arising in the ordinary course of business and payable on standard terms;

                  (e) Investments described on SCHEDULE 1.1C ("Permitted Investments") on the Agreement Date;

                  (f) loans to directors, officers and employees of any Loan Party during any Fiscal Year (calculated net of repayments thereon) which, together with Guaranties of Indebtedness of such directors, officers and employees permitted under SECTION 13.3 during such Fiscal Year, do not exceed $1,000,000 in the aggregate, PROVIDED that no Default or Event of Default is in existence at the time of making any such Investment or would result therefrom;


LOAN AND SECURITY AGREEMENT - Page 31

                  (g) shares of Capital Stock, evidence of Indebtedness or other security acquired in consideration for or as evidence of past due or restructured Receivables in an aggregate face amount of such Receivables at any time not to exceed $5,000,000;

                  (h)      Acquisitions permitted by SECTION 13.14; and

                  (i) Investments (calculated on a net basis by taking into account any proceeds received by a Loan Party in liquidation or replacement of any such Investment) not otherwise described in CLAUSES
         (A) through (H) above and not otherwise prohibited by this Agreement, the net aggregate amount of which does not at any time exceed 15% of Net Worth in the aggregate for all such Investments under this CLAUSE
         (i), PROVIDED, that no Default or Event of Default is in existence at the time of making such Investment or would result therefrom and Availability shall equal or exceed the Minimum Availability Requirement at the time of making any such Investment and after giving effect thereto.

         "PERMITTED LANDLORDS LIEN" means (i) a Lien provided by statute under Applicable Law of any state for the benefit of a lessor of Real Property occupied by a Loan Party or (ii) a contractual Lien created pursuant to, and securing amounts due under, the lease or other agreement under which such Loan Party occupies such Real Estate, PROVIDED that (x) such Loan Party is not in breach or default under the lease or other agreement under which such Loan Party occupies such Real Estate and (y) any such contractual Lien described in CLAUSE
(ii) preceding remains unperfected and is subordinated to the Security Interest in form and substance satisfactory to Agent.

         "PERMITTED LIEN" means, as applied to any Person:

                  (a)      The Security Interest;

                  (b) (i) Liens created by lease agreements or statute, rule or regulation to secure the payments of rental amounts and other sums not yet due or that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on such Person's books, but only so long as no foreclosure, restraint, sale or similar proceedings have been commenced with respect thereto (PROVIDED that such Liens shall at all times be confined to the assets located on any such leased premises), (ii) Liens on leasehold interests created by the lessor (other than a Loan Party or Restricted Subsidiary) in favor of any mortgagee of the leased premises, and (iii) Liens for taxes, assessments, governmental charges, levies or claims (excluding Environmental Liens or Liens imposed pursuant to ERISA) but only if payment shall not at the time be required to be made in accordance with SECTION 11.6 and no foreclosure, restraint, sale or similar proceedings have been commenced with respect thereto;

                  (c) Liens of carriers, warehousemen, mechanics, laborers and materialmen and other similar Liens incurred in the ordinary course of business but only if payment shall not at the time be required to be made in accordance with SECTION 11.6;


LOAN AND SECURITY AGREEMENT - Page 32

                  (d) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance or similar legislation;

                  (e) Easements, right-of-way, restrictions, title imperfections, leases to others and other encumbrances on the use of real property which do not interfere with the ordinary conduct of the business of such Person;

                  (f) (A) Purchase Money Liens securing Purchase Money Indebtedness permitted by SECTION 13.2 and incurred for (i) the purchase of Inventory, PROVIDED that such Lien expressly excludes all proceeds of such Inventory other than insurance proceeds for theft or casualty thereof and proceeds received upon disposition of such property upon foreclosure pursuant to such Lien, and Agent received prior written notice thereof, (ii) the purchase of equipment or leased equipment used or acquired for use in the ordinary course of business or (iii) the purchase and/or construction of new store locations acquired and/or constructed for use in the ordinary course of business,
         (B) Liens on Existing Store Locations which are identified in Schedule 8.1(gg) as owned by a Loan Party, securing Indebtedness which in each case does not exceed the unpaid balance of the original cost of acquiring and/or constructing such Existing Store Location and (C) Liens constituting leases which are Capitalized Lease Obligations.

                  (g) Liens in respect of judgments or awards for which appeals or proceedings for review are being prosecuted and in respect of which a stay of execution upon any such appeal or proceeding for review shall have been secured, PROVIDED that (i) such Person shall have established adequate reserves for such judgments or awards, (ii) such judgments or awards shall be fully insured and the insurer shall not have denied coverage, or (iii) such judgments or awards shall have been bonded to the satisfaction of the Required Lenders;

                  (h) Liens, if any, which are described on SCHEDULE 1.1D ("Permitted Liens") on the Agreement Date and Liens resulting from the refinancing of the related Indebtedness, PROVIDED that such refinancing is on the same or substantially similar terms, the Indebtedness secured thereby shall not be increased and the Liens shall not cover additional assets;

                  (i) Liens to secure performance or payment bonds, performance of bids, construction, supply of materials or similar contracts, statutory obligations, and other similar obligations, in each case arising in the ordinary course of business and not made in connection with Money Borrowed or the deferred purchase price of goods or services;

                  (j) inchoate Liens in respect of pending proceedings or claims not yet due and payable and for which reserves have been established in accordance with GAAP; and

                  (k)      bank setoff rights arising by operation of law,


LOAN AND SECURITY AGREEMENT - Page 33

PROVIDED, that unless otherwise expressly provided elsewhere in this Agreement the characterization of any Lien as a "Permitted Lien" shall not impair or waive any provision of the Loan Documents in respect of priority of the Security Interest.

         "PERMITTED WAREHOUSEMAN'S LIEN" means (i) a Lien provided by statute under Applicable Law of any state for the benefit of a Person who is in the business of storing goods for hire or (ii) a contractual Lien created pursuant to, and securing amounts due under, a warehouse agreement or other agreement under which goods of a Loan Party are stored with a Person who is in the business of storing goods for hire, PROVIDED that (x) such Loan Party is not in breach or default under the warehouse agreement or other agreement under which such goods are stored with such Person and (y) any such contractual Lien described in CLAUSE (ii) preceding remains unperfected and is subordinated to the Security Interest in form and substance satisfactory to Agent.

         "PERSON" means any individual, corporation, limited liability company, joint venture, general partnership, limited partnership, association, trust, business trust, unincorporated organization or Governmental Authority, or other similar entity.

         "PLAN" means, with respect to any Person, any employee benefit plan as defined in Section 3(3) of ERISA in respect of which such Person or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA, including without limitation, a Multiemployer Plan and a Benefit Plan.

         "POSTCLOSING AGREEMENT" means a Postclosing Agreement (if any), dated as of the Agreement Date, among the Loan Parties, Agent and the Lenders on the Agreement Date, as modified, amended, restated or supplemented from time to time.

         "PRIME RATE" means the per annum rate of interest established from time to time by NationsBank as its "prime rate", which rate may not be the lowest rate of interest charged by NationsBank to its customers.

         "PRINCIPAL OFFICE" means the office of Agent specified in or determined in accordance with the provisions of SECTION 17.1.

         "PROPRIETARY RIGHTS" means, with respect to any Person, all of such Person's now owned and hereafter arising or acquired: Patents, Copyrights, Trademarks and Licenses and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

         "PURCHASE MONEY INDEBTEDNESS" means:

                  (a) Indebtedness created solely in consideration of all or any part of (i) the purchase price of Inventory, including without limitation in respect of Indebtedness to manufacturers, vendors and floor plan financiers of such Inventory, or equipment or (ii) the


LOAN AND SECURITY AGREEMENT - Page 34
         acquisition and/or construction of new store locations, in each case purchased, acquired and/or constructed for use in the ordinary course of business; and

                  (b) Indebtedness incurred solely for the purpose of financing all or any part of the purchase price of Inventory or equipment acquired for use in the ordinary course of business which is incurred at the time of or within thirty (30) days prior to or after such acquisition;

         in each case the aggregate principal amount of which does not exceed an amount equal to 100% of the lesser of (i) the purchase price or acquisition and/or construction cost of the property acquired in consideration of such Indebtedness or (ii) the fair value of such property at the time of its acquisition, and

                  (c) any renewals, extensions or refinancings of any of the foregoing (but not any increases) in the principal amounts thereof outstanding at the time of any such renewal, extension or refinancing.

         "PURCHASE MONEY LIEN" means a Lien securing Purchase Money Indebtedness, but only if such Lien at all times is confined solely to the property the purchase price or acquisition and/or construction of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien and, in the case of Inventory, other Inventory supplied on credit by the same manufacturer or vendor or by a floor plan financier in respect of Inventory of an identified manufacturer or vendor, PROVIDED that any such other Inventory bears the name, trademark or service mark of such manufacturer or vendor or is otherwise clearly identified as having been supplied by such manufacturer or vendor (plus, proceeds thereof, and in the case of real property, any fixtures thereon, PROVIDED, however, that with respect to Inventory, any Lien in such proceeds expressly excludes all proceeds of such Inventory other than insurance proceeds for theft or casualty thereof and proceeds received upon disposition of such property upon foreclosure pursuant to such Lien).

         "REAL ESTATE" means, with respect to a Person, all of such Person's now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of such Person's now or hereafter owned or leased interests in the improvements and emblements thereon, the fixtures attached thereto and the easements appurtenant thereto.

         "RECEIVABLES" means, with respect to a Person, all of the following, now owned and hereafter acquired:

                  (a) all Accounts, Chattel Paper and Contract Rights of such Person;

                  (b) any and all other rights to the payment of Money or other forms of consideration of any kind owing to such Person (to the extent, if any, not otherwise included in Instruments, General Intangibles or Investment Property);


LOAN AND SECURITY AGREEMENT - Page 35

                  (c) all goods, whether now owned or hereafter acquired, and whether sold, delivered, undelivered, in transit or returned, which may be represented by, or the sale or lease of which may have given rise to, any Receivables; and

                  (d)      all proceeds of any of the foregoing.

         "RECEIVABLES GUARANTY" means a Guaranty or indemnity agreement issued by a Person guaranteeing the prompt payment and performance of a Receivable, or indemnifying against loss by reason of nonpayment thereof, together with and including all rights of such Loan Party to payment thereunder and all proceeds thereof.

         "RECEIVABLES L/C" means a letter of credit issued by a Person as support for payment and performance of any Receivable(s), together with and including all rights to payment thereunder and all proceeds thereof.

         "REGISTER" has the meaning set forth in SECTION 15.1(b).

         "REGULATION D" means Regulation D as promulgated by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority), as the same may be amended or supplemented from time to time.

         "REGULATION U" means Regulation U as promulgated by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority), as the same may be amended or supplemented from time to time.

         "REIMBURSEMENT AGREEMENT" means, with respect to a Letter of Credit, such form of application and form of reimbursement agreement therefor (whether in a single or separate documents) as L/C Issuer may employ in the ordinary course of business for its own account, with such modifications thereto as may be agreed upon by L/C Issuer and, in addition, each letter of credit reimbursement agreement in respect of the Existing Letters of Credit.

         "REIMBURSEMENT OBLIGATIONS" means the reimbursement or repayment obligations of Borrower to the Credit Parties pursuant to SECTION 3.6 or pursuant to a Reimbursement Agreement with respect to amounts that have been drawn under Letters of Credit.

         "RELATED COMPANY" means, with respect to the Borrower or any Subsidiary, any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue
Code) as the Borrower or any of its Subsidiaries, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Borrower or any of its Subsidiaries, or (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Borrower or any of its Subsidiaries, any corporation described in CLAUSE (i) above or any partnership, trade or business described in CLAUSE (ii) above.


LOAN AND SECURITY AGREEMENT - Page 36

         "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including, without limitation, the movement of Contaminants through or in the air, soil, surface water or groundwater.

         "REMEDIAL ACTION" means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment,
(ii) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

         "REPORTABLE EVENT" has the meaning set forth in Section 4043(b) of ERISA, but shall not include a Reportable Event as to which the provision for thirty (30) days' notice to the PBGC is waived under applicable regulations.

         "REQUIRED LENDERS" means, at any time, any combination of Lenders whose Commitment Percentages at such time equals or exceeds, in the aggregate, fifty one percent (51%).

         "RESERVE" at any time means the sum of (i) amounts established by Agent pursuant to SECTION 2.5 as a reserve in respect of costs, expenses, liens, risks, claims, contingencies or other potential factors which, in the event they should occur, could adversely affect or otherwise reduce the anticipated net amount which could be timely realized upon liquidation of Eligible Receivables or Eligible Inventory for application to the Secured Obligations, (ii) any reserve established as specifically provided by this Agreement, including without limitation pursuant to PARAGRAPHS (g) or (h) of the definition of Eligible Inventory in SECTION 1.1 and (ii) any Environmental Compliance Reserve.

         "RESERVE REQUIREMENT" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against, in the case of Eurodollar Loans, "Eurocurrency liabilities" (as such term is used in Regulation
D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Loans. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

         "RESTRICTED DIVIDEND PAYMENT" means any Dividend, excluding any Dividend by a Loan Party to another Loan Party or by any Subsidiary of a Loan Party to such Loan Party.

         "RESTRICTED PAYMENT" means (a) any redemption, payment or prepayment or other retirement, prior to the stated maturity thereof or prior to the due date of any regularly scheduled payment,


LOAN AND SECURITY AGREEMENT - Page 37
installment or amortization of, or any defeasance, redemption, purchase, repurchase or other acquisition or retirement for value, in whole or in part, of, any Indebtedness for Money Borrowed (other than Secured Obligations) or of any Indebtedness that is junior and subordinate in right of payment to the Secured Obligations, or any payment thereon which is prohibited by the terms thereof or by any provision of this Agreement, (b) the payment by any Person of the principal amount of or interest on any Indebtedness (other than current amounts owing on trade debt incurred in the ordinary course of business or other Indebtedness allowed by SECTION 13.2 and, to the extent applicable, incurred in accordance with SECTION 13.7) owing to a shareholder, partner or equity holder of such Person or to any Affiliate (other than a Loan Party) of any such shareholder, partner or equity holder and (c) payment of any management, consulting or similar fee by any Person to any Affiliate (other than a Loan Party) of such Person.

         "RESTRICTED PURCHASE" means any payment on account of the purchase, redemption or other acquisition or retirement by a Person of any (a) shares of such Person's Capital Stock (except shares acquired on the conversion or exchange thereof into or for other shares of Capital Stock of such Person).

         "RESTRICTED SUBSIDIARY" means any Subsidiary, other than a Loan Party and CompUSA Net.com, of any Loan Party that (notwithstanding the requirements of SECTION 9.3, but without impairing or waiving such requirements) has not yet become a Loan Party, and "RESTRICTED SUBSIDIARIES" means all of such Persons.

         "REVOLVING CREDIT FACILITY" means the facility provided by ARTICLE 2 of this Agreement for Revolving Credit Loans up to the maximum principal sum of Five Hundred Million Dollars ($500,000,000).

         "REVOLVING CREDIT LOANS" means the Loans made to Borrower pursuant to
SECTION 2.1, and each of such Loans, respectively, as the context requires.

         "REVOLVING CREDIT NOTE" means a Revolving Credit Note made by Borrower payable to the order of a Lender evidencing the obligation of Borrower to pay the aggregate unpaid principal amount of the Revolving Credit Loans made to it by such Lender (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor whether payable to such Lender or to a different Lender in connection with a Person becoming a Lender after the Agreement Date or otherwise) substantially in the form of EXHIBIT "A" hereto, with all blanks properly completed, either as originally executed or as may be renewed, extended, modified, amended, supplemented or restated from time to time.

         "SCHEDULE OF INVENTORY" means a schedule delivered by Borrower to Agent pursuant to SECTION 10.12(b).

         "SCHEDULE OF RECEIVABLES" means a schedule delivered by Borrower to Agent pursuant to SECTION 10.12(a).


LOAN AND SECURITY AGREEMENT - Page 38

         "SECURED OBLIGATIONS" means, in each case whether now in existence or hereafter arising:

                  (a) the principal of, and interest and premium, if any, on, the Loans;

                  (b) the Reimbursement Obligations and all other obligations owing to L/C Issuer or any other Credit Party arising in connection with any Letter of Credit;

                  (c) all obligations of any Loan Party under any Interest Rate Protection Agreement;

                  (d) all obligations of any Loan Party for losses, damages, expenses or any other liabilities of any kind that any Credit Party may suffer by reason of a breach by such Loan Party of any obligation, covenant or undertaking with respect to any Loan Document; and

                  (e) all indebtedness, liabilities, obligations, covenants and duties of any Loan Party to the Credit Parties, or any of them, of every kind, nature and description arising under or in respect of this Agreement, the Notes or any of the other Loan Documents, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of Money, including, without limitation, fees required to be paid under ARTICLE 5 and expenses required to be paid or reimbursed pursuant to SECTION 17.2.

         "SECURITIES ACCOUNT" means any account to which a Financial Asset is or may be credited in accordance with an agreement under which the Person maintaining the account undertakes to treat the Person for whom the account is maintained as entitled to exercise the rights that comprise the Financial Asset.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

         "SECURITIES INTERMEDIARY" means any (i) clearing corporation, as such term is defined in Chapter 8 (or Article 8) of the UCC, or (ii) Person, including a bank or Broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity.

         "SECURITY" means any "security," as such term is defined in Chapter 8 (or Article 8) of the UCC and, in any event, shall include, but not be limited to, any obligation of an Issuer or a share, participation or other interest in an Issuer or in property or an enterprise of an Issuer: (i) which is represented by a Security Certificate in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the Issuer; (ii) which is one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations; and (iii) which (a) is, or is of a type, dealt in or traded on securities exchanges or securities markets or (b) is a medium for investment and by its terms expressly provides that it is a security governed by Chapter 8 (or Article 8) of the UCC.

         "SECURITY CERTIFICATE" means any certificate representing a Security.


LOAN AND SECURITY AGREEMENT - Page 39

         "SECURITY DOCUMENTS" means each of the following:

                  (a)      each Financing Statement;

                  (b)      any Patent Security Agreement;

                  (c)      any Trademark Security Agreement;

                  (d)      any Copyright Security Agreement;

                  (e)      each Guaranty Agreement;

                  (f) each other writing executed and delivered by any Loan Party or any other Person securing or Guaranteeing the Secured Obligations, or any part thereof; and

                  (g) any and all renewals, extensions, modifications, amendments, supplements or restatements of any of the foregoing.

         "SECURITY ENTITLEMENT" means any of the rights and property interests of an Entitlement Holder with respect to a Financial Asset.

         "SECURITY INTEREST" means the Liens of Agent, for the benefit of the Credit Parties, on and in the Collateral pursuant to this Agreement and the Security Documents or any other Loan Document.

         "SENIOR SUBORDINATED NOTES" means Parent's $110,000,000 9-1/2% Senior Subordinated Notes due 2000.

         "SETTLEMENT DATE" means each Business Day after the Effective Date selected by Agent pursuant to SECTION 5.10(b)(i) as of which a Settlement Report is delivered by Agent and on which settlement is to be made among the Lenders in accordance with the provisions of SECTION 5.10.

         "SETTLEMENT REPORT" means each report, in form satisfactory to and prepared by Agent and delivered to each Lender, setting forth, among other things, as of the Settlement Date indicated thereon and as of the next preceding Settlement Date, the aggregate principal balance of all Revolving Credit Loans outstanding, each Lender's Commitment Percentage thereof, each Lender's Net Outstandings and all Non-Ratable Loans made, and all payments of principal, interest and fees received by Agent from Borrower during the period beginning on such next preceding Settlement Date and ending on such Settlement Date.

         "SOLVENT" means, as to a Person, as of any date, that on and as of such date (both before and after effecting the transactions contemplated by this Agreement and making any Loans or taking any actions permitted by this Agreement proposed to be taken as of such date) (a) the sum of such


LOAN AND SECURITY AGREEMENT - Page 40

Person's debts is not greater than all of such Person's property, at a fair valuation, (b) the sum of such Person's debts is not greater than all of such Person's assets, at a fair valuation, (c) such Person is generally paying its debts as they become due, (d) such person is not engaged or about to engage in any business or any transaction for which (i) its property is an unreasonably small capital or (ii) the remaining assets of such Person are unreasonably small in relation to any such business or transaction, (e) such Person does not intend to incur, and does not believe that it will incur, debts that are or would be beyond its ability to pay as such debts mature or become due, and (f) such Person does not intend to hinder, delay or defraud any creditor of such Person. For this purpose (i) "debts" includes anything included within the definition of "debt" as used in Section 548 of the United States Bankruptcy Code or as defined or used by Section 24.002 or Section
24.003 of the Texas Uniform Fraudulent Transfer Act, and "assets" has the meaning defined or used by Section 24.002 of the Texas Uniform Fraudulent Transfer Act. Contingent, unliquidated or disputed obligations or liabilities (if any) are valued at the amount which, in light of all relevant facts and circumstances, is reasonably expected to become absolute, liquidated or mature.

         "SPOT RATE" means, as of any date of determination with respect to the conversion of an amount denominated in one currency (the "ORIGINAL CURRENCY") to another currency (the "OTHER CURRENCY"), the rate of exchange at which, in accordance with customary banking procedures and at such time and in such foreign exchange market as Agent shall determine consistent with such procedures, Agent on such date could purchase such amount of the Original Currency with such Other Currency.

         "SUBORDINATED INDEBTEDNESS" means (i) the Senior Subordinated Notes,
(ii) the certain subordinated promissory note dated August 31, 1998 executed by Parent payable to Tandy Corporation and (iii) other Indebtedness of any Loan Party or any Restricted Subsidiary of a Loan Party which has maturities and terms, and which is subordinated to payment of the Secured Obligations in a manner, approved in writing by the Required Lenders, and in each such case any renewals, modifications or amendments thereof which are approved in writing by Agent and the Required Lenders.

         "SUBSIDIARY" shall

                  (a) when used to determine the relationship of a Person to another Person, mean a Person of which an aggregate of more than fifty percent (50%) of the Capital Stock is owned of record or beneficially by such other Person, or by one or more Subsidiaries of such other Person, or by such other Person and one or more Subsidiaries of such Person,

                           (i) if the holders of such Capital Stock (A) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or other individuals performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency, or (B) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency, or


LOAN AND SECURITY AGREEMENT - Page 41

                           (ii) in the case of Capital Stock which is not issued by a corporation, if such ownership interests constitute a majority voting interest, and

                  (b) when used with respect to a Plan, ERISA or a provision of the Internal Revenue Code pertaining to employee benefit plans, also mean any corporation, trade or business (whether or not incorporated) which is under common control with Borrower and is treated as a single employer with Borrower under Section 414(b) or (c) of the Internal Revenue Code and the regulations thereunder.

         "SUBSIDIARY GUARANTY" means a Guaranty Agreement dated as of the Agreement Date executed by each Loan Party other than Borrower, Parent, General Partner and CompUSA Holdings Company.

         "SUPPORTING LETTER OF CREDIT" shall have the meaning set forth in
SECTION 3.10.

         "TAXES" shall have the meaning set forth in SECTION 6.6(a).

         "TERMINATION DATE" means (i) the day that is the third anniversary of the Agreement Date or such later date as to which such date may be extended pursuant to the provisions of SECTION 2.6, or (ii) or such earlier date as of when all Secured Obligations shall have been irrevocably paid in full and the Commitments and the Revolving Credit Facility shall have been terminated.

         "TERMINATION EVENT" means

                  (a)      a Reportable Event, or

                  (b) the filing of a notice of intent to terminate a Plan, or the treatment of a Plan amendment as a termination, under Section 4041 of ERISA, or

                  (c) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or the appointment of a trustee to administer any Plan under Section 4042 of ERISA.

         "THRESHOLD USAGE AMOUNT" means an amount equal to fifty percent (50%) of the Borrowing Base as calculated under the definition of "Borrowing Base" in
SECTION 1.1 but without making any deductions therefrom in respect of the Reserve or the Letter of Credit Reserve.

         "TOTAL COMMITMENT" means the sum of the Commitments.

         "TRADEMARK SECURITY AGREEMENT" means a Trademark Security Agreement executed by one or more of the Loan Parties in favor of Agent, for the benefit of the Credit Parties, as may be amended, modified, restated or supplemented from time to time.


LOAN AND SECURITY AGREEMENT - Page 42

         "TRADEMARKS" means and includes, with respect to any Person, all of such Person's right, title and interest in and to the following, in each case whether now existing or hereafter arising:

                  (a) all trademarks (including service marks), trade names and trade styles and the registrations and applications (excluding "intent to use" applications") for registration thereof and the goodwill of the business symbolized by such trademarks;

                  (b) all licenses of the foregoing, whether as licensee or licensor;

                  (c)      all renewals of the foregoing;

                  (d) all income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages, claims and payments for past and future infringements thereof;

                  (e) all rights to sue for past, present and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and

                  (f) all rights corresponding to any of the foregoing under Applicable Law.

         "TREASURY STOCK PURCHASE" means, with respect to any Person, any purchase, redemption, or other acquisition for value by such Person of any shares of the Capital Stock of such Person as treasury stock.

         "TYPE" means any type of Loan (i.e., Base Rate Loan or a Eurodollar
Loan).

         "UCC" means (i) the Uniform Commercial Code as in effect from time to time in the State of Texas, as amended from time to time, and (ii) the Uniform Commercial Code as in effect from time to time in such other states as any Collateral may be located, as and to the extent applicable.

         "U.S." means the United States of America.

         "UNCERTIFICATED SECURITY" means any "uncertificated security," as such term is defined in Chapter 8 (or Article 8) of the UCC, and in any event shall include, but not be limited to, any Security that is not represented by a certificate.

         "UNFUNDED CAPITAL EXPENDITURES" means Capital Expenditures which are paid for by a Person (i) with proceeds of Revolving Credit Loans, or (ii) otherwise, from sources other than Indebtedness for Money Borrowed.

         "UNFUNDED VESTED ACCRUED BENEFITS" means with respect to any Plan at any time, the amount (if any) by which (a) the present value of all vested nonforfeitable benefits under such Plan exceeds, (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan.


LOAN AND SECURITY AGREEMENT - Page 43

         "UNUSED COMMITMENT FEE PERCENTAGE" means, as of the Agreement Date, three-eighths percent (0.375%), subject to adjustment thereafter from time to time to the percentage specified corresponding to the Leverage Ratio as set forth below, respectively:


==================================================================
               Leverage Ratio                          Percentage
==================================================================
Greater than 4.0 to 1.0                                  0.500%
------------------------------------------------------------------
Less than or equal to 4.0 to 1.0 but                     0.500%
greater than 3.0 to 1.0
------------------------------------------------------------------
Less than or equal to 3.0 to 1.0 but                     0.375%
greater than 2.5 to 1.0
------------------------------------------------------------------
Less than or equal to 2.5 to 1.0 but                     0.375%
greater than 2.1 to 1.0
------------------------------------------------------------------
Less than or equal 2.1 to 1.0 but                        0.250%
greater than 1.7 to 1.0
------------------------------------------------------------------
Less than or equal to 1.7                                0.250%
==================================================================

For the purpose of determining the Unused Commitment Percentage the Leverage Ratio shall be determined based upon Parent's Consolidated financial statements for its respective Fiscal Quarters delivered to Agent as required by SECTION 12.1, and any resulting change, if any, in the Unused Commitment Percentage shall become effective as of the first day of the calendar month following the month in which such financial statements are delivered to Agent.

         "VOTING STOCK" means Capital Stock of a Person having ordinary voting power for the election of a majority of the members of its board of directors or other governing body (not including shares having such power only in the event of a contingency).

         "WHOLLY-OWNED SUBSIDIARY" when used to determine the relationship of a Subsidiary to a Person, means a Subsidiary all of the issued and outstanding Capital Stock (other than directors' qualifying shares) of which shall at the time be owned by such Person or one or more of such Person's Wholly-Owned Subsidiaries or by such Person and one or more of such Person's Wholly-Owned Subsidiaries.

         "YEAR 2000 COMPLIANT" has the meaning set forth in SECTION 8.1(ff).

         "YEAR 2000 PROBLEM" has the meaning set forth in SECTION 8.1(ff).


LOAN AND SECURITY AGREEMENT - Page 44

         Section 1.2 GENERAL. All terms of an accounting nature not specifically defined herein shall have the meaning ascribed thereto by GAAP. The generic terms accounts, chattel paper, documents, equipment, instruments, general intangibles, inventory and investment property, as and when used in this Agreement or the Security Documents, shall have the meanings given those terms in the UCC. Unless otherwise specified, a reference in this Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection, Schedule or Exhibit of this Agreement, and the words "hereof," "herein," "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision, section or subsection of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Words denoting individuals include corporations, limited liability companies, partnerships, joint ventures and other business entities and vice versa. References to any legislation or statute or code, or to any provisions of any legislation or statute or code, shall include any modification or reenactment of, or any legislative, statutory or code provision substituted for, such legislation, statute or code or provision thereof. References to any document or agreement (including this Agreement) shall include references to such document or agreement as amended, restated, novated, supplemented, modified or replaced from time to time, so long as and to the extent that such amendment, restatement, novation, supplement, modification or replacement is either not prohibited by the terms of this Agreement or is consented to by the Required Lenders and Agent. References to any Person include its successor or permitted substitutes and assigns. Standards of "reasonableness," or requirements of similar import, and the conduct of any Credit Party or any Loan Party in connection with the Loan Documents shall be measured according to applicable standards prescribed by the UCC. Where used in this Agreement, the phrase "in its reasonable discretion in the exercise of reasonable credit judgment", in reference to Agent, shall be measured according to that discretion that would be exercised by a reasonably prudent Person that is a lender in the asset based lending industry and is acting in its capacity as administrative agent in the same or substantially similar circumstances.

         Section 1.3 EXHIBITS AND SCHEDULES. All Exhibits and Schedules attached hereto are incorporated fully herein by reference thereto.

                                    ARTICLE 2

                            REVOLVING CREDIT FACILITY

         Section 2.1 REVOLVING CREDIT LOANS. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, each Lender agrees, severally, but not jointly, to make Revolving Credit Loans to Borrower from time to time from the Effective Date to but not including the Termination Date, as requested or deemed requested by Borrower in accordance with the terms of SECTION 2.2, in amounts equal to such Lender's Commitment Percentage of each such Loan requested or deemed requested hereunder up to an aggregate amount at any one time outstanding equal to such Lender's Commitment Percentage of the Borrowing Base; PROVIDED, HOWEVER, that
(i) the aggregate principal amount of all outstanding


LOAN AND SECURITY AGREEMENT - Page 45

Revolving Credit Loans (after giving effect to the Loans requested) shall not exceed the Borrowing Base and (ii) the aggregate amount of Revolving Credit Loans plus the aggregate amount of Reimbursement Obligations plus an amount determined by Agent in its reasonable discretion in respect of all obligations owing by any Loan Party to any Lender in respect of Interest Rate Protection Agreements shall not exceed $500,000,000. It is expressly understood and agreed that the Lenders may and at present intend to use the Borrowing Base as a maximum ceiling on Revolving Credit Loans to Borrower; PROVIDED, HOWEVER, that it is agreed that should the Revolving Credit Loans exceed the ceiling so determined or any other limitation set forth in this Agreement such Revolving Credit Loans shall nevertheless constitute Secured Obligations and, as such, shall be entitled to all benefits thereof and security therefor. The principal amount of any Revolving Credit Loan which is repaid pursuant to SECTION 2.3(c) may be reborrowed by Borrower, subject to the terms and conditions of this Agreement, in accordance with the terms of this SECTION 2.1. Agent's and each Lender's books and records reflecting the date and the amount of each Revolving Credit Loan and each repayment of principal thereof shall constitute prima facie evidence of the accuracy of the information contained therein, subject to the provisions of SECTION 5.10.

         Section 2.2 MANNER OF BORROWING REVOLVING CREDIT LOANS. Borrowings under the Revolving Credit Facility shall be made as follows:

                  (a) REQUESTS FOR BORROWING. A request for a borrowing shall be made, or shall be deemed to be made, in the following manner:

                           (i) requests for a Revolving Credit Loan shall be made in the manner prescribed by ARTICLE 5;

                           (ii) whenever a check or other item is presented to a Disbursing Bank for payment against a Disbursement Account in an amount greater than the then available balance in such account then, unless payment is otherwise timely made within three (3) Business Days, such Disbursing Bank shall, and is hereby irrevocably authorized by Borrower to, give Agent notice thereof, which notice shall be deemed to be a request for a Revolving Credit Loan on the date of such notice in an amount equal to the excess of such check or other item over such available balance;

                           (iii) unless payment is otherwise timely made within three (3) Business Days, the becoming due of any amount required to be paid under this Agreement or any of the Notes as interest shall be deemed to be a request for a Revolving Credit Loan on the due date in the amount required to pay such interest;

                           (iv) unless payment is otherwise timely made within three (3) Business Days, the becoming due of any other Secured Obligation shall be deemed to be a request for a Revolving Credit Loan on the due date in the amount then so due, and such request shall be irrevocable; and


LOAN AND SECURITY AGREEMENT - Page 46

                           (v) the receipt by Agent of notification from L/C Issuer to the effect that a drawing has been made under a Letter of Credit and that Borrower has failed to reimburse L/C Issuer therefor in accordance with the terms of the applicable Reimbursement Agreement and ARTICLE 3 shall be deemed to be a request for a Revolving Credit Loan on the date such notification is received in the amount of such drawing which is so unreimbursed.

                  (b) DISBURSEMENT OF LOANS. Borrower hereby irrevocably authorizes Agent to disburse the proceeds of each borrowing requested, or deemed to be requested, pursuant to this SECTION 2.2 as follows:

                           (i) the proceeds of each borrowing requested under SECTION 2.2(a)(i) shall be disbursed by Agent in Dollars in immediately available funds, (a) in the case of the initial borrowing under the Revolving Credit Facility, in accordance with the terms of the certificate from Borrower to Agent referred to in SECTION 7.1(a)(xi), and (b) in the case of each subsequent borrowing, by wire transfer to a Disbursement Account or, in the absence of a Disbursement Account, by wire transfer to such other account as may be agreed upon by Borrower and Agent from time to time;

                           (ii) the proceeds of each borrowing deemed requested under SECTION 2.2(a)(ii), (iii) or (iv) shall be disbursed by Agent by way of direct payment of the relevant amount, interest or Secured Obligation referenced therein, as the case may be, PROVIDED that Agent and the Lenders shall have no obligation to make any such Loan; and

                           (iii) the proceeds of each borrowing deemed requested under SECTION 2.2(a)(v) shall be disbursed by Agent directly to L/C Issuer in payment of the Reimbursement Obligations referenced therein.

         Section 2.3 REPAYMENT OF REVOLVING CREDIT LOANS. Borrower hereby agrees to pay the Revolving Credit Loans as follows:

                  (a) Whether or not any Default or Event of Default has occurred, the outstanding principal amount of all the Revolving Credit Loans is due and payable, and shall be repaid by Borrower in full, on the Termination Date;

                  (b) If at any time the aggregate outstanding unpaid principal amount of the Revolving Credit Loans exceeds the Borrowing Base in effect at such time, Borrower shall repay the Revolving Credit Loans in an amount sufficient to reduce the aggregate unpaid principal amount of such Revolving Credit Loans by an amount equal to such excess, together with accrued and unpaid interest on the amount so repaid to the date of repayment; and


LOAN AND SECURITY AGREEMENT - Page 47

                  (c) Borrower hereby instructs Agent to repay the Revolving Credit Loans outstanding on any day in an amount equal to the amount received by Agent on such day pursuant to SECTION 10.1(b).

         Section 2.4 REVOLVING CREDIT NOTE. Each Lender's Revolving Credit Loans and the obligation of Borrower to repay such Revolving Credit Loans shall be evidenced by a Revolving Credit Note payable to the order of such Lender. Each Revolving Credit Note shall be dated the Agreement Date, or with respect to any Lender which is a party to an Assignment and Acceptance the date of such Assignment and Acceptance, and be duly and validly executed and delivered by Borrower.

         Section 2.5 BORROWING BASE. At any time after the occurrence, and during the continuance, of an Event of Default, the percentages specified in this Agreement for determination of the Borrowing Base may be adjusted from time to time based upon such considerations as Agent may deem appropriate in its reasonable discretion (PROVIDED, that any such reduction shall be eliminated, and such percentages shall be restored, at such time, if any, as any such Event of Default is cured or waived in accordance with SECTION 17.10). Percentages used from time to time in calculating the Borrowing Base are for the sole purpose of determining the maximum amount of Revolving Credit Loans that may be outstanding from time to time under this Agreement and shall not be evidentiary of or binding upon the Credit Parties with respect to the market value or liquidation value of any Collateral. Agent shall have the right in its reasonable discretion in the exercise of reasonable credit judgment to establish a Reserve at any time when the aggregate outstanding balance of all Revolving Credit Loans plus the Letter of Credit Reserve exceeds the Threshold Usage Amount. Funding of Revolving Credit Loans hereunder shall at all times remain subject to confirmation of Eligible Receivables, Eligible Inventory and the Borrowing Base, in Agent's discretion. Any request for a Revolving Credit Loan which, if funded, would result in the unpaid balance of the Revolving Credit Loans being in excess of the amount allowed by this Agreement may be declined by Agent in its sole discretion without prior notice.

         Section 2.6 EXTENSION OF REVOLVING CREDIT FACILITY. Borrower may notify Agent in writing by May 1 of each year while this Agreements in effect, commencing May 1, 2000, of its desire to extend the Termination Date for an additional 12 months beyond the then present Termination Date. If such notice is given by Borrower, Agent by the immediately following June 15 of such year will notify Borrower in writing if the Credit Parties agree to such extension. Extension of the Termination Date shall be at the sole option and discretion of the Credit Parties, and the decision to extend the Termination Date shall require the consent of all Credit Parties. If either Borrower or the Agent fails to give such notice within the time prescribed above, then the Termination Date shall not be extended and shall remain as the then present Termination Date. An extension of the Termination Date pursuant to this SECTION 2.6 shall not require any renewal Note or amendment of or supplement to this Agreement or any other Loan Document unless otherwise required by Agent.


LOAN AND SECURITY AGREEMENT - Page 48

                                    ARTICLE 3

                            LETTER OF CREDIT FACILITY

         Section 3.1 AGREEMENT TO ISSUE. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, L/C Issuer agrees to issue for the account of Borrower or, at the request of Borrower, any other Loan Party, one or more Letters of Credit in accordance with this ARTICLE 3, from time to time during the period commencing on the Effective Date and ending on the Termination Date.

         Section 3.2 AMOUNTS. L/C Issuer shall not have any obligation to issue any Letter of Credit at any time:

                  (a) if, after giving effect to the issuance of the requested Letter of Credit, (i) the aggregate Letter of Credit Obligations would exceed the maximum amount of the Letter of Credit Facility then in effect or (ii) the aggregate principal amount of the Revolving Credit Loans outstanding would exceed the Borrowing Base (after reduction for the Letter of Credit Reserve in respect of such Letter of Credit) or (iii) the aggregate amount of the Revolving
         Credit Loans outstanding plus the aggregate amount of Reimbursement Obligations plus an amount determined by Agent in its reasonable discretion in respect of all obligations owing by any Loan Party to any Lender in respect of Interest Rate Protection Agreements would exceed $500,000,000; or

                  (b) which has a term longer than two (2) calendar years or an expiration date after the last Business Day that is more than thirty (30) days prior to the Termination Date.

         Section 3.3 CONDITIONS. The obligation of L/C Issuer to issue any Letter of Credit is subject to the satisfaction of (i) the conditions precedent contained in ARTICLE 7 and (ii) the following additional conditions precedent in a manner satisfactory to Agent and L/C Issuer:

                  (a) Borrower shall have delivered to L/C Issuer and Agent, at such times and in such manner as L/C Issuer or Agent may prescribe, an application in form and substance satisfactory to L/C Issuer and Agent for the issuance of the proposed Letter of Credit, a Reimbursement Agreement and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be satisfactory to L/C Issuer and Agent (PROVIDED, that in the event any terms of such Reimbursement Agreement or other documents are inconsistent with the terms of this Agreement, then the terms of this Agreement shall control); and

                  (b) as of the date of issuance, no order of any court, arbitrator or other Governmental Authority having jurisdiction or authority over L/C Issuer shall purport by its terms to enjoin or restrain banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to banks generally and no request or directive (whether or not having the force of law) from any


LOAN AND SECURITY AGREEMENT - Page 49

         Governmental Authority with jurisdiction over banks generally shall prohibit or request that L/C Issuer refrain from the issuance of letters of credit generally or the issuance of such Letter of Credit.

                  (c) L/C Issuer shall have received from Agent authorization to issue the requested Letter of Credit.

         Section 3.4 ISSUANCE OF LETTERS OF CREDIT.

                  (a) REQUEST FOR ISSUANCE. Borrower shall give L/C Issuer and Agent written notice of each request for the issuance of a Letter of Credit no later than three (3) Business Days prior to the proposed date of issuance of the Letter of Credit. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business
         Day) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in multiple draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day that is more than thirty (30) days prior to the Termination Date), the purpose for which such Letter of Credit is to be issued and the beneficiary of the requested Letter of Credit. Borrower shall attach to such notice the form of the Letter of Credit that Borrower requests to be issued.

                  (b) RESPONSIBILITIES OF AGENT; ISSUANCE. Agent shall determine, as of the Business Day immediately preceding the requested effective date of issuance of the Letter of Credit set forth in the notice from Borrower pursuant to SECTION 3.4(a), the amount of the unused portion of the Letter of Credit Facility and the Borrowing Base. If (i) the form of the Letter of Credit delivered by Borrower to Agent is acceptable to L/C Issuer and Agent, (ii) the undrawn face amount of the requested Letter of Credit is less than or equal to the lesser of
         (A) the amount of the unused portion of the Letter of Credit Facility and (B) the unused Borrowing Base, and (iii) Agent has received a certificate from Borrower stating that the applicable conditions set forth in ARTICLE 7 have been satisfied, then, subject to the terms of this Agreement, L/C Issuer will cause the Letter of Credit to be issued. NationsBank in its discretion may cause any Affiliate of NationsBank to issue any requested Letter of Credit, whereupon such Affiliate shall be L/C Issuer with respect to such Letter of Credit and shall have all of the rights, benefits and interests of L/C Issuer as are specified by the Loan Documents in connection therewith. Each such Affiliate, if any, shall be a third party beneficiary of the Loan Documents and shall be entitled to rely upon all representations, warranties and covenants contained herein and therein. The Loan Parties hereby authorize NationsBank and Agent to deliver or otherwise disclose to L/C Issuer copies of any of the Loan Documents and any other information from time to time in NationsBank's or Agent's possession concerning any of the Loan Parties or the transactions contemplated by the Loan Documents.

                  (c) NOTICE OF ISSUANCE. Promptly after the issuance of any Letter of Credit, L/C Issuer shall give Agent written or facsimile notice, or telephonic notice confirmed promptly


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         thereafter in writing, of the issuance of such Letter of Credit, and
         Agent shall give each Lender written or facsimile notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of such Letter of Credit; PROVIDED that any failure or delay in giving or confirming any such notice shall not impair the obligations of L/C Issuer, any Lender or Borrower with respect to any such Letter of Credit.

                  (d) NO EXTENSION OR AMENDMENT. No Letter of Credit shall be extended or amended unless the requirements of this SECTION 3.4 are met as though a new Letter of Credit were being requested and issued.

         Section 3.5 DUTIES OF L/C ISSUER. Any action taken or omitted to be taken by L/C Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not result in any liability of L/C Issuer to any Lender or relieve any Lender of its obligations hereunder to L/C Issuer. In determining whether to pay under any Letter of Credit, L/C Issuer shall have no obligation to any Lender other than to confirm that any documents required to be delivered under such Letter of Credit in connection with such drawing have been presented and appear on their face to comply with the requirements of such Letter of Credit.

         Section 3.6 PAYMENT OF REIMBURSEMENT OBLIGATIONS.

                  (a) PAYMENT TO ISSUER. Borrower agrees to reimburse L/C Issuer for any drawings (whether partial or full) under each Letter of Credit and agrees to pay to L/C Issuer the amount of all other Reimbursement Obligations and other amounts payable to L/C Issuer under or in connection with such Letter of Credit immediately when due, irrespective of any claim, set-off, defense or other right which Borrower may have at any time against L/C Issuer or any other Person.

                  (b) RECOVERY OR AVOIDANCE OF PAYMENTS. In the event any payment by or on behalf of any Loan Party with respect to any Letter of Credit or any Reimbursement Obligation relating thereto received by L/C Issuer, or by Agent, and distributed by Agent to the Lenders on account of their respective participations therein, is thereafter set aside, avoided or recovered from L/C Issuer or Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by Agent pay to Agent, for the account of Agent or L/C Issuer, their respective Commitment Percentages of such amount set aside, avoided or recovered together with interest at the rate required to be paid by L/C Issuer, or by Agent, upon the amount required to be repaid by it.

                  (c) EXISTING LETTERS OF CREDIT. All Reimbursement Obligations or other obligations of any Loan Party under any Reimbursement Agreement in respect of the Existing Letters of Credit are hereby reaffirmed and continued in full force and effect. All obligations of any Loan Party for payment in respect of Reimbursement Obligations or other obligations in respect of the Existing Letters of Credit, as provided by the Existing Credit


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         Agreement or the "Loan Documents" as defined therein, are hereby renewed, continued, and reaffirmed under the terms of this Agreement and the other Loan Documents.

         Section 3.7 PARTICIPATIONS.

                  (a) PURCHASE OF PARTICIPATIONS. On the Agreement Date with respect to the Existing Letters of Credit and Immediately upon issuance by L/C Issuer of any other Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation in such Letter of Credit, equal to such Lender's Commitment Percentage of the face amount thereof (including, without limitation, all obligations of Borrower with respect thereto).

                  (b) SHARING OF LETTER OF CREDIT PAYMENTS. In the event that L/C Issuer makes a payment under any Letter of Credit and L/C Issuer shall not have been repaid such amount pursuant to SECTION 3.6, then NationsBank may, in its discretion without obligation to do so, make such repayment to L/C Issuer and thereupon be deemed to have made a Non-Ratable Loan in the amount of such repayment, and notwithstanding the occurrence or continuance of a Default or Event of Default at the time of such repayment, such Non-Ratable Loan shall be subject to the provisions of SECTION 5.10(c) and the absolute obligations of the Lenders to pay for their respective participation interests therein.

                  (c) SHARING OF REIMBURSEMENT OBLIGATION PAYMENTS. Whenever L/C Issuer receives a payment from or on behalf of Borrower on account of a Reimbursement Obligation as to which Agent has previously received for the account of L/C Issuer payment from a Lender pursuant to this SECTION 3.7, L/C Issuer shall promptly pay to Agent, for the benefit of such Lender, such Lender's Commitment Percentage of the amount of such payment from Borrower in Dollars. Each such payment shall be made by L/C Issuer on the Business Day on which L/C Issuer receives immediately available funds pursuant to the immediately preceding sentence, if received prior to 11:00 a.m. (Dallas, Texas time) on such Business Day and otherwise on the next succeeding Business Day.

                  (d) DOCUMENTATION. Upon the request of any Lender, Agent shall furnish to such Lender copies of any Letter of Credit, Reimbursement Agreement or application for any Letter of Credit and such other documentation as may reasonably be requested by such Lender.

                  (e) OBLIGATIONS IRREVOCABLE. The obligations of each Lender to make payments to Agent with respect to any Letter of Credit and their participations therein pursuant to this Agreement and the obligations of Borrower to make payments to L/C Issuer or to Agent, for the account of the Lenders, pursuant to SECTION 3.6 or otherwise, in each case shall be irrevocable and not subject to any qualification or exception whatsoever, and shall be made in accordance with the terms and conditions of this Agreement (assuming, in the case of the obligations of the Lenders to make such payments, that the Letter of Credit has been issued


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         in accordance with SECTION 3.4), including, without limitation, any of the following circumstances:

                           (i) Any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                           (ii) The existence of any claim, set-off, defense or other right which Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, Agent, L/C Issuer or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between Borrower or any other Person and the beneficiary named in any Letter of Credit);

                           (iii) Any draft, certificate or any other document presented under the Letter of Credit upon which payment has been made according to its terms proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (iv)     The surrender or impairment of any
                  Collateral or any other security for the Secured Obligations or the performance or observance of any of the terms of any of the Loan Documents;

                           (v) The occurrence of any Default or Event of Default; or

                           (vi) Agent's failure to deliver to the Lenders the notice provided for in SECTION 3.4(c).

         Section 3.8 INDEMNIFICATION, EXONERATION.

                  (a)      INDEMNIFICATION BY BORROWER. WITHOUT LIMITING SECTION
         17.13 AND IN ADDITION TO AMOUNTS PAYABLE AS ELSEWHERE PROVIDED IN THIS
         ARTICLE 3, BORROWER JOINTLY AND SEVERALLY AGREES TO PROTECT, INDEMNIFY, PAY AND SAVE EACH OF THE CREDIT PARTIES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, DAMAGES, LOSSES, COSTS, CHARGES AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) WHICH ANY CREDIT PARTY MAY INCUR OR BE SUBJECT TO AS A CONSEQUENCE, DIRECTLY OR INDIRECTLY, OF ANY OF THE FOLLOWING: (i) THE ISSUANCE OF ANY LETTER OF CREDIT, OTHER THAN AS A RESULT OF ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION, OR (ii) THE FAILURE OF L/C ISSUER TO HONOR A DRAWING UNDER ANY LETTER OF CREDIT AS A RESULT OF ANY ACT OR OMISSION, WHETHER RIGHTFUL OR WRONGFUL, OF ANY


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

         PRESENT OR FUTURE DE JURE OR DE FACTO GOVERNMENTAL AUTHORITY (ALL SUCH ACTS OR OMISSIONS BEING HEREINAFTER REFERRED TO COLLECTIVELY AS "GOVERNMENT ACTS").

                  (b) ASSUMPTION OF RISK BY LOAN PARTIES. As among the Loan Parties and the Credit Parties, the Loan Parties assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the applications for the issuance of Letters of Credit, the Credit Parties shall not be responsible for:

                           (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                           (ii)     the validity or sufficiency of any
                  instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

                           (iii) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;

                           (iv)     errors in interpretation of technical terms;

                           (v) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;

                           (vi) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or

                           (vii) any consequences arising from causes beyond the control of any Credit Party, including, without limitation, any Government Acts.

         None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of any of any Credit Party under this SECTION 3.8.

                  (c) EXONERATION. In furtherance and extension, and not in limitation, of the specific provisions set forth above, any action taken or omitted by the Credit Parties under or in connection with any of the Letters of Credit or any related certificates, if taken or


LOAN AND SECURITY AGREEMENT - Page 54
         omitted in good faith, shall not result in any liability of any Credit Party to any Loan Party or relieve any Loan Party of any of its obligations hereunder to any such Person.

                  (d) INDEMNIFICATION BY LENDERS. WITHOUT LIMITING SECTION 16.5, THE LENDERS AGREE TO INDEMNIFY L/C ISSUER (TO THE EXTENT NOT REIMBURSED UNDER SECTION 17.2, BUT WITHOUT LIMITING THE OBLIGATIONS OF BORROWER UNDER SUCH SECTION) RATABLY IN ACCORDANCE WITH THEIR RESPECTIVE COMMITMENTS, FOR ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES) OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER THAT MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST L/C ISSUER (INCLUDING BY ANY LENDER) IN ANY WAY RELATING TO OR ARISING OUT OF ANY LETTER OF CREDIT OR THE TRANSACTIONS CONTEMPLATED THEREBY OR ANY ACTION TAKEN OR OMITTED BY L/C ISSUER UNDER ANY LETTER OF CREDIT OR ANY LOAN DOCUMENT IN CONNECTION THEREWITH (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF L/C ISSUER); PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT IT ARISES FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON TO BE INDEMNIFIED. WITHOUT LIMITATION OF THE FOREGOING, EACH LENDER AGREES TO REIMBURSE L/C ISSUER PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE OF ANY COSTS OR EXPENSES PAYABLE BY BORROWER TO L/C ISSUER UNDER SECTION 17.2, TO THE EXTENT THAT L/C ISSUER IS NOT PROMPTLY REIMBURSED FOR SUCH COSTS AND EXPENSES BY BORROWER. THE AGREEMENTS CONTAINED IN THIS SECTION SHALL SURVIVE PAYMENT IN FULL OF ALL SECURED OBLIGATIONS.

         Section 3.9       L/C CASH COLLATERAL ACCOUNT.

                  (a) Upon the occurrence and during the continuance of an Event of Default and demand by the Agent pursuant to SECTION 14.2(c) (but in the case of an Event of Default pursuant to SECTION 14.1(g) or SECTION 14.1(h), without any demand or the taking of any other action by Agent or any Lender), Borrower will promptly pay to Agent in immediately available funds an amount equal to the maximum amount then available to be drawn under all Letters of Credit then outstanding.

                  (b) If, notwithstanding the provisions of SECTION 3.2(b), any Letter of Credit is outstanding on the Termination Date then, unless an L/C Cash Collateral Account has already been established for such Letter of Credit under SECTION 3.9(a), on or prior to such Termination Date Borrower shall, promptly on demand by Agent, pay to Agent in immediately available funds an amount equal to the maximum amount then available to be drawn under such Letters of Credit.


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

                  (c)      Amounts paid to Agent pursuant to SECTION 3.9(a) or
         SECTION 3.9(b) shall be deposited by Agent to a cash collateral account ("the L/C CASH COLLATERAL ACCOUNT") which shall be included in the Collateral. The L/C Cash Collateral Account shall be under the sole dominion and control of Agent, and the Loan Parties shall have no right to withdraw or to cause Agent to withdraw any funds deposited in the L/C Cash Collateral Account.

                  (d) Agent shall (A) apply any funds in the L/C Cash Collateral Account on account of Reimbursement Obligations as and when they become due and payable if and to the extent that Borrower shall fail to timely pay such Reimbursement Obligations as required by this Agreement and (B) on or after the Termination Date, apply any proceeds remaining in the L/C Cash Collateral Account first to pay any unpaid Secured Obligations then outstanding hereunder and then to refund any remaining amount to Borrower.

                  (e) At Borrower's request and direction (no more than once per calendar month), but subject to Agent's reasonable approval, Agent shall cause the Cash Collateral in the L/C Cash Collateral Account to be invested in Permitted Cash Equivalents. Any commissions, expenses and penalties incurred by Agent in connection with any investment and redemption of such Cash Collateral shall be Secured Obligations hereunder secured by the Collateral, shall bear interest pursuant to SECTION 5.2(c) and shall be charged to Borrower's Loan Accounts or, at Agent's option, shall be paid out of the proceeds of any earnings received by Agent from the investment of such Cash Collateral as provided herein or out of such cash itself. Agent makes no representation or warranty as to, and shall not be responsible for, the rate of return, if any, earned on any Cash Collateral. Any earnings on Cash Collateral shall be held as additional Cash Collateral subject to this Agreement. Borrower recognizes that any losses or taxes with respect to such investments shall be borne solely by Borrower, and Borrower agrees to hold the Credit Parties harmless from any and all such losses and taxes. Agent may liquidate any investment held in the L/C Cash Collateral Account in order to apply the proceeds of such investment on account of the Reimbursement Obligations (or on account of any other Secured Obligation then due and payable, as the case may
         be) without regard to whether such investment has matured and without liability for any penalty or other fee incurred (with respect to which Borrower hereby agrees to reimburse Agent) as a result of such application.

                  (f) After establishment of the L/C Cash Collateral Account pursuant to SECTIONS 3.9(a) or 3.9(b) Borrower shall pay to Agent the reasonable and customary fees with respect to the maintenance of accounts similar to the L/C Cash Collateral Account.

                  (g) At such time, if any, that the amount of the L/C Cash Collateral Account exceeds the aggregate amount of the outstanding Reimbursement Obligations and any other Secured Obligations due and payable, Agent shall promptly distribute to Borrower funds from the L/C Cash Collateral Account in an amount equal to such excess.


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         Section 3.10 SUPPORTING LETTER OF CREDIT. With respect to any Letter of
Credit referenced in SECTION 3.9(b), Borrower may propose to Agent that Borrower shall deposit with Agent, for the ratable benefit of the Credit Parties, with respect to each such Letter of Credit, a standby letter of credit (a "SUPPORTING LETTER OF CREDIT") in form and substance satisfactory to Agent, issued by an issuer reasonably satisfactory to Agent in an amount equal to the greatest amount for which such Letter of Credit may be drawn, under which Supporting Letter of Credit Agent is entitled to draw amounts necessary to reimburse the Credit Parties for payments made by the Credit Parties resulting from any drawing under such Letter of Credit or under any reimbursement or guaranty agreement with respect thereto. Agent in its discretion may accept such Supporting Letter of Credit in lieu of the L/C Cash Collateral Account required by SECTION 3.9(b), PROVIDED that Agent shall not be obligated to do so. Any such Supporting Letter of Credit shall be held by Agent for the benefit of the Credit Parties, as security for, and to provide for the payment of, the Reimbursement Obligations in respect of the Letter of Credit which is the subject of such Supporting Letter of Credit.

         Section 3.11 EXISTING LETTERS OF CREDIT. On and after the Agreement Date the Existing Letters of Credit and related Reimbursement Agreements (i) shall be deemed to have been issued under, and the Reimbursement Obligations in respect thereof shall be governed by and have the benefits of, this Agreement and other Loan Documents, PROVIDED, that in the event any provision of such Reimbursement Agreements in respect of Existing Letters of Credit are inconsistent with this Agreement, the provisions of this Agreement shall control and (ii) shall be deemed included as a part of the Letter of Credit Facility (including without limitation each Lender's Commitment in respect thereof).


                                    ARTICLE 4

                                    RESERVED


                                    ARTICLE 5

                             GENERAL LOAN PROVISIONS

         Section 5.1 PROCEDURE FOR BORROWING AND DISBURSEMENT OF LOANS.

                  (a) In order to receive any Loan, Borrower shall notify Agent of a request for a Loan by means of a Notice of Borrowing or other notice on behalf of Borrower acceptable to Agent, therein designating the amount of the Loan requested and the date on which funding is requested. Each request for a Loan shall be delivered to Agent not later than 11:00 a.m. (Dallas, Texas time) (i) in the case of a Base Rate Loan on the Business Day on which funding of such Loan is requested and (ii) in the case of a Eurodollar Loan, at least two (2) Eurodollar Business Days prior to the Business Day on which funding of such Loan is requested. Such notice may be made in any manner prescribed by SECTION 17.1, PROVIDED that for this purpose each Loan Party irrevocably authorizes Agent to rely upon any Person whom Agent believes to be an authorized officer of Borrower and for purposes of this


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         Agreement any such officer shall be deemed to be authorized to request any such Loan on behalf of Borrower. Any such notice shall be irrevocable upon receipt by Agent. Without limiting the other terms and conditions of this Agreement, at the time of each borrowing hereunder, Borrower must be current in the delivery of all Compliance Certificates and Borrowing Base Certificates required to be delivered to Agent and the Lenders pursuant to this Agreement.

                  (b) Unless Agent has elected periodic settlements pursuant to SECTION 5.10, Agent shall promptly notify the Lenders of any Notice of Borrowing given or deemed given pursuant to this Agreement. Not later than 2:00 p.m. (Dallas, Texas time) on the proposed borrowing date, each Lender will make available to Agent, for the account of Borrower, at Agent's Principal Office in funds immediately available to Agent, an amount equal to such Lender's Commitment Percentage of the Revolving Credit Loans to be made on such date.

         Section 5.2       INTEREST.

                  (a) Subject to the provisions of SECTION 5.2(b), Borrower agrees to pay interest on the unpaid principal amount of the Loans, for each day from the day each such Loan was made until such Loan is due (whether upon demand, at maturity, by reason of acceleration or otherwise) at a rate per annum equal to the lesser of the Applicable Rate or the Maximum Rate. Interest shall be payable monthly in arrears as it accrues on each Interest Payment Date.

                  (b) If Borrower shall fail to pay when due (whether upon demand, at maturity, by reason of acceleration or otherwise) all or any portion of the principal amount of any Loan or if there shall occur any other Event of Default, at Agent's election the balance of the Loans shall no longer bear interest in accordance with the terms of SECTION 5.2(a), but rather shall bear interest for each day from the date of such failure to pay or other Event of Default, as the case may be, until such failure to pay or other Event of Default shall have been cured or waived in compliance with the terms of this Agreement, at a rate per annum equal to the lesser of (i) the sum of (1) the Default Margin and (2) the Applicable Rate, or (ii) the Maximum Rate, payable on demand. The interest rate provided for in the preceding sentence shall, to the extent permitted by Applicable Law, apply to and accrue on the amount of any judgment entered with respect to any Secured Obligation and shall continue to accrue at such rate during any proceeding described in SECTION 14.1(g) or SECTION 14.1(h).

                  (c) Borrower agrees, to the extent permitted by Applicable Law, to pay interest on the unpaid principal amount of any Secured Obligation that is due and payable other than the Loans in accordance with SECTION 5.2(a) or SECTION 5.2(b), as applicable, as if such Secured Obligation were a Loan.

                  (d) Subject to SECTION 5.2(e) and SECTION 17.23, the interest rates provided for in SECTIONS 5.2(a), 5.2(b) and 5.2(c) shall be computed on the basis of a year of 360 days and the actual number of days elapsed. With respect to any Base Rate Loan, any change in the


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

         Applicable Rate resulting from a change in the Base Rate shall be adjusted automatically as of the effective date of such change in the Base Rate. Any change in the Applicable Rate resulting from any change in the Maximum Rate shall be effective as of the effective date of any such change in the Maximum Rate.

                  (e) It is not intended by the Lenders, and nothing contained in this Agreement or the Notes shall be deemed, to establish or require the payment of a rate of interest in excess of the Maximum Rate . If, in any month, the Effective Interest Rate, absent such limitation, would have exceeded the Maximum Rate, then the Effective Interest Rate for that month shall be the Maximum Rate, and if in future months the Effective Interest Rate would otherwise be less than the Maximum Rate, then the Effective Interest Rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event, upon payment in full of the Secured Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would have been paid or accrued if the Effective Interest Rate had at all times been in effect, then Borrower shall, to the extent permitted by Applicable Law, pay to the Lenders an amount equal to the excess, if any, of (i) the lesser of (A) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued had the Effective Interest Rate, at all times, been in effect, and (ii) the amount of interest actually paid or accrued under this Agreement. In the event the Lenders receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall be applied to the reduction of the principal balance of the Secured Obligations, and if no such principal is then outstanding, such excess or part thereof remaining, shall be paid to Borrower.

         Section 5.3 INTEREST RATE OPTION. Subject to the provisions hereof, Borrower shall have the option to have designated portions of the Loans bear interest at an Applicable Rate determined according to the Base Rate or the Adjusted Eurodollar Rate; PROVIDED, HOWEVER, that any portion of the Loans designated to bear interest at an Applicable Rate determined according to the Adjusted Eurodollar Rate for any particular Interest Period shall not be for less than $1,000,000 of unpaid principal or an integral multiple of $100,000 in excess thereof, and no more than ten (10) Interest Periods shall be allowed to exist at any one time. Any such option shall be exercised in the manner provided below:

                  (a) AT TIME OF BORROWING. Contemporaneously with each request for a Loan, Borrower shall give Agent a Notice of Borrowing indicating the interest rate option selected with respect to the principal balance of such Loan. If the required Notice of Borrowing shall not have been timely received by Agent, Borrower shall be deemed to have designated the Base Rate and to have given Agent notice of such designation. Notwithstanding the foregoing, any request for a Revolving Credit Loan made pursuant to CLAUSES (ii), (iii), (iv) or (v) of
         SECTION 2.2(a) shall be deemed to be a request for a Base Rate Loan.


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                  (b)      AT EXPIRATION OF INTEREST PERIODS. Not less than two
         (2) Eurodollar Business Days prior to the termination of any Interest Period for any Eurodollar Loan, Borrower shall give Agent a Notice of Borrowing indicating the interest rate option to be applicable to such Eurodollar Loan upon the expiration of such Interest Period if Borrower elects to have such Loan Continued as a Eurodollar Loan. If the required Notice of Borrowing shall not have been timely received by Agent prior to the expiration of such Interest Period, Borrower shall be deemed to have selected a rate based upon the Base Rate to be applicable to such Eurodollar Loan upon the expiration of such Interest Period and to have given Agent notice of such selection.

                  (c) CONVERSION FROM BASE RATE. Subject to the other provisions of this Agreement, during any period in which any Base Rate Loan is in existence, Borrower shall have the right, on any Eurodollar Business Day, to Convert all or a portion thereof to a Eurodollar Loan by giving Agent a Notice of Borrowing of such Conversion not less than two (2) Eurodollar Business Days prior to the date of such Conversion.

Agent, at its option, may accept telephonic instructions as a Notice of Borrowing (PROVIDED that without limiting the validity of any such notice by telephonic instruction, Borrower agrees that any such telephonic request shall promptly be confirmed to Agent by Borrower delivering a written Notice of Borrowing to Agent) and Agent hereby is authorized and directed, at Agent's option, to honor any or all such telephonic or other oral notices from any Person whom Agent believes to be an authorized officer of Borrower, and for purposes of this Agreement, any such officer shall be deemed to be authorized to make any such notice on behalf of Borrower. Borrower agrees to indemnify and hold Agent and the Lenders harmless from any loss or liability incurred by any of them in connection with honoring any telephonic or other oral notices. All written Notices of Borrowing are effective only upon receipt by Agent. Each Notice of Borrowing, whether written or oral, shall be irrevocable and binding upon Borrower.



LOAN AND SECURITY AGREEMENT - Page 60

         Section 5.4       CERTAIN FEES.

                  (a) UNUSED COMMITMENT FEE. Subject to SECTION 17.23, in connection with and as consideration for the holding available for the use of Borrower hereunder the full amount of the Revolving Credit Facility, Borrower will pay a fee to Agent, for the ratable benefit of the Lenders, for each day on and after the Agreement Date, in an amount equal to the product of the Unused Commitment Fee Percentage multiplied by the unused portion of the Revolving Credit Facility for such day. Such fee shall be payable monthly in arrears on each Interest Payment Date for Base Rate Loans and on the date of any permanent reduction in the Revolving Credit Facility and, subject to SECTION 17.23, shall be fully earned when due and payable and shall not be subject to refund or rebate. Such fee is not, and shall not be deemed to be, interest or a charge for the use, forbearance or detention of Money.

                  (b)      LETTER OF CREDIT FEES.















LOAN AND SECURITY AGREEMENT - Page 61

                           (i) Borrower agrees to pay to Agent for the ratable benefit of the Lenders Letter of Credit fees equal to the Applicable Margin with respect to Eurodollar Loans as in effect at the time of issuance, renewal or extension of any Letter of Credit, based on the average daily aggregate Letter of Credit Amount of all Letters of Credit from time to time outstanding during the term of this Agreement. Such fees shall be payable to Agent, for the ratable benefit of the Lenders in accordance with their respective Commitment Percentages, monthly in arrears on the first Business Day of each calendar month, and shall be calculated according to the average daily Letter of Credit Amount outstanding based on a year of 360 days and for the actual number of days elapsed, subject to
                  SECTION 17.23.

                           (ii) Borrower agrees to pay to Agent, for the account of L/C Issuer, on the same days and calculated on the same basis as the fees provided by CLAUSE (i) above, a fronting fee equal to one-eighth percent (0.125%) per annum PLUS the standard fees and charges of L/C Issuer for issuing, administering, amending, renewing, paying and canceling Letters of Credit, as and when assessed.

                  (c) OTHER FEES. Subject to SECTION 17.23, Borrower agrees to pay all other fees and expenses set forth in the certain letter agreement, dated as of the Agreement Date among Agent, Borrower and the other Loan Parties.

         Section 5.5       MANNER OF PAYMENT.

                  (a) Except as provided in SECTION 10.1(b), each payment (including prepayments) by Borrower on account of the principal of or interest on the Loans or of any other amounts payable under this Agreement, any Note or any other Loan Document shall be made not later than 12:00 noon (Dallas, Texas time) on the date specified for payment under this Agreement to Agent, for the account of the Lenders, at Agent's Principal Office, in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 1:00 p.m. (Dallas, Texas time) on such day shall be deemed a payment on such date for the purposes of SECTION 14.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day.

                  (b) Borrower hereby irrevocably authorizes each Lender and each Affiliate of such Lender and each participant herein to charge any account of Borrower maintained with such Lender or such Affiliate or participant with such amounts as may be necessary from time to time to pay any Secured Obligations (whether or not owed to such Lender, Affiliate or participant) which are not paid (i) when due in the case of Secured Obligations described in SUBPARAGRAPHS (a), (b) and (c) of the definition thereof in SECTION 1.1 and (ii) when due if an Event of Default has occurred or otherwise within five (5) Business Days after they become due, in the case of any other Secured Obligations.


LOAN AND SECURITY AGREEMENT - Page 62

         Section 5.6 GENERAL. If any payment under this Agreement or any Note shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing interest and fees, if any, as applicable, in accordance with such payment.

         Section 5.7 LOAN ACCOUNTS; STATEMENTS OF ACCOUNT.


                  (a) Each Lender shall open and maintain on its books a loan account in Borrower's name (each, a "LOAN ACCOUNT" and collectively, the "LOAN ACCOUNTS"). Each such Loan Account shall show as debits thereto each Loan made under this Agreement by such Lender to Borrower and as credits thereto all payments received by such Lender and applied to principal of such Loan, so that the balance of the Loan Account at all times reflects the principal amount due such Lender from Borrower.

                  (b) Agent shall maintain on its books a control account for Borrower in which shall be recorded (i) the amount of each disbursement made hereunder, (ii) the amount of any principal or interest due or to become due from Borrower hereunder, and (iii) the amount of any sum received by Agent hereunder from Borrower and each Lender's ratable share therein.

                  (c) The entries made in the accounts pursuant to SUBSECTIONS (a) and (b) preceding shall be prima facie evidence, in the absence of manifest error, of the existence and amounts of the obligations of Borrower therein recorded and in case of discrepancy between such accounts, in the absence of manifest error, the accounts maintained pursuant to SUBSECTION (b) shall be controlling.

                  (d) Agent will account separately to Borrower monthly with a statement of Loans, charges and payments made to and by Borrower pursuant to this Agreement, and such accounts rendered by Agent shall be deemed final, binding and conclusive, save for manifest error, unless Agent is notified by Borrower in writing to the contrary within thirty (30) days of the date the account to Borrower was so rendered. Such notice by Borrower shall be deemed an objection to only those items specifically objected to therein. Failure of Agent to render such account shall in no way affect the rights of Agent or of the Lenders hereunder.

         Section 5.8 TERMINATION OF AGREEMENT. Borrower shall have the right, at any time, to terminate this Agreement upon not less than thirty (30) Business Days' prior written notice of its intention to terminate this Agreement, which notice shall specify the effective date of such termination. Upon receipt of such notice, Agent shall promptly notify each Lender thereof. On the date specified in such notice, such termination shall be effected, PROVIDED, that Borrower shall, on or prior to such date, pay to Agent, for the account of the Lenders, in same day funds, an amount equal to all Secured Obligations then outstanding, including, without limitation, all (i) accrued interest thereon,
(ii) all accrued fees provided for hereunder, and (iii) any amounts payable to the Lenders pursuant to SECTIONS 17.2, 17.3 and 17.14, and, in addition thereto, shall deliver to Agent, in respect of each outstanding Letter of Credit, either a Supporting Letter of Credit or the Cash


LOAN AND SECURITY AGREEMENT - Page 63

Collateral as provided in SECTION 3.9. Following the date specified in a notice of termination as provided for in this SECTION 5.8 and upon payment in full of the amounts specified in this SECTION 5.8, this Agreement shall be terminated and the Credit Parties and Borrower shall have no further obligations to any other party hereto except for the obligations to Agent and the Lenders pursuant to SECTION 3.8 and SECTION 17.13.

         Section 5.9 MAKING OF LOANS.

                  (a) NATURE OF OBLIGATIONS OF LENDERS TO MAKE LOANS. The obligations of the Lenders under this Agreement to make the Loans are several and are not joint or joint and several.

                  (b)      ASSUMPTION BY AGENT. Subject to the provisions of
         SECTION 5.10 and notwithstanding the occurrence or continuance of a Default or Event of Default or other failure of any condition to the making of Revolving Credit Loans hereunder subsequent to the Revolving Credit Loans to be made on the Effective Date, unless Agent shall have received notice from a Lender in accordance with the provisions of
         SECTION 5.9(c) prior to a proposed borrowing date that such Lender will not make available to Agent such Lender's ratable portion of the amount to be borrowed on such date, Agent may assume that such Lender will make such portion available to Agent in accordance with SECTION 2.2(a), and Agent may, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent such Lender shall not make such ratable portion available to Agent, such Lender and Borrower severally agree to repay to Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to Borrower until the date such amount is repaid to Agent at a rate equal to the lesser of the Effective Interest Rate or the Maximum Rate. If such Lender shall repay to Agent such corresponding amount, the amount so repaid shall constitute such Lender's Commitment Percentage of the Loan made on such borrowing date for purposes of this Agreement. The failure of any Lender to make its Commitment Percentage of any Loan available shall not (without regard to whether Borrower shall have returned the amount thereof to Agent in accordance with this SECTION 5.9) relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on such borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

                  (c) DELEGATION OF AUTHORITY TO AGENT. Without limiting the generality of SECTION 16.1, each Lender expressly authorizes Agent to determine on behalf of such Lender (i) any reduction or increase of advance rates applicable to the Borrowing Base, so long as such advance rates do not at any time exceed the rates set forth in the Borrowing Base definition, (ii) the creation or elimination of any amount of the Reserve, (iii) whether or not Inventory or Receivables shall be deemed to constitute Eligible Inventory or Eligible Receivables and (iv) whether to grant or withhold consent, or to take or refrain from taking any action, in the exercise of its discretion as allowed by the Loan Documents. Unless and


LOAN AND SECURITY AGREEMENT - Page 64
         until Agent shall have received three (3) Business Days prior written notice from the Required Lenders as to the existence of a Default, an Event of Default or any other circumstance which would relieve the Lenders of their respective obligations to make Loans hereunder, which notice shall be in writing and shall be signed by the Required Lenders and shall expressly state that the Required Lenders do not intend to make available to Agent such Lenders' ratable share of Loans made after the effective date of such notice, Agent shall be entitled to continue to make the assumptions described in SECTION 5.9(b) and may in reliance upon such assumption, but without obligation to do so, make Loans available to Borrower. Without limiting the foregoing, Agent shall not be required to make any Loan as to which it shall have received notice by a Lender of such Lender's intention not to make its ratable portion of such Loan available to Agent. No such notice shall affect the validity of any Loans made prior to the expiration of three (3) Business Days after Agent's receipt thereof.

         Section 5.10      SETTLEMENT AMONG LENDERS.

                  (a) REVOLVING CREDIT LOANS. It is agreed that each Lender's Net Outstandings are intended by the Lenders to be equal at all times to such Lender's Commitment Percentage of the aggregate principal amount of all Revolving Credit Loans outstanding. Notwithstanding such agreement, the several and not joint obligation of each Lender to fund Revolving Credit Loans ratably in accordance with such Lender's Commitment Percentage and each Lender's right to receive its ratable share of principal payments on Revolving Credit Loans in accordance with its Commitment Percentage, the Lenders agree that in order to facilitate the administration of this Agreement and the Loan Documents, settlement among them may take place on a periodic basis in accordance with the provisions of this SECTION 5.10.

                  (b) SETTLEMENT PROCEDURES AS TO REVOLVING CREDIT LOANS. To the extent and in the manner hereinafter provided in this SECTION 5.10, settlement among the Lenders as to Revolving Credit Loans may occur periodically on Settlement Dates determined from time to time by Agent, which may occur before or after the occurrence or during the continuance of a Default or Event of Default and whether or not all of the conditions set forth in SECTIONS 7.1 and 7.2 have been met. On each Settlement Date payments shall be made by or to the Lenders in the manner provided in this SECTION 5.10 in accordance with the Settlement Report delivered by Agent pursuant to the provisions of this SECTION
         5.10 in respect of such Settlement Date so that as of each Settlement Date, and after giving effect to the transactions to take place on such Settlement Date, each Lender's Net Outstandings shall equal such Lender's Commitment Percentage of the Revolving Credit Loans outstanding.

                           (i) SELECTION OF SETTLEMENT DATES. If Agent elects, in its discretion, but subject to the consent of NationsBank, to settle accounts among the Lenders with respect to principal amounts of Revolving Credit Loans less frequently than each Business Day, then Agent shall designate periodic Settlement Dates which may occur on any Business Day after the Effective Date; PROVIDED, HOWEVER, that Agent shall designate as a Settlement Date any Business Day which is an Interest Payment Date;


LOAN AND SECURITY AGREEMENT - Page 65
                  and PROVIDED FURTHER, that a Settlement Date shall occur at least once during each seven day period. Agent shall designate a Settlement Date by delivering to each Lender a Settlement Report not later than 12:00 noon (Dallas, Texas time) on the proposed Settlement Date, which Settlement Report will be with respect to the period beginning on the preceding Settlement Date and ending on such designated Settlement Date.

                           (ii) NON-RATABLE LOANS AND PAYMENTS. Between Settlement Dates, Agent shall request and NationsBank may (but shall not be obligated to) advance to Borrower out of NationsBank's own funds, the entire principal amount of any Revolving Credit Loan requested or deemed requested pursuant to SECTION 2.2(a) (any such Revolving Credit Loan being referred to as a "NON-RATABLE LOAN"). The making of each Non-Ratable Loan by NationsBank shall be deemed to be a purchase by NationsBank of a 100% participation in each other Lender's Commitment Percentage of the amount of such Non-Ratable Loan. All payments of principal, interest and any other amount with respect to such Non-Ratable Loan shall be payable to and received by Agent for the account of NationsBank. Upon demand by NationsBank, with notice thereof to Agent, each other Lender shall pay to NationsBank, as the repurchase of such participation, an amount equal to one hundred percent (100%) of such Lender's Commitment Percentage of the principal amount of such Non-Ratable Loan. Any payments received by Agent between Settlement Dates which in accordance with the terms of this Agreement are to be applied to the reduction of the outstanding principal balance of Revolving Credit Loans, shall be paid over to and retained by NationsBank for such application, and such payment to and retention by NationsBank shall be deemed, to the extent of each other Lender's Commitment Percentage of such payment, to be a purchase by each such other Lender of a participation in the Non-Ratable Loans held by NationsBank. Upon demand by another Lender, with notice thereof to Agent, NationsBank shall pay to Agent, for the account of such other Lender, as a repurchase of such participation, an amount equal to such other Lender's Commitment Percentage of any such amounts (after application thereof to the repurchase of any participations of NationsBank in such other Lender's Commitment Percentage of any Non-Ratable Loans) paid only to NationsBank by Agent.

                           (iii) NET DECREASE IN OUTSTANDINGS. If on any Settlement Date the increase, if any, in the amount of any Lender's Net Outstandings which is required to comply with the first sentence of SECTION 5.10(b) is less than such Lender's Commitment Percentage of amounts received by Agent but paid only to NationsBank since the next preceding Settlement Date, such Lender and Agent, in their respective records, shall apply such Lender's Commitment Percentage of such amounts to the increase in such Lender's Net Outstandings, and NationsBank shall pay to Agent, for the account of such Lender, the excess allocable to such Lender.


LOAN AND SECURITY AGREEMENT - Page 66

                           (iv) NET INCREASE IN OUTSTANDINGS. If on any Settlement Date the increase, if any, in the amount of any Lender's Net Outstandings which is required to comply with the first sentence of SECTION 5.10(b) exceeds such Lender's Commitment Percentage of amounts received by Agent but paid only to NationsBank since the next preceding Settlement Date, such Lender and Agent, in their respective records, shall apply such Lender's Commitment Percentage of such amounts to the increase in such Lender's Net Outstandings, and such Lender shall pay to Agent, for the account of NationsBank, any excess.

                           (v) NO CHANGE IN OUTSTANDINGS. If a Settlement Report indicates that no Revolving Credit Loans have been made during the period since the next preceding Settlement Date, then such Lender's Commitment Percentage of any amounts received by Agent but paid only to NationsBank shall be paid by NationsBank to Agent, for the account of such Lender. If a Settlement Report indicates that the increase in the amount of a Lender's Net Outstandings which is required to comply with the first sentence of SECTION 5.10(b) is exactly equal to such Lender's Commitment Percentage of amounts received by Agent but paid only to NationsBank since the next preceding Settlement Date, such Lender and Agent, in their respective records, shall apply such Lender's Commitment Percentage of such amounts to the increase in such Lender's Net Outstandings.

                           (vi) RETURN OF PAYMENTS. If any amounts received by NationsBank in respect of the Secured Obligations are later required to be returned or repaid by NationsBank to Borrower or any other obligor or their respective representatives or successors in interest, whether by court order, settlement or otherwise, in excess of NationsBank's Commitment Percentage of all such amounts required to be returned by all Lenders, each other Lender shall, upon demand by NationsBank with notice to Agent, pay to Agent for the account of NationsBank, an amount equal to the excess of such Lender's Commitment Percentage of all such amounts required to be returned by all Lenders over the amount, if any, returned directly by such Lender.

                           (vii)    PAYMENTS TO AGENT, LENDERS.

                                    (A)      Payment by any Lender to Agent
                           shall be made not later than 2:00 p.m. (Dallas, Texas time) on the Business Day such payment is due, PROVIDED that if such payment is due on demand by another Lender, such demand is made on the paying Lender not later than 10:00 a.m. (Dallas, Texas time) on such Business Day. Payment by Agent to any Lender shall be made by wire transfer, promptly following Agent's receipt of funds for the account of such Lender and in the type of funds received by Agent, PROVIDED that if Agent receives such funds at or prior to 1:00 p.m. (Dallas, Texas time), Agent shall pay such funds to such Lender by 2:00 p.m. (Dallas, Texas time) on such Business Day. If a demand for payment is made after the applicable


LOAN AND SECURITY AGREEMENT - Page 67
                           time set forth above, the payment due shall be made by 2:00 p.m. (Dallas, Texas time) on the first Business Day following the date of such demand.

                                    (B)      If a Lender shall, at any time,
                           fail to make any payment to Agent required hereunder, Agent may, but shall not be required to, retain payments that would otherwise be made to such Lender hereunder and apply such payments to such Lender's defaulted obligations hereunder, at such time, and in such order, as Agent may elect in its sole discretion.

                                    (C)      With respect to the payment of any
                           funds under this SECTION 5.10(b), whether from Agent to a Lender or from a Lender to Agent, the party failing to make full payment when due pursuant to the terms hereof shall, upon demand by the other party, pay such amount together with interest on such amount at the Federal Funds Rate.

                  (c) SETTLEMENT OF OTHER SECURED OBLIGATIONS. All other amounts received by Agent on account of, or applied by Agent to the payment of, any Secured Obligation that are received by Agent on or prior to 1:00 p.m. (Dallas, Texas time) on a Business Day will be paid by Agent to each Lender on the same Business Day, and any such amounts that are received by Agent after 1:00 p.m. (Dallas, Texas time) will be paid by Agent to each Lender on the following Business Day. Unless otherwise stated herein, Agent shall distribute fees payable to the Lenders pursuant to SECTIONS 5.4(a) and (b) ratably to the Lenders based on each Lender's Commitment Percentage and shall distribute proceeds from the sale of, or other realization upon, all or any part of the Collateral following an Event of Default ratably to the Lenders based on the amount of the Secured Obligations owing to each Lender as of the time of such distribution.

         Section 5.11 MANDATORY PREPAYMENTS. At any time when (i) any Loans are outstanding and (ii) Availability is less than the Minimum Availability Requirement, then to the extent required to cause Availability to equal or exceed the Minimum Availability Requirement:

                  (a) PREPAYMENTS FROM ASSET DISPOSITIONS. Immediately upon receipt by Borrower or any of its Restricted Subsidiaries of the Net Proceeds of any Asset Disposition, Borrower shall apply, or caused to be applied, such Net Proceeds in prepayment of the Loans as provided in
         SECTION 5.11(c); PROVIDED, that Borrower shall not be required to make such prepayment to the extent that the Net Proceeds from Asset Dispositions during any Fiscal Year of Borrower do not exceed, in the aggregate, $10,000,000. Concurrently with the making of any such payment, Borrower shall deliver to Agent a certificate of an Authorized Signatory of the applicable Loan Party demonstrating the calculations of the amount required to be paid.

                  (b) PREPAYMENTS FROM EQUITY OFFERINGS. In the event that at any time after the Agreement Date, Borrower issues Capital Stock or other securities or receives an additional capital contribution in respect of existing Capital Stock or other securities, no later than the


LOAN AND SECURITY AGREEMENT - Page 68
         third Business Day following the date of receipt of the proceeds from such issuance, Borrower shall apply such proceeds, net of underwriting discounts and commissions and other reasonable costs associated therewith, in prepayment of the Loans as provided in SECTION 5.11(c).

                  (c) APPLICATION OF PROCEEDS OF PREPAYMENTS. All prepayments pursuant to this SECTION 5.11 shall be accompanied by an appropriate Notice of Borrowing and, except as provided otherwise by
         SECTION 5.11(a), shall be applied first to the outstanding Revolving Credit Loans to the extent thereof, with any excess to be deposited with Agent to be held as Cash Collateral for the Secured Obligations and applied by Agent from time to time to outstanding Revolving Credit Loans promptly upon the making of such Revolving Credit Loans or other Secured Obligations in such manner as Agent shall determine in its discretion.

         Section 5.12 PREPAYMENT AND TERMINATION. Subject to the provisions of
SECTION 17.23, if Borrower prepays the Loans in whole and terminates this Agreement prior to the Termination Date, for any reason other than refinancing of the Loans with NationsBank or any of its Affiliates, Borrower shall pay to Agent, for the ratable benefit of the Lenders, on the date of such prepayment, as liquidated damages and compensation for the costs of making funds available to Borrower under this Agreement, and not as a penalty, an amount equal to the percentage amount specified below for the Loan Year in which such prepayment is made multiplied by $500,000,000:


                           Loan Year                          Percent
                           ---------                          -------
                               1                                0.50%
                               2                                0.25%
                           any Loan Year thereafter             0.00%

                                    ARTICLE 6

                             CHANGE OF CIRCUMSTANCES

         Section 6.1 INCREASED COST AND REDUCED RETURN.

                  (a) If, after the date hereof, the adoption of any Applicable Law or any change in any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority (including, without limitation, any central bank or comparable agency) charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority:

                           (i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty or other charge with respect to any Eurodollar Loans, its Notes, or its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Note in respect of any Eurodollar Loans (other than taxes imposed on the overall


LOAN AND SECURITY AGREEMENT - Page 69
                  net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                           (ii) shall impose, modify or deem applicable any reserve, special deposit, assessment, compulsory loan or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitment of such Lender hereunder; or

                           (iii)    shall impose on such Lender (or its
                  Applicable Lending Office) or on the London interbank market any other condition affecting this Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

         and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing or maintaining any Eurodollar Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Notes with respect to any Eurodollar Loans, then Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by Borrower under this SECTION 6.1(a), Borrower may, by notice to such Lender (with a copy to Agent), suspend the obligation of such Lender to make or Continue Loans of the Type with respect to which such compensation is requested, or to Convert Loans of any other Type into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect, in which case the provisions of SECTION 6.4 shall be applicable; PROVIDED that such suspension shall not affect the right of such Lender to receive the compensation so requested.

                  (b) If, after the date hereof, any Lender shall have determined that the adoption of any Applicable Law, rule or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority (including, without limitation, any central bank or comparable agency) charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy), then, from time to time upon demand, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction, to the extent that such Lender reasonably determines in good faith that such increase in capital is allocable to the existence of such Lender's Commitment, but only to the extent that such Lender has not been compensated therefor by any increase in the Adjusted Eurodollar Rate.


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                  (c)      Each Lender shall promptly notify Borrower and Agent
         of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section shall furnish to Borrower and Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         Section 6.2 LIMITATION ON TYPES OF LOANS. If on or prior to the first day of any Interest Period for any Eurodollar Loan:

                  (a) Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the London interbank Eurodollar market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

                  (b) the Required Lenders determine (which determination shall be conclusive) and notify Agent that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Loans for such Interest Period;

then Agent shall give Borrower prompt notice thereof specifying the relevant Type of Loans and the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Loans of such Type, Continue Loans of such Type, or to Convert Loans of any other Type into Loans of such Type and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with the terms of this Agreement.

         Section 6.3 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain or fund Eurodollar Loans hereunder, then such Lender shall promptly notify Borrower thereof and such Lender's obligation to make or Continue Eurodollar Loans, and to Convert other Types of Loans into Eurodollar Loans, shall be suspended until such time as such Lender may again make, maintain and fund Eurodollar Loans (in which case the provisions of SECTION 6.4 shall be applicable).

         Section 6.4 TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to make Loans of a particular Type, or to Continue or Convert Loans of any other Type into Loans of a particular Type, shall be suspended pursuant to SECTION 6.1 or SECTION 6.3 (Loans of such Type being herein called "AFFECTED LOANS" and such Type being herein called the "AFFECTED TYPE"), such Lender's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for the Affected Loans (or, in the case of a Conversion required by SECTION 6.3, on such earlier date as such Lender may specify to Borrower with a copy to Agent) and,


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

unless and until such Lender gives notice as provided below that the circumstances specified in SECTION 6.1 or SECTION 6.3 that gave rise to such Conversion no longer exist:

                  (a) to the extent that such Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans; and

                  (b) all Loans that would otherwise be made or Continued by such Lender as Loans of the Affected Type shall be made or Continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Lender gives notice to Borrower (with a copy to Agent) that the circumstances specified in SECTION 6.1 or SECTION 6.3 that gave rise to the Conversion of such Lender's Affected Loans pursuant to this SECTION 6.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Loans of the Affected Type and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

         Section 6.5 COMPENSATION. Upon the request of any Lender (with a copy to Agent), Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense (including loss of anticipated profits) incurred by it as a result of:

                  (a) any payment, prepayment or Conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to SECTION 14.2) on a date other than the last day of the Interest Period for such Loan; or

                  (b) any failure by Borrower for any reason (including, without limitation, the failure of any condition precedent specified in
         ARTICLE 7 to be satisfied) to borrow, Convert, Continue or prepay a Eurodollar Loan on the date for such borrowing, Conversion, Continuation or prepayment specified in the relevant Notice of Borrowing under this Agreement.

Such Lender's good faith determination of the amount of such losses or out-of-pocket expenses, calculated in its usual fashion, absent manifest error, shall be controlling. Such losses shall include, without limiting the generality of the foregoing, reasonable expenses incurred by such Lender in connection with the re-employment of funds prepaid, repaid prior to the end of the applicable Interest Period, Converted and not borrowed, or Converted and paid prior to the end of the applicable Interest Period, as the case may be, but shall not include lost profits. Upon request of Borrower,


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such Lender shall provide a certificate setting forth the amount to be paid to it by Borrower hereunder and calculations therefor.

         Section 6.6       TAXES.

                  (a) Any and all payments by Borrower to or for the account of any Credit Party hereunder or under any other Loan Document shall be made free and clear of, and without deduction for, any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Credit Party, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which any such Lender (or its Applicable Lending Office), L/C Issuer or Agent, as the case may be, is organized or any political subdivision thereof (all such non- excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Credit Party, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 6.6) such Credit Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law, and (iv) Borrower shall furnish to Agent, at its address referred to in SECTION 17.1, the original or a certified copy of a receipt evidencing payment thereof.

                  (b) In addition, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "OTHER TAXES").

                  (c) BORROWER AGREES TO INDEMNIFY EACH CREDIT PARTY FOR THE FULL AMOUNT OF TAXES AND OTHER TAXES (INCLUDING, WITHOUT LIMITATION, ANY TAXES OR OTHER TAXES IMPOSED OR ASSERTED BY ANY JURISDICTION ON AMOUNTS PAYABLE UNDER THIS SECTION 6.6) PAID BY SUCH CREDIT PARTY (AS THE CASE MAY BE) AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO.

                  (d) Each Lender organized under the laws of a jurisdiction outside the U.S., on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by Borrower or Agent (but only so long as such Lender remains lawfully able to do so), shall provide Borrower and Agent with (i) IRS Form 1001 or 4224, as appropriate, or any


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

         successor form prescribed by the IRS, certifying that such Lender is entitled to benefits under an income tax treaty to which the U.S. is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the U.S., (ii) IRS Form W-8 or W-9, as appropriate, or any successor form prescribed by the IRS, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

                  (e) For any period with respect to which a Lender has failed to provide Borrower and Agent with the appropriate form pursuant to SECTION 6.6(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under SECTION 6.6(a) or 6.6(b) with respect to Taxes or Other Taxes imposed by the U.S.; PROVIDED, HOWEVER, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes or Other Taxes because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes or Other Taxes.

                  (f) If Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this SECTION 6.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office or take other reasonable steps, if available, so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

                  (g) Within thirty (30) days after the date of any payment of Taxes or Other Taxes, Borrower shall furnish to Agent the original or a certified copy of a receipt evidencing such payment.

                  (h) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this SECTION 6.6 shall survive the termination of the Commitments and the payment in full of the Notes.

         Section 6.7 REPLACEMENT OF AFFECTED LENDER. Within thirty (30) days after receipt by Borrower of written notice and demand from any Lender for any payment under the terms of SECTION 6.1 or SECTION 6.6, or within thirty (30) days of Borrower becoming aware that a Lender has become insolvent, or its assets subject to a receiver, liquidator, trustee, custodian or other similar Person or it or its assets are otherwise subject to insolvency proceedings, or if a Lender fails to make Loans required to be made hereunder, then, subject to this SECTION 6.7, Borrower may, at its option notify Agent and such Lender (the "AFFECTED LENDER") of its intention to obtain, at Borrower's expense, a replacement Lender ("REPLACEMENT LENDER") to purchase the Affected Lender's Loans and its obligations under the Loan Documents. Subject to this SECTION 6.7, Borrower shall,


LOAN AND SECURITY AGREEMENT - Page 74
within thirty (30) days following the delivery of such notice from Borrower cause the Replacement Lender to purchase (and the Affected Lender hereby agrees to sell and convey to such Replacement Lender) the Loans of the Affected Lender and assume the Affected Lender's Commitment and obligations hereunder in accordance with the terms of an Assignment and Acceptance for cash in an aggregate amount equal to the aggregate unpaid principal of the Loans held by such Affected Lender, all unpaid interest and fees accrued thereon or with respect thereto, and all other Secured Obligations owed to such Affected Lender including amounts owed under SECTION 6.1 or SECTION 6.6 (but excluding any amount pursuant to SECTION 5.12). Notwithstanding the foregoing, (i) Borrower shall continue to be obligated to pay to the Affected Lender in full all amounts then demanded and due under SECTION 6.1 or SECTION
6.6 in accordance with the terms thereof, (ii) neither Agent nor any Lender shall have any obligation to find a Replacement Lender, (iii) the Replacement Lender must be acceptable to Agent in its reasonable discretion and (iv) NationsBank, N.A. may not be replaced under this SECTION 6.7 without its consent.

                                    ARTICLE 7

                              CONDITIONS PRECEDENT

         Section 7.1 CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT. Notwithstanding any other provision of this Agreement, no Credit Party shall have any obligation to make the initial Loan or to issue the initial Letter of Credit, as the case may be, until the fulfillment of each of the following conditions, and with respect to any reports, appraisals, reviews or similar items, Agent's and each Lender's satisfaction with the contents thereof, prior to or contemporaneously with the making of such Loan or issuance of such Letter of Credit, PROVIDED, that the conditions listed in CLAUSES (i) through (vii) and CLAUSES (xii) through (xvii) of SECTION 7.1(a) and in SECTIONS 7.1(d), (e), (f) and (g) (in the case of SECTIONS 7.1(e) and (g), to the extent applicable on the Agreement Date) shall be fulfilled on the Agreement Date.

                  (a) CLOSING DOCUMENTS. Agent shall have received each of the following documents, all of which shall be satisfactory in form and substance to Agent and the Lenders:

                           (i)      each of the following:

                                    (A)      a copy of the certificate of
                           limited partnership of Borrower with all amendments, if any, certified by the appropriate Governmental Authority and a true and complete copy of the limited partnership agreement of Borrower with all amendments, if any, in each case certified by the General Partner as true and correct and in effect on the Agreement Date;

                                    (B)      copies of the certificate of
                           incorporation or comparable organizational document of each of General Partner, Parent and each of the other Loan Parties (other than Borrower) with all amendments, if any, certified by the appropriate Governmental Authority and the bylaws of each


LOAN AND SECURITY AGREEMENT - Page 75
                           of such Person, in each case certified by the corporate secretary or comparable authorized representative of each such Person, respectively, as true and correct and in effect on the Agreement Date;

                           (ii) certificates of incumbency and specimen signatures with respect to each of the officers of (i) General Partner, authorized to execute and deliver this Agreement and the other Loan Documents and to request Loans on behalf of Borrower, (ii) Parent and each other Loan Party (other than Borrower) authorized to execute and deliver this Agreement and the other Loan Documents on behalf of each such Loan Party, respectively, and (iii) each other Person executing any document, certificate or instrument to be delivered in connection with this Agreement and the other Loan Documents;

                           (iii) a certificate evidencing the existence of General Partner and each Loan Party, and certificates evidencing good standing of General Partner and each Loan Party in the jurisdiction of its incorporation or organization and in each other jurisdiction in which it is required to be qualified as a foreign business entity to transact its business as presently conducted (PROVIDED, that without impairing SECTION 8.1(a) a certificate of existence for CompUSA PC Inc., a newly formed Wholly-Owned Subsidiary of Parent, and certificates of good standing for any Loan Party in any state (other than its state of organization), to the extent not provided on the Agreement Date may be provided after the Agreement Date);

                           (iv) certified copies of all action taken by General Partner and each Loan Party to authorize the execution, delivery and performance of this Agreement, the other Loan Documents and the borrowings under this Agreement;

                           (v) each of the items referred to in SECTION 8.1(o) and meeting the requirements thereof;

                           (vi) certificates or binders of insurance relating to policies of insurance with loss payable clauses as required by SECTION 10.8;

                           (vii) a certificate of each Loan Party signed by an Authorized Signatory on its behalf stating that:

                                    (A)      all of the representations and
                           warranties made or deemed to be made under this Agreement are true and correct as of the Agreement Date, after giving effect to the Loans to be made at such time and the application of the proceeds thereof,

                                    (B)      no Default or Event of Default
                           exists, and


LOAN AND SECURITY AGREEMENT - Page 76

                                    (C)      as to such other factual matters as
                           may be reasonably requested by Agent;

                           (viii) a Borrowing Base Certificate (predicated upon an appraisal of Inventory reflecting the Appraised GOB Value thereof, prepared by a credentialed appraiser acceptable to Agent within six (6) months preceding the date of making such Loan or issuing such Letter of Credit) and a Schedule of Receivables and a Schedule of Inventory, in each case prepared as of the Business Day preceding the day on which any such requested Loan is to be funded or any such requested Letter of Credit is to be issued;

                           (ix)     RESERVED

                           (x) each Agency Account Agreement duly executed by a Loan Party and the Clearing Bank party thereto;

                           (xi) (A) a certificate from Borrower to Agent requesting the initial Loans or the issuance of a Letter of Credit and, in the case of the initial Loans, specifying the method of disbursement pursuant to SECTION 11.8 (and if the proceeds of such Loan are to be used to discharge the Senior Subordinated Notes, directing Agent to disburse such proceeds directly to the trustee under the Indenture), (B) a certificate signed by an Authorized Signatory of Borrower and Parent stating that the incurrence of "Indebtedness" as defined by the Indenture resulting from such initial Loans or such Letter of Credit is permitted by the Indenture, or alternatively, stating either that all obligations under the Indenture have been (or, upon application of the proceeds of such initial Loan as directed in CLAUSE (A) preceding, will
                  be) discharged pursuant to the terms thereof or that all covenants under the Indenture have been defeased pursuant to the terms thereof and (C) a certificate of each Loan Party signed by an Authorized Signatory on its behalf stating that, as of the date thereof, all of the representations and warranties made or deemed to be made under this Agreement are true and correct after giving effect to any such Loans to be made, or any such Letter of Credit to be issued, and the application of the proceeds of any such Loans, and that no Default or Event of Default is in existence as of such date;

                           (xii) a Revolving Credit Note payable to the order of each Lender, duly executed and delivered by Borrower, complying with the requirements of SECTION 2.4;

                           (xiii) each of the Security Documents to be executed by any of the Loan Parties, as follows:

                                    (A)      Financing Statements with respect
                           to all Collateral as may be requested by Agent, duly executed by each Person a party thereto as required by this Agreement and the Security Documents, and acknowledgment copies


LOAN AND SECURITY AGREEMENT - Page 77
                           evidencing the filing of such Financing Statements in each jurisdiction where such filing may be necessary or appropriate to perfect the Security Interest;

                                    (B)      a Patent Security Agreement, a
                           Trademark Security Agreement and a Copyright Security Agreement, each duly executed by each Loan Party, as applicable, with respect to all Proprietary Rights, if any, owned by each such Loan Party which must be registered to protect its use by such Loan Party;

                                    (C)      a Guaranty Agreement, duly executed
                           and delivered by each Person required pursuant to
                           SECTION 9.3;

                           (xiv) With respect to all Investment Property subject to the Security Interest (i) stock certificates and stock powers (duly executed in blank) for all Capital Stock (to the extent certificated) in each Loan Party other than Parent, together with acknowledgments executed by the respective issuers thereof, in form and substance satisfactory to Agent and (ii) "control" agreements (pursuant to the UCC), each duly executed, as Agent may request with respect to any Investment Property listed in Schedule 8.1(ee);

                           (xv)     A copy of all Merchant Account Agreements;

                           (xvi) counterparts of each of the other Security Documents and other Loan Documents required by Agent, duly executed by the parties thereto, together with evidence satisfactory to Agent of the due authorization and binding effect of each such Loan Document on such party;

                           (xvii) signed opinions of counsel for the Loan Parties, opining as to such matters in connection with the transactions contemplated by this Agreement as Agent may reasonably request, in each case in form and substance satisfactory to Agent; and

                           (xviii)  such other documents and instruments as
                  Agent or any Lender may reasonably request.

                  (b) SECURITY INTERESTS. Agent shall have received satisfactory evidence that Agent (for the benefit of the Credit Parties) has a valid, exclusive and perfected first priority (subject to SECTION 9.2(a)(i)) security interest, lien, collateral assignment and pledge as of such date in all Collateral and other property, if any, covered by the Security Interest.

                  (c) RELEASE OF SECURITY INTERESTS. Agent shall have received evidence satisfactory to it of the release and termination of all Liens other than Permitted Liens.


LOAN AND SECURITY AGREEMENT - Page 78

                  (d) AVAILABILITY. Agent shall be provided with evidence satisfactory to it confirmed by a certificate of an
         Authorized Signatory of Borrower that as of the Agreement Date the Availability, after giving effect to the reasonably expected amount of the Letter of Credit Reserve in effect 60 days after the Agreement Date, is equal to or greater than $75,000,000.

                  (e) FEES. All of the fees and expenses payable under the Loan Documents on the Agreement Date and as of the date of funding such Loan or issuing such Letter of Credit shall have been paid.

                  (f) NO INJUNCTIONS, ETC. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed by or before any Governmental Authority to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated by this Agreement or which, in Agent's or the Lenders' reasonable discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement.

                  (g) MATERIAL ADVERSE CHANGE. Except as disclosed in writing to Agent and the Lenders on or before the Agreement Date, as of the Agreement Date and as of the date of funding such Loan or issuing such Letter of Credit, there shall not have occurred any change which is materially adverse to the assets, liabilities, businesses, operations or financial condition of Borrower and the other Loan Parties in comparison to such conditions as presented by the financial statements referenced in SECTION 8.1(o), previously delivered to Agent and the Lenders, and no Materially Adverse Effect shall have occurred.

         Section 7.2 ALL LOANS; ISSUANCE OF LETTERS OF CREDIT. At the time of making of each Loan, including the initial Loans and all subsequent Loans, and the issuance of each Letter of Credit (in addition to all other requirements of SECTION 7.1):

                  (a) no Default or Event of Default shall be in existence and all of the representations and warranties made or deemed to be made under this Agreement shall be true and correct at such time, in the case of the initial Loan if the proceeds thereof are to be used to discharge the Senior Subordinated Notes, upon application of the proceeds of such Loan and, in the case of each other Loan, both with and without giving effect to the Loan to be made at such time and the application of the proceeds thereof;

                  (b) the actions referred to in SECTION 7.1(a)(iv) shall remain in full force and effect and the incumbency of officers shall be as stated in the certificates of incumbency delivered pursuant to
         SECTION 7.1(a)(ii) or as subsequently modified and reflected in a certificate of incumbency delivered to Agent; and

                  (c) each request or deemed request for any borrowing or the issuance of any Letter of Credit hereunder shall be deemed to be a certification by the Loan Parties to the Credit Parties as to the matters set forth in SECTION 7.2(a) and (b) and Agent may, without


LOAN AND SECURITY AGREEMENT - Page 79
         waiving either condition, consider the conditions specified in SECTIONS 7.2(a) and (b) fulfilled and a representation by the Loan Parties to such effect made, if no written notice to the contrary is received by Agent prior to the making of the Loan, or the issuance of the Letter of Credit then requested.

                                    ARTICLE 8

                         REPRESENTATIONS AND WARRANTIES

         Section 8.1 REPRESENTATIONS AND WARRANTIES. Each Loan Party, as applicable represents and warrants to each of the Credit Parties as follows:

                  (a) ORGANIZATION; POWER; QUALIFICATION. Borrower is a Texas limited partnership, Parent is a Delaware corporation and each other Loan Party is an entity of the type and is organized under Applicable Laws of the jurisdiction as specified in SCHEDULE 8.1(a), in each case duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, having the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted, and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization except where the failure to be so qualified or authorized would not have a Materially Adverse Effect. The jurisdictions in which each Loan Party is organized and qualified to do business as a foreign business enterprise are listed on SCHEDULE 8.1(a). As of the Agreement Date, (i) each of General Partner, CompUSA Holdings Company, CompUSA PC and CompUSA Management Company is a Delaware business trust and has full power and authority to contract in the State of Texas, (ii) General Partner is the sole general partner of Borrower and CompUSA Holdings Company is the sole limited partner of Borrower, and no Person other than General Partner and CompUSA Holdings Company has any equity interest or management power in Borrower, (iii) neither Borrower, General Partner, CompUSA Holdings Company or any former general partner or limited partner of Borrower has taken any action, voluntarily or involuntarily, to cause (or that has caused) the dissolution of Borrower and (iv) neither the shareholders nor the regular managers of General Partner or of CompUSA Holdings Company has taken any action to cause (or that has caused) the dissolution of General Partner or of CompUSA Holdings Company, respectively.

                  (b)      RESERVED

                  (c)      RESERVED

                  (d) SUBSIDIARIES. SCHEDULE 8.1(d) correctly sets forth the name of each Subsidiary of each Loan Party, its jurisdiction of incorporation, the name of its immediate parent or parents, and the percentage of its issued and outstanding Capital Stock owned by such Loan Party or any other Subsidiary of such Loan Party and indicating whether such Subsidiary is a Consolidated Subsidiary. Except as set forth on SCHEDULE 8.1(d),


LOAN AND SECURITY AGREEMENT - Page 80

                           (i) no such Subsidiary has issued any securities convertible into shares or other evidence of ownership of such Subsidiary's Capital Stock or any options, warrants or other rights to acquire any shares or other evidence of ownership or securities convertible into such Capital Stock,

                           (ii) the outstanding Capital Stock and other securities of each such Subsidiary are owned by a Loan Party or a Wholly-Owned Subsidiary of a Loan Party or by a Loan Party and one or more of its Wholly-Owned Subsidiaries, free and clear of all Liens, warrants, options and rights of others of any kind whatsoever, and

                           (iii)    The Loan Parties have no other Subsidiaries.

         The outstanding Capital Stock of each Subsidiary of a Loan Party has been duly and validly issued and is fully paid and nonassessable by the issuer, and the number and owners of the shares or other evidence of ownership of such Capital Stock are set forth on SCHEDULE 8.1(d).

                  (e) AUTHORIZATION OF AGREEMENT, NOTES, LOAN DOCUMENTS AND BORROWING. Each Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Agreement and each of the other Loan Documents in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of the Loan Party that is party thereto and each is, or each when executed and delivered in accordance with this Agreement will be, a legal, valid and binding obligation of each such Loan Party, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency and similar laws of general application.

                  (f) NO CONFLICTS. Except as set forth on SCHEDULE 8.1(f), the execution, delivery and performance of this Agreement and each of the other Loan Documents in accordance with their respective terms and the borrowings hereunder do not and will not, by the passage of time, the giving of notice or otherwise,

                           (i) require any Governmental Approval or violate any Applicable Law relating to any Loan Party or of any of its Subsidiaries,

                           (ii) conflict with, result in a breach of or constitute a default under the articles or certificate of incorporation or bylaws, or other constituent documents, of any Loan Party or of any of its Subsidiaries,

                           (iii) conflict with, result in a breach of or constitute a default under any material provisions of any indenture (including without limitation, the Indenture), agreement or other instrument to which any Loan Party or of any of its Subsidiaries is a party or by which any Loan Party or of any of its Subsidiaries or its respective


LOAN AND SECURITY AGREEMENT - Page 81
                  property may be bound or any Governmental Approval relating to any Loan Party or any of its Subsidiaries, or

                           (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Loan Party or of any of its Restricted Subsidiaries other than the Security Interest.

                  (g) BUSINESS. The Loan Parties, respectively, are engaged principally in the sale, manufacture, assembly, repair and distribution of computer hardware, computer accessories and software products, consumer electronic products, general office business equipment and related telecommunications and multi-media electronics products and equipment, and other products, training and services that are related to or complementary to all or any of the foregoing.

                  (h)      COMPLIANCE WITH LAW; GOVERNMENTAL APPROVALS.

                           (i) Except as set forth in SCHEDULE 8.1(h), each Loan Party and each of its Subsidiaries:

                                    (A)      has all Governmental Approvals,
                           including permits relating to federal, state and local Environmental Laws, ordinances and regulations, required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and, to the knowledge of any Loan Party, is not the subject of any pending or threatened claim by any Governmental Authority relating to its business or properties, and

                                    (B)      is in compliance with each
                           Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it, including, without being limited to, all Environmental Laws and all occupational health and safety laws applicable to any Loan Party or of any of its Subsidiaries or their respective properties, except for instances of noncompliance which would not, singly or in the aggregate, cause a Default or Event of Default or have a Materially Adverse Effect and in respect of which reserves in respect of reasonably anticipated liability therefor have been established in accordance with GAAP.

                           (ii) Each Loan Party has notified Agent of the receipt by it or by any of its Subsidiaries of any notice of a material violation of any Environmental Laws and occupational health and safety laws applicable to such Loan Party, any of its Subsidiaries or any of their respective properties, to the extent, in any such case, that any such notice relates to a violation that could cause a Material Adverse Effect.


LOAN AND SECURITY AGREEMENT - Page 82

                  (i) TITLE TO PROPERTIES. Except as set forth in SCHEDULE 8.1(i), each Loan Party and each of its Subsidiaries has valid and legal title to or leasehold interest in all personal property (including, without limitation, with respect to each Borrowing Base Party, all Eligible Receivables and Eligible Inventory included in each Borrowing Base Certificate), Real Estate owned and other assets used in and which are material to the operation of its business.

                  (j) LIENS. None of the properties and assets of any Loan Party or any of its Restricted Subsidiaries is subject to any Lien, except Permitted Liens. Other than the Financing Statements or with respect to Permitted Liens or precautionary financing statements covering equipment leased to a Loan Party (and not owned by a Loan Party) under an Operating Lease, no financing statement under the UCC or other instrument evidencing a Lien which names any Loan Party or any of its Restricted Subsidiaries as debtor has been filed (and has not been terminated) with any Governmental Authority and no Loan Party or any of its Restricted Subsidiaries has signed any such financing statement or other instrument or any security agreement authorizing any secured party thereunder to file any such financing statement or instrument.

                  (k) INDEBTEDNESS AND GUARANTIES. SCHEDULE 8.1(k) is a complete and correct listing, for each Loan Party and Restricted Subsidiary, of all Indebtedness for Money Borrowed and Guaranties. As of the Agreement Date, each Loan Party has performed and is in compliance with all of the terms of such Indebtedness and Guaranties and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default, exists with respect to any such Indebtedness or Guaranty.

                  (l) LITIGATION. Except as set forth on SCHEDULE 8.1(l) (it being agreed that such disclosure shall not constitute a disclosure or limitation for purposes of the condition set forth in SECTION 7.1(g)), there are no actions, suits or proceedings pending (nor, to the current actual knowledge of any Loan Party, are there any actions, suits or proceedings threatened, nor are there any material unasserted possible claims which would require disclosure in a financial statement according to GAAP) against or in any other way directly and adversely relating to or affecting any Loan Party or any of its Subsidiaries or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority, except actions, suits or proceedings which would not singly or in the aggregate have a Materially Adverse Effect, and there are no strikes or walkouts in progress, pending or contemplated relating to any labor contracts to which any Loan Party or any of its Subsidiaries is a party, relating to any labor contracts being negotiated, or otherwise.

                  (m)      TAX RETURNS AND PAYMENTS. Except as set forth on
         SCHEDULE 8.1(m), all U.S. federal, state and local as well as foreign national, provincial and local and other tax returns of each Loan Party and each of its Subsidiaries required by Applicable Law to be filed have been duly filed, or extensions have been timely filed, and all U.S. federal, state and local and foreign national, provincial and local and other taxes, assessments and other governmental


LOAN AND SECURITY AGREEMENT - Page 83
         charges or levies upon each Loan Party and each of its Subsidiaries and each Loan Party's and any of its Subsidiaries' property, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under SECTION 11.6. The charges, accruals and reserves on the books of each Loan Party and each of its Subsidiaries in respect of U.S. federal, state and local and foreign national, provincial and local taxes for all Fiscal Years and portions thereof since the organization of such Loan Party or any such Subsidiary are in the judgment of Parent adequate, and no Loan Party knows of any reason to anticipate any additional assessments for any of such years which, singly or in the aggregate, is reasonably expected to have a Materially Adverse Effect.

                  (n) BURDENSOME PROVISIONS. No Loan Party nor any of its Subsidiaries is a party to any indenture, agreement, lease or other instrument, or subject to any charter or corporate restriction, Governmental Approval or Applicable Law compliance with the terms of which would reasonably be expected to have a Materially Adverse Effect.

                  (o)      FINANCIAL STATEMENTS.

                           (i) Parent has delivered to Agent the audited financial statements for Parent and its Consolidated Subsidiaries as of, and for its Fiscal Year ending June 26, 1998, and the interim financial statements for Parent and its Consolidated Subsidiaries for the interim Fiscal Period ending March 27, 1999. All such financial statements have been prepared in accordance with GAAP, and present fairly, the consolidated financial condition of Parent and its Consolidated Subsidiaries, as of the respective dates indicated therein and the results of operations for the respective periods indicated therein, subject to normal period-end adjustments in the case of such interim financial statements. Neither Parent nor any of the Consolidated Subsidiaries has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in such financial statements. As of the Agreement Date, Parent and its Subsidiaries taken as a whole have no material liabilities, contingent or otherwise, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses nor material losses, except as (i) set forth in the June 28, 1998 audited Fiscal Year financial statements and March 27, 1999 unaudited Fiscal Period financial statements, and Borrower's Form 10-K and 10-Q for such respective periods, and (ii) shown on SCHEDULE 8.1(o).

                           (ii) Parent has furnished to Agent and the Lenders copies of Management's Restructuring Plan. Management's Restructuring Plan has been be prepared in light of the past and anticipated operations of the business of Parent and its Subsidiaries and represents as of the date thereof the good faith opinion of Parent and its senior management concerning the restructuring plan described therein.


LOAN AND SECURITY AGREEMENT - Page 84

                  (p) ADVERSE CHANGE. Except with respect to restructuring charges relating to Management's Restructuring Plan or as disclosed pursuant to SECTION 12.5, since the date of the last financial statements delivered to Agent pursuant to SECTION 8.1(o)(i),

                           (i) no material adverse change has occurred in the business, assets, liabilities, financial condition or results of operations of any Loan Party, and

                           (ii) no event has occurred or failed to occur which has had (or, as of the Agreement Date, may have), singly or in the aggregate, a Materially Adverse Effect.

                  (q)      ERISA. Except as described in SCHEDULE 8.1(q):

                           (i) Neither Borrower nor any Related Company maintains or contributes to any Benefit Plan covered under or in any manner subject to either (i) Title IV of ERISA or (ii)
                  Section 302 of ERISA or Section 412 of the Internal Revenue Code, other than those listed in SCHEDULE 8.1(q).

                           (ii)     Except in compliance with Applicable Law,
                  (i) no Benefit Plan of Borrower or any Related Company has been terminated or partially terminated, (ii) no Multiemployer Plan listed in SCHEDULE 8.1(q) is insolvent or in reorganization, and (iii) no proceedings have been instituted to terminate any Benefit Plan or to reorganize any Multiemployer Plan.

                           (iii) Neither Borrower nor any Related Company has withdrawn from any Benefit Plan or Multiemployer Plan pursuant to Title IV of ERISA, nor has a condition occurred which if continued would result in any such withdrawal.

                           (iv) Neither Borrower nor any Related Company has incurred any withdrawal liability, including contingent withdrawal liability, to any Multiemployer Plan pursuant to Title IV of ERISA.

                           (v) Neither Borrower nor any Related Company has incurred any liability to the PBGC other than for required insurance premiums which have been paid when due.

                           (vi) No Reportable Event has occurred with respect to a Plan of Borrower or any Related Company.

                           (vii) No Benefit Plan listed in SCHEDULE 8.1(q) subject to the provisions of Section 302 of ERISA or Section 412 of the Internal Revenue Code has an "accumulated funding deficiency" (whether or not waived) as defined in Section 302 of ERISA or in Section 412 of the Internal Revenue Code.


LOAN AND SECURITY AGREEMENT - Page 85

                           (viii) Each Plan of Borrower or any Related Company is in substantial compliance with ERISA, the Internal Revenue Code and all Applicable Law, and neither Borrower nor any Related Company has received any communication from a Governmental Authority asserting that a Plan is not in compliance with ERISA, the Internal Revenue Code and all Applicable Law.

                           (ix) Each Plan of Borrower or any Related Company which is intended to be a qualified Plan has been determined by the IRS to be qualified under Section 401(a) of the Internal Revenue Code as currently in effect or will be submitted to the IRS for such determination prior to the end of the remedial amendment period under Section 401(b) of the Internal Revenue Code and the regulations promulgated thereunder and neither Borrower nor any Related Company knows or has reason to know why each such Plan should not continue to be so qualified, and each trust related to such Plan that has been submitted to the IRS for determination of exempt status has been determined to be exempt from federal income tax under Section 501(a) of the Internal Revenue Code or will be submitted to the IRS for a determination of exempt status.

                           (x) Neither Borrower nor any Related Company maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(l) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA.

                           (xi) The Schedule B to the most recent annual report filed with the IRS with respect to each Benefit Plan listed in SCHEDULE 8.1(q), to the extent that such Schedule B is required to be filed by the IRS, is complete and accurate. Since the date of each such Schedule B, there has been no adverse change in funding status or financial condition of the Benefit Plan relating to such Schedule B.

                           (xii) Neither Borrower nor any Related Company has failed to make a required installment under Subsection (m) of
                  Section 412 of the Internal Revenue Code or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment.

                           (xiii) Neither Borrower nor any Related Company is required to provide security to a Benefit Plan under Section 401(a)(29) of the Internal Revenue Code due to a Benefit Plan amendment that results in an increase in current liability for the plan year.

                           (xiv) Neither Borrower, nor any Related Company, nor any other "party-in-interest" or "disqualified person" has engaged in a nonexempt "prohibited transaction," as such terms are defined in Section 4975 of the Internal Revenue Code and
                  Section 406 of ERISA, in connection with any Plan which would subject


LOAN AND SECURITY AGREEMENT - Page 86

                  Borrower or any Related Company to any material liability, or has taken or failed to take any action which would constitute or result in a Termination Event.

                           (xv) Neither Borrower nor any Related Company has failed to comply with the health care continuation coverage requirements of Section 4980B of the Internal Revenue Code in respect of employees and former employees of such Borrower or such Related Company and their dependents and beneficiaries which alone or in the aggregate would subject Borrower, any Loan Party or any of their respective Subsidiaries to any material liability.

                           (xvi)    Neither Borrower nor any Related Company has
                  (i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan. Except as provided on SCHEDULE 8.1(q), to the best knowledge of Borrower after due inquiry, neither Borrower nor any Related Company shall have any obligation to
                  (A) make contributions to any Multiemployer Plan on or after the Effective Date, or (B) pay withdrawal liability to any Multiemployer Plan in an amount in excess of a "de minimis amount" as such term is defined in Section 4209 of ERISA.

                  (r) ABSENCE OF DEFAULTS. No Loan Party nor any of its Subsidiaries is in default under its articles or certificate of incorporation or bylaws or other governing instruments and no event has occurred, which has not been remedied, cured or waived,

                           (i) which constitutes a Default or an Event of Default, or

                           (ii) as of the Agreement Date, which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by any Loan Party or any of its Subsidiaries under any material agreement (other than this Agreement) or judgment, decree or order to any Loan Party or any of its Subsidiaries is a party or by which any Loan Party or any of its Subsidiaries or any of its respective Subsidiaries' properties may be bound or which would require any Loan Party or any of its Subsidiaries to make any payment under any such agreement prior to the scheduled maturity date therefor, except, in the case only of any such agreement, for alleged defaults which are being contested in good faith by appropriate proceedings and with respect to which reserves in respect of such Loan Party's or such Subsidiary's reasonably anticipated liability have been established on its books.

                  (s)      ACCURACY AND COMPLETENESS OF INFORMATION.

                           (i) All written information, reports and other papers and data produced by or on behalf of any Loan Party and furnished to any Credit Party were, at the time the same were so furnished, complete and correct in all material respects, to the


LOAN AND SECURITY AGREEMENT - Page 87
                  extent necessary to give the recipient a true and accurate knowledge of the subject matter. As of the Agreement Date no fact is known to any Loan Party which has had, or may in the future have (so far as any such Person can foresee), a Materially Adverse Effect which has not been set forth in the financial statements or disclosure delivered prior to the Effective Date, in each case referred to in SECTION 8.1(o), or in such written information, reports or other papers or data or otherwise disclosed in writing to Agent and the Lenders prior to the Agreement Date.

                           (ii) No document furnished or written statement made to any Credit Party by any Loan Party in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of any Loan Party or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

                  (t) SOLVENCY. In each case after giving effect to the Indebtedness represented by the Loans outstanding and to be incurred and the transactions contemplated by this Agreement (i) each of the Borrowing Base Parties, respectively, is Solvent and (ii) the Loan Parties on a Consolidated Basis are Solvent.

                  (u)      RECEIVABLES.

                           (i)      STATUS.

                                    (A)      Each Receivable reflected in the
                           computations included in any Borrowing Base
                           Certificate meets the criteria enumerated in CLAUSES
                           (a) through (t) of the definition of Eligible Receivables, EXCEPT as disclosed in such Borrowing Base Certificate or as disclosed in a timely manner in a subsequent Borrowing Base Certificate or otherwise in writing to Agent.

                                    (B)      The Borrowing Base Parties have no
                           knowledge of any fact or circumstance not disclosed to Agent in a Borrowing Base Certificate or otherwise in writing which would impair the validity or collectibility of any Account of $5,000,000 or more or of Accounts which (regardless of the individual amount thereof) aggregate $10,000,000 or more.

                           (ii) CHIEF EXECUTIVE OFFICE; TAX IDENTIFICATION NUMBER. The Federal tax identification number of each Loan Party is as specified for such Loan Party in SCHEDULE 8.1(u). The chief executive office of each Loan Party and the books and records relating to its Receivables are located at the address or addresses set forth on SCHEDULE 8.1(u) or as disclosed pursuant to SECTION 12.8. No Loan Party has maintained its chief executive office or books and records relating to any of its Receivables at any other address at any time during the five years immediately preceding the Agreement Date except as disclosed on SCHEDULE 8.1(u).


LOAN AND SECURITY AGREEMENT - Page 88

                  (v)      INVENTORY.

                           (i) SCHEDULE OF INVENTORY. All Inventory included in any Schedule of Inventory or Borrowing Base Certificate delivered to Agent pursuant to SECTION 10.12 meets the criteria enumerated in CLAUSES (a) through (h) of the definition of Eligible Inventory, EXCEPT as disclosed in such Schedule of Inventory or Borrowing Base Certificate or in a subsequent Schedule of Inventory or Borrowing Base Certificate, or as otherwise specifically disclosed in writing to Agent.

                           (ii) CONDITION. All Inventory included in any Schedule of Inventory or Borrowing Base Certificate delivered to Agent pursuant to SECTION 10.12 is in good condition, meets all standards imposed by any Governmental Authority having regulatory authority over such goods, their use or sale, and is currently either usable or salable in the normal course of business, EXCEPT to the extent reserved against in the financial statements referred to in SECTION 8.1(o) or delivered pursuant to ARTICLE 12 or as disclosed on a Schedule of Inventory delivered to Agent pursuant to SECTION 10.12(b).

                           (iii) LOCATION. All Inventory of any Loan Party included within the Collateral is located on the premises set forth for such Loan Party on SCHEDULE 8.1(v) or is Inventory in transit to one of such locations, except as otherwise disclosed in writing to Agent. During the previous twelve (12) months, no such Inventory has been located at premises other than those set forth on SCHEDULE 8.1(v).

                  (w)      RESERVED

                  (x) REAL PROPERTY. Each Loan Party owns no Real Estate and leases no Real Estate other than that described on SCHEDULE 8.1(x) and other than Real Estate acquired or leased after the Agreement Date for which Borrower has complied with the requirements of SECTION 10.14.

                  (y)      CORPORATE NAME. Except as otherwise disclosed on
         SCHEDULE 8.1(y), during the five (5) year period preceding the Agreement Date, no Loan Party nor any predecessor thereof has been known as or used any name other than its corporate name on the Agreement Date as provided for such Loan Party in ARTICLE 1 or a trade name listed in SCHEDULE 8.1(dd).

                  (z) FEDERAL RESERVE REGULATIONS. No Loan Party nor any of its Subsidiaries is engaged and none will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each of the quoted terms is defined or used in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans will be used for so purchasing or carrying margin stock or, in any event, for any purpose which


LOAN AND SECURITY AGREEMENT - Page 89
         violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors. If requested by Agent or any Lender, any such Loan Party will furnish to Agent and the Lenders a statement or statements in conformity with the requirements of said Regulation T, U or X to the foregoing effect.

                  (aa) INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. No Loan Party nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended). No Loan Party nor any of its Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (bb) EMPLOYEE RELATIONS. Each Loan Party and each of its Subsidiaries has a stable work force in place and is not, except as set forth on SCHEDULE 8.1(bb), party to any collective bargaining agreement nor has any labor union been recognized as the representative of any Loan Party's or any of its Subsidiaries' employees, and no Loan Party knows of any pending, threatened or contemplated strikes, work stoppage or other labor disputes involving any Loan Party's or any of its Subsidiaries' employees.

                  (cc) PROPRIETARY RIGHTS. SCHEDULE 8.1(cc) sets forth a correct and complete list of all Proprietary Rights owned by each Loan Party which must be registered in order to protect its use by such Loan Party. None of such Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on
         SCHEDULE 8.1(cc) or as entered into in the sale or distribution of Inventory or rendering of services in the ordinary course of business. To the best knowledge of the Loan Parties, none of such Proprietary Rights infringes on or conflicts with any other Person's property and, except matters which could not cause a Materially Adverse Effect, no other Person's property infringes on or conflicts with such Proprietary Rights. The Proprietary Rights described on
         SCHEDULE 8.1(cc) constitute all of the property of such type necessary to the current and anticipated future conduct of business of the Loan Parties and which must be registered in order to protect its use by any such Loan Party.

                  (dd) TRADE NAMES. All trade names or styles under which Borrower sells Inventory or creates Receivables, or to which instruments in payment of Receivables are made payable, or under which any other Loan Party conducts any material portion of its business, are listed on SCHEDULE 8.1(dd).

                  (ee) INVESTMENT PROPERTY. SCHEDULE 8.1(ee) sets forth a correct and complete list of all Investment Property owned by each Loan Party. Each such Loan Party is the legal and beneficial owner of such Investment Property, as so reflected, free and clear of any Lien (other than Permitted Liens), and has not sold, granted any option with respect to, assigned or transferred or otherwise disposed of any of its rights or interest therein.

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                  (ff)     YEAR 2000 COMPLIANCE. Parent has (i) undertaken a
         detailed review and assessment of all areas within the business and operations of it and its Subsidiaries that could be adversely affected by the "YEAR 2000 PROBLEM" (that is, the risk that computer applications used by the Loan Parties may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a detailed plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan substantially in accordance with that timetable. Each of the Loan Parties reasonably anticipates that all computer applications that are material to the business and operations of it and its Subsidiaries will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "YEAR 2000 COMPLIANT") and would not cause a Materially Adverse Effect. Parent is currently making inquiry of each of the key suppliers, vendors and customers of it and its Subsidiaries as to whether such Persons will on a timely basis be Year 2000 Compliant in all material respects and, on the basis of that inquiry, believes that all such Persons will be so compliant and would not cause a Materially Adverse Effect. For purposes hereof, "key suppliers, vendors and customers" refers to those suppliers, vendors and customers of Parent and its Subsidiaries the business failure of which would with reasonable probability be expected to have a Material Adverse Effect.

                  (gg) EXISTING STORE LOCATIONS. All locations at which a Loan Party operates retail stores on the Agreement Date are listed in SCHEDULE 8.1(gg).

                  (hh) DEPOSIT ACCOUNTS; MERCHANT ACCOUNT AGREEMENTS. All Deposit Accounts and Merchant Account Agreements, respectively, maintained by a Loan Party are listed in SCHEDULE 8.1(hh).

                  (ii) COMMON ENTERPRISE. The successful operation and condition of Borrower is dependent on the continued successful performance of the functions of the group as a whole and the successful operation of each Loan Party other than Borrower is dependent on the successful performance and operation of Borrower. Borrower expects to derive benefit (and its board of directors has determined that it may reasonably be expected to derive benefit), directly and indirectly, from successful operations of Parent and its Subsidiaries. Each Loan Party (other than Borrower) and its Subsidiaries expect to derive benefit (and the boards of directors or other governing body of each such Loan Party have determined that it may reasonably be expected to derive benefit), directly and indirectly, from the credit extended by Lenders hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party has determined that execution, delivery and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its corporate purpose, will be of direct and indirect benefit to such Loan Party and is in its best interest.

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         Section 8.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. All
representations and warranties set forth in this ARTICLE 8 and all statements contained in any certificate, financial statement, or other instrument, delivered by or on behalf of any Loan Party pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such representation, warranty or statement made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Agreement Date, the Effective Date, the effective date of each Borrowing Base Certificate and at and as of the date of each Loan, except that representations and warranties which, by their terms are applicable only to one such date shall be deemed to be made only at and as of such date. All representations and warranties made or deemed to be made under this Agreement shall survive and not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Credit Parties or any borrowing hereunder.

                                    ARTICLE 9

                                    SECURITY

         Section 9.1 SECURITY INTEREST.

                  (a) To secure the payment, observance and performance of the Secured Obligations, each Loan Party, respectively, hereby mortgages, pledges and assigns all of its right, title and interest in the Collateral to Agent, for the benefit of the Credit Parties, and grants to Agent, for the benefit of the Credit Parties, a continuing security interest and collateral assignment in, and a continuing Lien upon, the Collateral.

                  (b) As additional security for all of the Secured Obligations, each Loan Party, respectively, grants to Agent, for the benefit of the Credit Parties, a security interest and collateral assignment in, and assigns to Agent, for the benefit of itself as Agent and the other Credit Parties, all of its right, title and interest in and to, any deposits or other sums at any time credited by or due from each Credit Party and each Affiliate of any Credit Party to such Loan Party or credited by or due from any participant of any Credit Party to such Loan Party, with the same rights therein as if the deposits or other sums were credited by or due from such Credit Party, but specifically excluding any controlled disbursement payroll account or tax, trust or other special deposit accounts which are segregated and designated as such and into which no deposits have been made other than for the specific purposes so designated. Borrower hereby authorizes each Credit Party and each Affiliate of such Credit Party and each participant to pay or deliver to Agent, for the account of the Credit Parties, without any necessity on Agent's or any Credit Party part to resort to other security or sources of reimbursement for the Secured Obligations, at any time during the continuation of any Event of Default with respect to any Secured Obligations which are due and payable, or on and after the sending of any notice of intention to accelerate or notice of acceleration under SECTION 14.2 with respect to any other Secured Obligations, in each case without further notice (such notice being expressly waived), any of the aforesaid deposits or other

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         sums for application to any Secured Obligation, irrespective of whether any demand has been made or whether such Secured Obligation is mature, and the rights given the Credit Parties, their Affiliates and participants hereunder are cumulative with such Person's other rights and remedies, including other rights of set-off. Agent may give notice of the above grant of a security interest in and assignment of the aforesaid deposits and other sums, and authorization, to, and make any suitable arrangements with, any Credit Party, any such Affiliate of any Credit Party or participant for effectuation thereof, and each Loan Party hereby irrevocably appoints Agent as its attorney to collect any and all such deposits or other sums to the extent any such payment is not made to Agent or any Credit Party by such Credit Party, Affiliate or participant.

         Section 9.2 PERFECTION AND CONTINUED PRIORITY OF SECURITY INTEREST.

                  (a) The Security Interest granted by each Loan Party shall at all times, be valid, perfected and enforceable against such Loan Party and all third parties in accordance with the terms of this Agreement, as security for the Secured Obligations, and the Collateral shall not at any time be subject to (i) any Liens that are prior to the Security Interest, other than (x) Purchase Money Liens and any renewals or extensions thereof described in CLAUSE
         (f)(a)(i) of the definition of "Permitted Liens" in SECTION 1.1 and which are listed in SCHEDULE 9.2 ("Purchase Money Liens") on the Agreement Date or (y) Liens of the type described under the definitions of Permitted Landlords Liens and Permitted Warehouseman's Liens in SECTION 1.1 (but without limiting the requirements for inclusion of Inventory as Eligible Inventory or the obligations of the Loan Parties under SECTION 9.2(b)(ii)), PROVIDED, that any financing statement (if any) in respect of any such Lien is terminated within five (5) Business Days after notice by Agent and the effect of excluding any Inventory from Eligible Inventory as a result of any such Lien does not cause Availability to be less than the Minimum Availability Requirement), or (ii) any Liens that are on a parity with or junior to the Security Interest, other than Permitted Liens.

                  (b) Each Loan Party shall, at its sole cost and expense, take all action that Agent may reasonably request (such action to be promptly commenced upon written request by Agent and pursued with reasonable diligence), so as at all times to maintain the validity, perfection, enforceability and rank of the Security Interest in the Collateral in conformity with the requirements of
         SECTION 9.2(a), or to enable Agent and the other Credit Parties to exercise or enforce their rights hereunder, including, but not limited to:

                           (i) paying all taxes, assessments and other claims lawfully levied or assessed on any of the Collateral, except to the extent that such taxes, assessments and other claims constitute Permitted Liens or that non-payment is permitted under SECTION 11.6;

                           (ii) using its best commercially reasonable efforts to obtain and deliver to Agent third party consents, landlords', bailee's, mortgagees' and mechanic's and materialmen's releases, subordinations or waivers (it being understood that to the

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                  extent that each such Loan Party, after using its best
                  commercially reasonable efforts, shall be unable to obtain and deliver to Agent any such third party consents, land lords', bailee's, mortgagees' and mechanic's and materialmen's releases, subordinations or waivers, as the case may be, such inability to obtain and deliver any such item shall not constitute an Event of Default);

                           (iii) delivering to Agent, for the benefit of the Credit Parties, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters and advices of guaranty and documents evidencing or forming a part of the Collateral; and

                           (iv) executing and delivering any additional Security Documents, notices and assignments in each case in form and substance satisfactory to Agent required for the creation, validity, perfection, maintenance or continuation of the Security Interest under the UCC or other Applicable Law.

                  (c) Agent is hereby irrevocably authorized to file one or more financing or continuation statements or amendments thereto without the signature of or in the name of any Loan Party for any purpose described in SECTION 9.2(b). A carbon, photographic, xerographic or other reproduction of this Agreement or of any of the Security Documents filed in connection with this Agreement is sufficient as a financing statement.

                  (d) Each Loan Party shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect the Security Interest.

                  (e) On or after the Termination Date and upon full and final, indefeasible payment of all of the Secured Obligations and termination of all of the obligations of Agent, L/C Issuer and any Lender under this Agreement and all other Loan Documents, Agent shall, upon the written request of and at the sole expense of Borrower, execute such releases and terminations of the Security Interest as Borrower may reasonably request.

         Section 9.3 GUARANTIES; LOAN PARTY JOINDER. Each Loan Party other than Borrower shall guarantee payment and performance of the Secured Obligations pursuant to a Guaranty Agreement, duly executed by each such Person and dated as of the Agreement Date. Promptly upon creation or acquisition of any Domestic Subsidiary of a Loan Party such Loan Party shall and shall cause each of its Subsidiaries, as applicable, to cause each such newly created or acquired Subsidiary to become a Loan Party and a Guarantor by executing and delivering to Agent a Joinder Agreement. Upon execution and delivery of a Joinder Agreement any such newly created or acquired Subsidiary shall automatically become a Loan Party and a Guarantor and thereupon shall have all of the rights, benefits, duties and obligations of a Loan Party and a Guarantor under the Loan Documents.

LOAN AND SECURITY AGREEMENT - Page 94
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         Section 9.4 LIMITATION IN RESPECT OF CERTAIN LOAN PARTIES.
Notwithstanding anything in this Agreement or any of the other Loan Documents, the liability of each Loan Party other than Borrower, Parent, General Partner and CompUSA Holdings Company under this Agreement and the other Loan Documents shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder and thereunder subject to avoidance as a fraudulent transfer or conveyance under any Applicable Law, in each case after giving effect to all other liabilities of each such Person, contingent or otherwise, that are relevant under such laws, and after giving effect to the value, as assets (as determined under the applicable provisions of such laws) of any rights of each such Person to subrogation or contribution from any other Loan Party or other Person pursuant to Applicable Law or any agreement providing for an equitable allocation among such Person and any such other Loan Party or other Person of their respective obligations hereunder and thereunder. This SECTION 9.4 shall not apply to limit the liability under the Loan Documents of Borrower, Parent, General Partner and CompUSA Holdings Company.

                                   ARTICLE 10

                              COLLATERAL COVENANTS

         Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner provided in SECTION 17.10:

         Section 10.1 COLLECTION OF RECEIVABLES.

                  (a) Each Loan Party will cause all monies, checks, notes, drafts and other payments relating to or constituting proceeds of trade accounts receivable to be forwarded to a Lockbox for deposit in an Agency Account in accordance with the procedures set out in the corresponding Agency Account Agreement. Each Loan Party will promptly cause all monies, checks, notes, drafts and other payments relating to or constituting proceeds of other Receivables, of any other Collateral and of any trade accounts receivable that are not forwarded to a Lockbox, to be transferred to or deposited in an Agency Account. In particular, each Loan Party will:

                           (i)      advise each Account Debtor on trade
                  accounts receivable to address all remittances with respect to amounts payable on account thereof to a specified Lockbox;

                           (ii) advise each other Account Debtor that makes payment to such Loan Party by wire transfer, automated clearinghouse transfer or similar means to make payment directly to an Agency Account; and

                           (iii) stamp or otherwise mark all invoices relating to trade accounts receivable with a legend satisfactory to Agent indicating that payment is to be made to such Loan Party via a specified Lockbox.

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

                  (b) For so long as no Event of Default shall have occurred and remain in existence and Availability shall equal or exceed the Minimum Availability Requirement, all collected balances in each Agency Account may be transmitted daily by wire transfer, depository transfer check or other means in accordance with the procedures set forth in the corresponding Agency Account Agreement, directly to the Loan Parties for use in the ordinary course of business, subject to the terms of this Agreement. At any time when any Event of Default is existence or at any time when Availability is less than the Minimum Availability Requirement, Agent in its discretion may notify the Loan Parties and each Clearing Bank and instruct such Clearing Bank, effective upon its receipt of such notice, to cause all balances in each Agency Account to be transmitted daily to Agent by wire transfer, depository transfer check or other means in accordance with the procedures set forth in the corresponding Agency Account Agreement, to Agent at its Principal Office for application as provided in SECTION 2.3(c),
         SECTION 14.2, and SECTION 14.3, such credits to be entered as of the Business Day they are received if they are received prior to 1:30 p.m. (Dallas, Texas time) and to be conditioned upon final payment in cash or solvent credits of the items giving rise to them.

                  (c) Any monies, checks, notes, drafts or other payments referred to in SUBSECTION (a) of this SECTION 10.1 which, notwithstanding the terms of such subsection, are received by or on behalf of any Loan Party will be held in trust for Agent and will be delivered to Agent or a Clearing Bank, as promptly as possible, in the exact form received, together with any necessary endorsements for application by Agent directly to the Secured Obligations or, if applicable, for deposit in the Agency Account maintained with a Clearing Bank and processing in accordance with the terms of this Agreement and the corresponding Agency Account Agreement.

         Section 10.2 VERIFICATION AND NOTIFICATION. Agent shall have the right at any time and from time to time,

                  (a) in the name of Agent, the Lenders or in the name of the Loan Parties, or any of them, to verify the validity, amount or any other matter relating to any Receivables by mail, telephone, telegraph or otherwise,

                  (b) to review, audit and make extracts from all records and files related to any of the Receivables, and

                  (c) at any time when any Event of Default is in existence, to notify the Account Debtors or obligors under any Receivables of the assignment of such Receivables to Agent, for the benefit of the Credit Parties.

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         Section 10.3 DISPUTES, RETURNS AND ADJUSTMENTS. A Loan Party may, in
the ordinary course of business and consistent with past business practices, unless an Event of Default has occurred and is continuing, grant any extension of time for payment of any Receivable or compromise, compound or settle the same for less than the full amount thereof, or release wholly or partly any Person liable for the payment thereof, or allow any credit or discount whatsoever therein; PROVIDED that at any time when Availability is less than the Minimum Availability Requirement, (i) no such action results in the reduction of more than $7,500,000 in the amount payable with respect to any Account (in each case, excluding the allowance of credits or discounts generally available to Account Debtors in the ordinary course of business and appropriate adjustments to the accounts of Account Debtors in the ordinary course of business), and (ii) Agent is notified of the amount of such adjustments and the Receivable(s) affected thereby, (x) promptly if the amount of such adjustment equals or exceeds $2,500,000 or (y) otherwise on the next succeeding Schedule of Receivables or Borrowing Base Certificate, as the case may be, in the case of any adjustment of a smaller amount.

         Section 10.4 INVOICES. Upon the request of Agent, the Loan Parties shall deliver to Agent, at their expense, copies of customers' invoices or the equivalent, original shipping and delivery receipts or other proof of delivery, customers' statements (if any), customer address lists, the original copy of all documents, including, without limitation, repayment histories and present status reports, relating to Receivables and such other documents and information relating to the Receivables as Agent shall specify, any of such items to be delivered, if no Event of Default is in existence, as promptly as reasonably possible and in any event within three (3) Business Days after any such request, or if any Event of Default is in existence, upon Agent's request.

         Section 10.5 DELIVERY OF INSTRUMENTS. Each Loan Party will promptly notify Agent in the event any of its Receivables in excess of $1,000,000 is at any time evidenced by a promissory note, trade acceptance or any other instrument for the payment of Money, and upon request by Agent, such Loan Party will promptly thereafter deliver such instrument to Agent, appropriately endorsed to Agent, for the benefit of the Credit Parties.

         Section 10.6 SALES OF INVENTORY. All sales of Inventory will be made in compliance with all requirements of Applicable Law except for instances of noncompliance that do not give rise to a Lien on such Inventory or result in a material diminution in the value thereof or impair Agent's access thereto or cause a Materially Adverse Effect.

         Section 10.7 OWNERSHIP AND DEFENSE OF TITLE.

                  (a) Except for Permitted Liens, the Loan Parties, respectively, shall at all times be the sole owner of each and every item of Collateral and shall not create any Lien on, or sell, lease, exchange, assign, transfer, pledge, hypothecate, grant a security interest or security title in, grant a license in or otherwise dispose of, any of the Collateral or any interest therein, except for sales of Inventory in the ordinary course of business, for cash or on open account or on terms of payment ordinarily extended to its customers, and except for dispositions that are otherwise expressly permitted under this Agreement (including without limitation, SECTION 13.6). The inclusion of "proceeds" of the Collateral under the Security

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         Interest shall not be deemed a consent by Agent or the Lenders to any other sale or other disposition of any part or all of the Collateral.

                  (b) The Loan Parties will promptly notify Agent of, and at Agent's request shall defend its interest in and to and the Security Interest in the Collateral against, any claims or demands of any Person other than the Credit Parties.

         Section 10.8 INSURANCE.

                  (a) The Loan Parties shall at all times maintain insurance on its Inventory against loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards as Agent shall reasonably specify, in amounts not to exceed those obtainable at commercially reasonable rates and under policies issued by insurers as is customarily maintained by similar businesses or as may be required by Applicable Law. All premiums on such insurance shall be paid by the Loan Parties and, if requested by Agent, copies of the policies shall be delivered to Agent. The Loan Parties will not use or permit the Inventory to be used in any manner which might render inapplicable any insurance coverage.

                  (b) All insurance policies required under SECTION 10.8(a) covering any Collateral shall name Agent, for the benefit of the Credit Parties, as an additional insured and shall contain loss payable clauses in form and substance satisfactory to Agent, naming Agent, for the benefit of the Credit Parties, as loss payee, as its interests may appear, and providing that:

                           (i) all proceeds thereunder shall be payable to Agent, for the benefit of the Credit Parties;

                           (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy; and

                           (iii) such policy and loss payable clauses may be canceled, amended or terminated only upon at least ten
                  (10) days' prior written notice given to Agent.

                  (c)      Any proceeds of insurance referred to in this
         SECTION 10.8 shall be paid to Agent for application to the Secured Obligations (i) to the extent, if any, required to cause Availability to equal or exceed the Minimum Availability Requirement and (ii) in full at any time when any Default or Event of Default is in existence, or if Availability exceeds the Minimum Availability Requirement and no Default or Event of Default is in existence, disbursed to Borrower for the Loan Parties.

         Section 10.9 LOCATION OF OFFICES AND COLLATERAL.

                  (a) No Loan Party will change the location of its chief executive office or the place where it keeps its books and records relating to the Collateral or change its name, identity or entity structure without giving Agent thirty (30) days' prior written notice thereof.

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

                  (b) All Inventory, other than Inventory in transit, will at all times be kept (i) as to Borrower and Parent, only at the locations for Borrower or Parent as reflected in such SCHEDULE 8.1(v) and (ii) as to any other Loan Party, only at the locations, if any, reflected for each such Loan party in such SCHEDULE 8.1(v), and shall not, without the prior written consent of Agent, be removed therefrom except pursuant to sales of Inventory permitted under SECTION 10.7(a), PROVIDED, that SCHEDULE 8.1(v) may not be amended or supplemented without giving at least thirty (30) days prior written notice to Agent.

                  (c) If any Inventory is in the possession or control of any agent or processor, the applicable Loan Party shall notify each such agent or processor of the Security Interest (and shall promptly provide copies of any such notice to Agent and the Lenders) and, upon the occurrence of an Event of Default, shall instruct them (and cause them to acknowledge such instruction) to hold all such Inventory for the account of the Credit Parties, subject to the instructions of Agent.

         Section 10.10 RECORDS RELATING TO COLLATERAL.

                  (a)      Each Loan Party will at all times:

                           (i) keep complete and accurate records of its Inventory on a basis consistent with past practices so as to permit comparison of Inventory records relating to different time periods, itemizing and describing the kind, type and quantity of Inventory, cost therefor and a current price list for such Inventory; and

                           (ii) keep complete and accurate records of all other Collateral.

                  (b) Each Loan Party will prepare a physical listing of all Inventory, wherever located, at least annually and provide a copy thereof to Agent.

         Section 10.11 INSPECTION; APPRAISALS. Agent and, with the consent of and accompanied by Agent, any Lender (by any of their officers, employees or agents) shall have the right, to the extent that the exercise of such right shall be within the control of any Loan Party, at any time or times to:

                  (a) visit the properties of each Loan Party, inspect the Collateral and the other assets of each Loan Party and inspect and make extracts from its books and records, including, but not limited to, management letters prepared by independent accountants, all during customary business hours at such premises;

                  (b) discuss any Loan Party's business, assets, liabilities, financial condition, results of operations and business prospects, insofar as the same are reasonably related to the rights of Agent or the Lenders hereunder or under any of the other Loan Documents, with any Loan Party's principal officers, independent accountants and any other Person (except

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

         that any such discussion with any third parties shall be conducted only in accordance with Agent's or such Lender's standard operating procedures relating to confidentiality);

                  (c) verify the amount, quantity, value and condition of, or any other matter relating to, any of the Collateral and in this connection to review, audit and make extracts from all records and files related to any of the Collateral.

At Agent's request, each Loan Party will deliver to Agent, for the benefit of the Lenders, any instrument necessary for it to obtain records from any service bureau maintaining records on behalf of such Loan Party. At Agent's request Borrower will furnish to Agent an appraisal or updated appraisal of any Collateral, prepared by a credentialed appraiser acceptable to Agent, or Agent may obtain any such appraisal at any time, in each case at Borrower's expense as provided by SECTION 17.2. Without limiting the foregoing, Borrower will deliver to Agent an appraisal of Inventory, prepared by a credentialed appraiser acceptable to Agent, reflecting the Appraised GOB Value thereof at any time at Agent's request, or otherwise (i) at least once during each twelve (12) calendar months for so long as no Loans are outstanding in respect of amounts calculated under CLAUSE (b)(ii) of the definition of Borrowing Base in SECTION 1.1 or (ii) at least once during each six (6) calendar months during any time when any Loans are outstanding in respect of amounts calculated under such CLAUSE (b)(ii).

         Section 10.12 INFORMATION AND REPORTS.

                  (a) SCHEDULE OF RECEIVABLES. Except as provided in Section (e) below, Borrower shall deliver to Agent, on or before the Agreement Date and not later than the twentieth (20th) day of each Fiscal Period thereafter, and at any other time as may be requested by Agent, a Schedule of Receivables which

                           (i) shall be as of the last Business Day of the immediately preceding Fiscal Period,

                           (ii) except with respect to the Schedule of Receivables delivered on the Agreement Date, shall be reconciled to the Borrowing Base Certificate as of such last Business Day, and

                           (iii) shall set forth (i) a summary aged trial balance for the first two Fiscal Periods of a Fiscal Quarter and (ii) a detailed aged trial balance for the last Fiscal Period of a Fiscal Quarter, in each such case of all then existing Receivables of each Loan Party, specifying the names and balance due for each Account Debtor obligated on a Receivable so listed.

                  (b) SCHEDULE OF INVENTORY. Except as provided in Section (e) below, Borrower shall deliver to Agent on or before the Agreement Date and not later than the twentieth day of each Fiscal Period, and at any other time as may be requested by Agent, a Schedule of Inventory as of the last Business Day of the immediately preceding Fiscal Period itemizing

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         and describing the kind, type and quantity of all Inventory of each
         Loan Party, the cost thereof and the location thereof.

                  (c) BORROWING BASE CERTIFICATE. Except as provided in Section (e) below, Borrower shall deliver to Agent Borrowing Base Certificates, as follows:

                           (A)      With respect to (and prior to) each
                  funding of any Loan or each issuance of any Letter of Credit at any time when Availability is, at the time of making such Loan or issuing such Letter of Credit or after giving effect thereto, less than the Minimum Availability Requirement, Borrower shall, at a minimum, deliver to Agent a Borrowing Base Certificate prepared as of the close of business on the Business Day preceding the Business Day on which such Borrowing Base Certificate is delivered to Agent;

                           (B) At any time when the aggregate outstanding balance of all Revolving Credit Loans plus the Letter of Credit Reserve exceeds the Threshold Usage Amount, Borrower shall, at a minimum, deliver to Agent a Borrowing Base Certificate on the Wednesday of each calendar week prepared as of the close of business on the Business Day preceding the Business Day on which such Borrowing Base Certificate is delivered to Agent;

                           (C) At any time when the aggregate outstanding balance of all Revolving Credit Loans plus the Letter of Credit Reserve is less than the Threshold Usage Amount, Borrower shall, at a minimum, deliver to Agent a Borrowing Base Certificate on the twentieth (20th) day of each Fiscal Period prepared as of the close of business on the last day of the preceding Fiscal Period;

         PROVIDED, that unless otherwise requested by Agent no Borrowing Base Certificate shall be required by the foregoing at any time when the sum of Loans outstanding and the Letter of Credit Reserve outstanding is less than $50,000,000. Each such Borrowing Base Certificate shall include a schedule of "ineligibles" (I.E., Receivables other than Eligible Receivables and Inventory other than Eligible Inventory) prepared as of the effective date of each such Borrowing Base Certificate (unless Agent shall request that such schedule be prepared as of a more recent date, in which case such schedule will be prepared as of the date so requested).

                  (d) NOTICE OF DIMINUTION OF VALUE. At the time of delivery of each Compliance Certificate under SECTION 12.3 or, if earlier, with reasonable promptness, the Loan Parties shall notify Agent if any such Loan Party has knowledge of any matter or event which has resulted in, or may result in, the diminution in excess of $10,000,000 in the value of any of the Collateral, except for any such diminution in the value of any Receivables or Inventory in the ordinary course of business which has been appropriately reserved against, as reflected in financial statements previously delivered to Agent and the Lenders pursuant to ARTICLE 12.

LOAN AND SECURITY AGREEMENT - Page 101
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                  (e)      ADDITIONAL INFORMATION. Agent may in its
         discretion from time to time request that Borrower deliver any Schedule of Receivables, Schedule of Inventory or Borrowing Base Certificate described in SECTIONS 10.12(a), (b) and (c) more or less often and on different schedules than specified in such Sections and Borrower will comply with such requests. The Loan Parties will furnish to Agent such other information with respect to the Collateral as Agent may from time to time reasonably request.

         Section 10.13 POWER OF ATTORNEY. Each Loan Party hereby appoints Agent as its attorney, with power to

                  (a)      endorse its name on any checks, notes,
         acceptances, money orders, drafts or other forms of payment or security that may come into Agent's or any Credit Party's possession, and

                  (b) sign its name on any invoice or bill of lading relating to any Receivable, Inventory or other Collateral, on any drafts against customers related to letters of credit, on notices of assignment, financing statements and other public records relating to the perfection or priority of the Security Interest, verifications of account and notices to or from customers.

         Section 10.14 ADDITIONAL REAL ESTATE AND LEASES. At the time of delivery of each Compliance Certificate for the end of a Fiscal Quarter under
SECTION 12.3 the Loan Parties shall notify Agent in writing of the acquisition of any interest (including a leasehold interest) in any Real Estate, therein specifying the address and location of such Real Estate and the nature of any such interest.

         Section 10.15 ASSIGNMENT OF CLAIMS ACT. Upon each request of Agent, each Loan Party shall promptly execute any documents or instruments and shall take such steps or actions reasonably required by Agent so that all monies due or to become due under any contract with the U.S., the District of Columbia or any other Governmental Authority, will be assigned to Agent, for the benefit the Credit Parties, and notice given thereof in accordance with the requirements of the Assignment of Claims Act of 1940, as amended, or any other laws, rules or regulations relating to the assignment of any such contract and monies due to or to become due.

         Section 10.16 VOTING RIGHTS, DISTRIBUTIONS, ETC., IN RESPECT OF INVESTMENT PROPERTY.

                  (a) So long as no Event of Default shall have occurred and be continuing (i) each Loan Party shall be entitled to exercise any and all voting and other consensual rights (including, without limitation, the right to give consents, waivers and notifications in respect of any Security) pertaining to its Investment Property or any part thereof; PROVIDED, HOWEVER, that without the prior written consent of Agent and Required Lenders, no vote shall be cast or consent, waiver or ratification given or action taken which would
         (A) be inconsistent with or violate any provision of this Agreement or any other Loan Document or (B) amend, modify or waive any material term, provision or condition of the certificate of incorporation,

LOAN AND SECURITY AGREEMENT - Page 102
         bylaws, certificate of formation or other charter document or other agreement relating to, evidencing, providing for the issuance of or securing any such Investment Property, in any manner that would impair such Investment Property, the transferability thereof or the Security Interest therein, or, and (ii) each Loan Party shall be entitled to receive and retain any and all dividends and interest paid in respect of any of such Investment Property (unless otherwise required by this Agreement).

                  (b) Upon the occurrence and during the continuance of an Event of Default, (i) Agent may, without notice to any Loan Party, transfer or register in the name of Agent or any of its nominees, for the ratable benefit of the Credit Parties, any or all of the Collateral consisting of Investment Property, the proceeds thereof (in cash or otherwise) and all liens, security, rights, remedies and claims of any Loan Party with respect thereto (as used in this Section collectively, the "PLEDGED COLLATERAL") held by Agent hereunder, and Agent or its nominee may thereafter, after delivery of notice to the applicable Loan Party, exercise all voting and corporate rights at any meeting of any corporation, partnership or other business entity issuing any of the Pledged Collateral and any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange at its discretion any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of any corporation, partnership or other business entity issuing any of such Pledged Collateral or upon the exercise by any such issuer or Agent of any right, privilege or option pertaining to any of the Pledged Collateral, and in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but Agent shall have no duty to exercise any of the aforesaid rights, privileges or options, and Agent shall not be responsible for any failure to do so or delay in so doing, (ii) after Agent's giving of the notice specified in CLAUSE (i) of this SECTION 10.16(b), all rights of Borrower to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to SECTION 10.16(a)(i) and to receive the dividends, interest and other distributions which it would otherwise be authorized to receive and retain thereunder shall be suspended until such Event of Default shall no longer exist, and all such rights shall, until such Event of Default shall no longer exist, thereupon become vested in Agent which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends, interest and other distributions, (iii) all dividends, interest and other distributions which are received by any Loan Party contrary to the provisions of this SECTION 10.16(b) shall be received in trust for the benefit of Agent, shall be segregated from other funds of such Loan Party and shall be forthwith paid over to Agent as Collateral in the same form as so received (with any necessary endorsement), and (iv) each Loan Party shall execute and deliver (or cause to be executed and delivered) to Agent all such proxies and other instruments as Agent may reasonably request for the purpose of enabling Agent to exercise the voting and other rights which it is entitled to exercise pursuant to this SECTION 10.16(b) and to receive the dividends, interest and other distributions which it is

LOAN AND SECURITY AGREEMENT - Page 103
         entitled to receive and retain pursuant to this SECTION 10.16(b). The foregoing shall not in any way limit Agent's power and authority granted pursuant to SECTION 10.13.

                                    ARTICLE 11

                              AFFIRMATIVE COVENANTS

         Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner provided for in SECTION 17.10, each Loan Party will keep the following covenants.

         Section 11.1 PRESERVATION OF EXISTENCE AND SIMILAR MATTERS. Each Loan Party will, and will cause each of its Subsidiaries to (i) preserve and maintain its existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation, organization or formation (as applicable), except as otherwise may be allowed pursuant to SECTION 13.6 and (ii) except for instances of any noncompliance which could not reasonably be expected to have a Materially Adverse Effect, qualify and remain qualified as a foreign business enterprise and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization.

         Section 11.2 COMPLIANCE WITH APPLICABLE LAW. Each Loan Party will, and will cause each of its Subsidiaries to, comply with all Applicable Laws relating to it except instances of any noncompliance which could not reasonably be expected to have a Materially Adverse Effect and with respect to which reserves in respect of reasonably anticipated liability therefor has been appropriately established.

         Section 11.3 MAINTENANCE OF PROPERTY. In addition to, and not in derogation of, the requirements of SECTION 10.7 and of the Security Documents, each Loan Party will:

                  (a) protect and preserve all property and interests in property material to its business and maintain in good repair, working order and condition in all material respects, with reasonable allowance for wear and tear, all tangible properties used in or otherwise material to its business, and

                  (b) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties necessary for the conduct of its business, so that the business carried on in connection therewith may be properly conducted at all times, except for instances of any noncompliance which could not reasonably be expected to have a Materially Adverse Effect.

LOAN AND SECURITY AGREEMENT - Page 104

         Section 11.4 CONDUCT OF BUSINESS. Borrower and the other Loan Parties will engage only the business described in SECTION 8.1(g) and any other business which is incidental to, or results from, the conduct of any such business.

         Section 11.5 INSURANCE. Each Loan Party will maintain, in addition to the coverage required by SECTION 10.8 and the Security Documents, insurance with responsible insurance companies against such risks (including without limitation, business interruption insurance) and in such amounts as is customarily maintained by similar businesses or as may be required by Applicable Law, and from time to time deliver to Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

         Section 11.6 PAYMENT OF TAXES AND CLAIMS. Each Loan Party will, and will cause each of its Subsidiaries to, pay or discharge when due

                  (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, except that real property ad valorem taxes shall be deemed to have been so paid or discharged if the same are paid before they become delinquent, and

                  (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals and other claims which, if unpaid, might become a Lien on any properties of any Loan Party or any Subsidiary of any Loan Party;

EXCEPT that this SECTION 11.6 shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings and with respect to which no Lien or notice of Lien has been filed which would cause an Event of Default and with respect to which reserves in respect of the reasonably anticipated liability therefor have been appropriately established.

         Section 11.7 ACCOUNTING METHODS AND FINANCIAL RECORDS. Each Loan Party will, and will cause each of its Subsidiaries to, maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete), as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP.

         Section 11.8 USE OF PROCEEDS.

                  (a) Borrower will use the proceeds of Loans for general business purposes, including without limitation (i) working capital, (ii) funding of Reimbursement Obligations, (iii) repurchasing or redeeming the Senior Subordinated Notes, (iv) Capital Expenditures and (v) Acquisitions, in each case subject to the terms of this Agreement, and for no other purpose.

LOAN AND SECURITY AGREEMENT - Page 105

                  (b) Borrower will not use any part of such proceeds to purchase or, to carry or reduce or retire or refinance any credit incurred to purchase or carry, any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or, in any event, for any purpose which in either case would involve a violation of such Regulation U or of Regulation T or X of such Board of Governors, or for any purpose prohibited by law or by the terms and conditions of this Agreement.

         Section 11.9 HAZARDOUS WASTE AND SUBSTANCES; ENVIRONMENTAL
REQUIREMENTS.

                  (a) In addition to, and not in derogation of, the requirements of SECTION 11.2 and of the Security Documents, each Loan Party will, and will cause each of its Subsidiaries to, (i) comply with all Environmental Laws and all Applicable Laws relating to occupational health and safety (except for instances of noncompliance that would not reasonably be expected to have a Materially Adverse Effect and that are being contested in good faith by appropriate proceedings if reserves in respect of reasonably anticipated liability therefor have been appropriately established), (ii) promptly notify Agent of its receipt of any notice of a violation of any such Environmental Laws or such other Applicable Laws that would reasonably be expected to have a Materially Adverse Effect and (iii) indemnify and hold each Credit Party harmless from all loss, cost, damage, liability, claim and expense incurred by or imposed upon any Credit Party on account of failure to perform its obligations under this SECTION 11.9.

                  (b) Whenever any Loan Party or any of its Subsidiaries gives notice to Agent pursuant to SECTION 11.9(a)(ii) with respect to any matter that reasonably could be expected to result in liability to any Loan Party in excess of $10,000,000 in the aggregate, such Loan Party will, or will cause such Subsidiary to, at Agent's request and at such Loan Party's or such Subsidiary's expense, (i) cause an independent credentialed environmental engineer acceptable to Agent to conduct an assessment meeting all requirements of Agent and Applicable Law, including tests where necessary, feasible and appropriate of the site where the noncompliance or alleged noncompliance with Environmental Law has occurred and prepare and deliver to Agent a report setting forth the results of such assessment, a proposed plan to bring such Loan Party into compliance with such Environmental Law (if such assessment indicates noncompliance) and an estimate of the costs thereof, and (iii) provide to Agent a supplemental report of such engineer whenever the scope of the noncompliance, or the response thereto or the estimated costs thereof, shall materially adversely change.

                                   ARTICLE 12

                                   INFORMATION

         Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner set forth in SECTION 17.10, the Loan Parties will provide the following information to Agent and to each Lender


LOAN AND SECURITY AGREEMENT - Page 106
at the offices then designated for such notices pursuant to SECTION 17.1 and keep the other covenants contained in this ARTICLE 12.

         Section 12.1 FINANCIAL STATEMENTS.

                  (a) ANNUAL FINANCIAL STATEMENTS. Within 90 days after the end of each Fiscal Year, a copy of (i) the consolidated balance sheets of Parent and its Consolidated Subsidiaries, as of the end of the current and prior Fiscal Years and (ii) the consolidated statements of operations and consolidated statements of stockholders' equity, and consolidated statements of changes in cash flows as of and through the end of such Fiscal Year, all of which are prepared in accordance with GAAP applied consistently throughout the periods reflected therein, and certified by independent certified public accountants acceptable to Agent and the Lenders, whose opinion shall be in scope and substance in accordance with generally accepted auditing standards and shall be unqualified.

                  (b) FISCAL QUARTER FINANCIAL STATEMENTS AND INFORMATION. Within 45 days after the end of each Fiscal Quarter (except the last Fiscal Quarter) of each Fiscal Year, a consolidated balance sheet of Parent and its Consolidated Subsidiaries as at the end of such Fiscal Period and the related consolidated statement of operations for such Fiscal Quarter and for the elapsed portion of the year ended with the last day of such Fiscal Quarter, and a consolidated statement of cash flows for the elapsed portion of the year ended with the last day of such Fiscal Quarter, all of which shall be certified by the president, chief financial officer, senior vice president-finance, vice president-finance or vice president-controller of Parent, to be, in his or her opinion acting solely in his or her capacity as an officer of Parent, complete and correct in all material respects and to present fairly, in accordance with GAAP applied consistently throughout the periods reflected therein, the financial position and results of operations of Parent and its Consolidated Subsidiaries as at the end of and for such Fiscal Quarter, and for the elapsed portion of the year ended with the last day of such Fiscal Quarter, subject only to normal year-end adjustments.

                  (c) FISCAL PERIOD FINANCIAL STATEMENTS AND INFORMATION. Within 20 days after the end of each Fiscal Period of each Fiscal Year (except for any Fiscal Period that is the last Fiscal Period of a Fiscal Quarter), an internally prepared consolidated balance sheet of Parent and its Consolidated Subsidiaries as at the end of such Fiscal Period and the related consolidated statement of operations for such Fiscal Period for the elapsed portion of the year ended with the last day of such Fiscal Period, and a consolidated statement of cash flows for the elapsed portion of the year ended with the last day of such Fiscal Period, all of which shall be certified by the president, chief financial officer, senior vice president-finance, vice president-finance or vice president-controller of Parent, to be a true copy of Parent's routine internally prepared financial statements prepared for Parent's management in the ordinary course of business for such Fiscal Period.

                  (d) CONSOLIDATING FINANCIAL STATEMENTS. Together with each of the financial statements required to be delivered under SECTION 12.1(a), (b) and (c), the associated


LOAN AND SECURITY AGREEMENT - Page 107
         consolidating financial statements for CompUSA Net.com, which in each case shall be included within the respective certifications required to be delivered under such Sections.

         Section 12.2 RESERVED

         Section 12.3 OFFICER'S CERTIFICATE. At the time that Parent provides the financial statements pursuant to SECTION 12.1 for any Fiscal Period, Parent shall also provide a Compliance Certificate which:

                  (a) sets forth as at the end of such Fiscal Period, (i) a listing of Investments made pursuant to SUBPARAGRAPH (i) of the definition of "Permitted Investments" and (ii) the calculations required to establish compliance with the requirements of SECTIONS 13.1, 13.9 and 13.12 as at the end of each respective period,

                  (b) if any Loan Party has made any payment or payments of principal of, or interest or premium on, any Subordinated Indebtedness since the last preceding date as of which a Compliance Certificate was required to be delivered hereunder, sets forth a statement (i) identifying the Subordinated Indebtedness which was the subject of such payment, (ii) specifying the amount of each such payment, and whether such payments were in respect of principal, interest or premium and
         (iii) certifying that no Default or Event of Default was in existence as of the time of making, or after giving effect to, each such payment,

                  (c) states that the information on the schedules to this Agreement is complete and accurate as of the date of such certificate or, if such is not the case, attaches to such certificate updated schedules, and

                  (d) states that, based on a reasonably diligent examination, no Default or Event of Default has occurred or exists, or, if such is not the case, specifies such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps taken or being taken by the Loan Parties with respect to such Default or Event of Default.

         Section 12.4 COPIES OF OTHER REPORTS. The Loan Parties will provide Agent and the Lenders the following:

                  (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to any Loan Party or its Board of Directors by its independent public accountants, including, without limitation, any management report;

                  (b) As soon as practicable, copies of all financial statements and reports that any Loan Party sends to its shareholders generally and of all registration statements and all regular or periodic reports which any Loan Party files with the Securities and Exchange Commission or any successor commission;


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

                  (c) From time to time and as soon as reasonably practicable following each request, such forecasts, data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition or results of operations of any Loan Party or any of its Subsidiaries as Agent or any Lender may reasonably request and that any such Loan Party has or (except in the case of legal opinions relating to the perfection or priority of the Security Interest) without unreasonable expense can obtain; PROVIDED, HOWEVER, that the Lenders shall, to the extent reasonably practicable, coordinate examinations of the Loan Parties' records by their respective internal auditors; and PROVIDED FURTHER, that no such opinion of counsel shall be required to be so provided to the extent such counsel has determined (and has so advised Agent in writing) that matters that would be required to be disclosed in any such opinion would waive an attorney-client privilege or attorney work product privilege of a Loan Party as to significant privileged information of such Loan Party.

                  (d) If requested by Agent or any Lender, Borrower will provide to Agent and the Lenders statements in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U of the Board of Governors of the Federal Reserve System.

The rights of Agent and the Lenders under this SECTION 12.4 are in addition to and not in derogation of their rights under any other provision of this Agreement or of any other Loan Document.

         Section 12.5 NOTICE OF LITIGATION AND OTHER MATTERS. Each Loan Party will provide Agent and the Lenders prompt notice of each of the following:

                  (a) promptly upon receipt thereof, (i) notices (and information with respect thereto and copies thereof) any received from any Governmental Authority that relates to a breach of or noncompliance with any Applicable Law, or might result in the liability or obligation of any Loan Party or any of its Subsidiaries in an amount of $10,000,000 or more in the aggregate, or otherwise have a Materially Adverse Effect, or result in the loss or suspension of any Governmental Approval which is necessary for operation of a significant portion of its business and (ii) promptly becoming aware thereof, the commencement of any proceeding or investigation by or before any Governmental Authority or any action or proceeding before any Governmental Authority against or in any other way relating to or affecting any Loan Party or any of its Subsidiaries or any of such Loan Party's or Subsidiary's properties, assets or businesses, which might, singly or in the aggregate, result in the occurrence of a Default or an Event of Default, or have a Materially Adverse Effect;

                  (b) any amendment of the articles of incorporation or bylaws of any Loan Party or any of its Subsidiaries;

                  (c) any change (i) in the business, assets, liabilities, financial condition or results of operations of any Loan Party or any of its Subsidiaries which has had or may have, singly or in the aggregate, a Materially Adverse Effect; and


LOAN AND SECURITY AGREEMENT - Page 109

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                  (d)      promptly upon becoming aware thereof, that (i) the
         holder(s) of any note(s) or other evidence of Indebtedness or other security of any Loan Party in excess of $10,000,000 in the aggregate has given notice or taken any action with respect to a breach, failure to perform, claimed default or event of default thereunder, (ii) any party to any Capitalized Lease Obligation in excess of $10,000,000 or any party to any obligations in respect of any Operating Lease, the termination or default with respect to which could reasonably be expected to have a Materially Adverse Effect, has given notice or taken any action with respect to a breach, failure to perform, claimed default or event of default thereunder, (iii) any occurrence or non-occurrence of any event which constitutes or which with the passage of time or giving of notice or both could constitute a breach by any Loan Party under any agreement or instrument other than this Agreement to which such Loan Party is a party or by which any of its properties may be bound, if any such event could reasonably be expected to have a Materially Adverse Effect, or (iv) any event, circumstance or condition which could reasonably be expected to cause a Material Adverse Effect with respect to any Loan Party, such notice to specify the details thereof (or the nature of any claimed default or event of default) and what action is being taken or is proposed to be taken with respect thereto.

         Section 12.6 ERISA. As soon as possible and in any event within thirty
(30) days after any Loan Party knows, or has reason to know, that

                  (a) any Termination Event with respect to a Plan listed in SCHEDULE 8.1(q) has occurred or will occur, or

                  (b) the aggregate present value of the Unfunded Vested Accrued Benefits under all Plans listed in SCHEDULE 8.1(q) subject to either Title IV of ERISA or the provisions of Section 302 of ERISA or
         Section 412 of the Internal Revenue Code is equal to an amount in excess of $0, or

                  (c) Any Loan Party or any of its Subsidiaries is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan required by reason of such Loan Party's or Subsidiary's complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan, such Loan Party will provide Agent and the Lenders a certificate of its Authorized Signatory setting forth the details of such event and the action which is proposed to be taken with respect thereto, together with any notice or filing which may be required by the PBGC or other Governmental Authority with respect to such event.

         Section 12.7 ACCURACY OF INFORMATION. All written information, reports, statements and other papers and data provided to Agent or any Lender, whether pursuant to this ARTICLE 12 or any other provision of this Agreement or of any other Loan Document, shall be, at the time the same is so provided, complete and correct in all material respects to the extent necessary to give Agent and the Lenders true and accurate knowledge of the subject matter.


LOAN AND SECURITY AGREEMENT - Page 110

         Section 12.8 REVISIONS OR UPDATES TO SCHEDULES. Should any of the information or disclosures provided on any of the Schedules originally attached hereto become outdated or incorrect in any material respect, the Loan Parties shall deliver to Agent and the Lenders as part of the officer's certificate required pursuant to SECTION 12.3(b) such revisions or updates to such Schedule(s) as may be necessary or appropriate to update or correct such Schedule(s), PROVIDED that no such revisions or updates to SCHEDULES 1.1B, 1.1C, 8.1(f), 8.1(h), 8.1(i), 8.1(l), 8.1(m), 8.1(o), 8.1(y), 8.1(bb), 8.1(gg) or 9.2
shall be deemed to have amended, modified or superseded any such Schedules as originally attached hereto, or to have cured any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedules, unless and until the Required Lenders shall have accepted in writing such revisions or updates to any such Schedules.

         Section 12.9 YEAR 2000 COMPLIANCE. The Loan Parties will promptly notify the Agent in the event Borrower discovers or determines that any computer application (including those of its suppliers and vendors) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect on Borrower or the Loan Parties.

         Section 12.10 ANNUAL PROJECTIONS. As soon as available, but in any event within 90 days following the end of each Fiscal Year, Parent shall deliver to Agent and the Lenders a copy of the annual consolidated operating budget of Parent and its Subsidiaries for the succeeding Fiscal Year.

                                   ARTICLE 13

                               NEGATIVE COVENANTS

         Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner set forth in SECTION 17.11:

         Section 13.1 FIXED CHARGE COVERAGE RATIO. The Fixed Charge Coverage Ratio calculated as of any Fixed Charge Coverage Ratio Test Date shall not be less than 1.0 to 1.0.

         Section 13.2 INDEBTEDNESS. No Loan Party will, nor will it permit any Restricted Subsidiary to, directly or indirectly, create, assume or otherwise become or remain obligated in respect of, or permit or suffer to exist or to be created, assumed or incurred or to be outstanding any Indebtedness, except that this SECTION 13.2 shall not apply to:

                  (a)      Indebtedness under the Loan Documents;

                  (b) Purchase Money Indebtedness incurred for the purchase of Inventory in the ordinary course of business, and accounts payable and accrued liabilities incurred in the ordinary course of business and not otherwise expressly prohibited by this Agreement;


LOAN AND SECURITY AGREEMENT - Page 111

                  (c)      Guaranties to the extent permitted under SECTION
         13.3;

                  (d) (i) Indebtedness for the purpose of acquiring and/or constructing new store locations, PROVIDED that no Default or Event of Default shall be in existence and Availability shall exceed the Minimum Availability Requirement, in each case at the time of incurring and after giving effect to such Indebtedness, (ii) Indebtedness secured by Existing Store Locations and which does not exceed the original cost of acquiring and/or constructing such Existing Store Locations and (iii) refinancings (but not increases) of Indebtedness described in CLAUSES
         (i) and (ii) of this SECTION 13.2(d) on terms not materially different than those existing on the date such Indebtedness was incurred in the case of CLAUSE (i) or on the Agreement Date in the case of Indebtedness described in CLAUSE (ii);

                  (e) Indebtedness of a Loan Party or a Restricted Subsidiary to a Loan Party;

                  (f) Indebtedness which is described on SCHEDULE 8.1(k) on the Agreement Date, including renewals and refinancings (but no increases) thereof on terms not materially different than those existing on the Agreement Date;

                  (g) Subordinated Indebtedness, including renewals and refinancings thereof which constitute Subordinated Indebtedness, not exceeding $250,000,000 in the aggregate at any time outstanding;

                  (h) Indebtedness in respect of deferred income taxes, deferred revenues, commitments, contingencies and reserves, in each case to the extent set forth on the balance sheet of Parent and its Subsidiaries in accordance with GAAP; and

                  (i) Indebtedness not otherwise permitted pursuant to CLAUSES (a) through (h) above, not to exceed $150,000,000 in the aggregate, PROVIDED that no Default or Event of Default shall be in existence at the time of incurring and after giving effect to such Indebtedness; and

         Section 13.3 GUARANTIES. The Loan Parties shall not, and shall not permit any Restricted Subsidiary to, at any time make or issue any Guaranty, or assume, be obligated with respect to, or permit to be outstanding any Guaranty of any obligation of any other Person except (a) under a Guaranty Agreement pursuant to the Loan Documents, (b) a Guaranty of obligations of a Loan Party that are not prohibited by this Agreement, (c) endorsement in the ordinary course of business of negotiable instruments for deposit or collection, (d) Guaranty of any Indebtedness permitted by SECTION 13.2, (e) a Guaranty that is a Permitted Investment under CLAUSE (i) of the definition of Permitted Investments in SECTION 1.1 and (f) the Guaranty of Indebtedness of directors, officers and employees of a Loan Party or a Subsidiary of a Loan Party during any Fiscal Year not to exceed, together with the loans to officers and employees permitted pursuant to SECTION 13.4 (calculated net of loan repayments) for such Fiscal Year, $1,000,000 in aggregate amount, PROVIDED that no Default or Event of Default shall be in existence at the time of incurring and after giving effect to such Guaranty under this CLAUSE (f).


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

         Section 13.4 INVESTMENTS. No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly, acquire or maintain any Investment other than Permitted Investments and Guaranties permitted by SECTION 13.3.

         Section 13.5 RESTRICTED DIVIDEND PAYMENTS, RESTRICTED PAYMENTS AND RESTRICTED PURCHASES. No Loan Party will, nor will it permit any Restricted Subsidiary to, directly or indirectly, declare or make any Restricted Dividend Payment, Restricted Payment or Restricted Purchase, PROVIDED, that for so long as no Default or Event of Default has occurred and is continuing or would exist after giving effect thereto, (i) a Loan Party or a Restricted Subsidiary may declare and pay Dividends to a Loan Party, (ii) Parent may defease, redeem, repurchase or repay the Senior Subordinated Notes in part or in full, (iii) Parent may prepay the certain subordinated promissory note dated August 31, 1998 executed by Parent payable to Tandy Corporation, PROVIDED that such prepayment is made with proceeds of Subordinated Indebtedness or of newly issued Capital Stock, or of the sale of treasury Capital Stock, of Parent, (iv) Parent may make Treasury Stock Purchases if Availability both at the time of any such Treasury Stock Purchase and after giving effect thereto equals or exceeds an amount equal to the sum of the Minimum Availability Requirement at such time, PROVIDED that such Treasury Stock Purchases shall not exceed $100,000,000 (net of cash proceeds received by Parent upon any resales thereof) in the aggregate during any Fiscal Year of Parent and (v) Restricted Payments on Indebtedness, excluding Subordinated Indebtedness, allowed under SECTION 13.2.

         Section 13.6 LIQUIDATION, DISPOSITION OR ACQUISITION OF ASSETS, MERGER, NEW SUBSIDIARIES. The Loan Parties shall not, and shall not permit any Restricted Subsidiary to, at any time:

                  (a) liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up; or sell, lease, abandon, transfer or otherwise dispose of all or any part of its assets, properties or business other than (i) inventory and other assets sold in the ordinary course of business (ii) sales or closures of stores or distribution centers in the normal course of business, and disposition of Inventory located at such locations on reasonable terms consistent with such Loan Party's usual practice in connection with such sales or closures (PROVIDED that disposition of other Collateral at any such store or distribution center shall otherwise be subject to this SECTION 13.6), (iii) transfers of assets from a Loan Party to a Loan Party or from a Subsidiary to a Loan Party (PROVIDED, that a Borrowing Base Party may not transfer Inventory to a Loan Party that is not a Borrowing Base party without the prior consent of Agent, unless a Financing Statement reflecting the transferee Loan Party as debtor and Agent as secured party has been signed by the transferee Loan Party and has been filed with the appropriate Governmental Authority in each jurisdiction in which such Inventory is located and Agent shall have received acknowledgment of such filing from such Governmental Authority), (iv) liquidation, sale or other disposition of Permitted Investments described in CLAUSE (a) and (b) of the definition of Permitted Investments in SECTION 1.1, (v) any transaction permitted by
         SECTION 13.11, (vi) sales of Capital Stock in CompUSA Net.com, (vii) transfer of assets to CompUSA Net.com to the extent not prohibited by
         SECTION 13.12, (viii) liquidation or dissolution of a Loan Party into another Loan Party, (ix) any sale, lease, abandonment, transfer or disposition of assets not otherwise allowed by


LOAN AND SECURITY AGREEMENT - Page 113

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         CLAUSES (i) through (viii) hereof, in any Fiscal Year (other than
         Receivables, Inventory or Proprietary Rights listed in a Schedule to a Trademark Security Agreement, Copyright Security Agreement or Patent Security Agreement, or Capital Stock of a Loan Party whose Receivables or Inventory are included in the most recent Borrowing Base Certificate delivered to Agent) for full and fair consideration and which assets do not in aggregate amount exceed 5% of Net Worth as of the end of the immediately preceding Fiscal Year (in the case of Capital Stock of a Restricted Subsidiary, measured by the net worth (determined according to GAAP) thereof, and in the case of any other assets, measured by the fair value thereof net of any associated liabilities assumed by the purchaser thereof), in each of the foregoing cases subject to SECTION 5.11(a) to the extent applicable;

                  (b) enter into any merger or consolidation (i) unless with respect to a merger or consolidation, Parent or Borrower shall be the surviving corporation, unless the merger or consolidation involves a Loan Party or Restricted Subsidiary and neither Parent nor Borrower is merging or consolidating with another Person, and either (A) such Restricted Subsidiary shall be the surviving corporation and is or becomes a Loan Party, (B) the survivor of the merger becomes a Loan Party or (C) the entity formed in the consolidation becomes a Loan Party, (ii) if such transaction is being utilized to circumvent compliance with any term or provision herein, (iii) unless no Default or Event of Default shall be then in existence or shall occur as a result of such transaction, (iv) unless Availability shall be equal or greater than the Minimum Availability Requirement at the time of such transaction and after giving effect thereto, except in the case of a merger or consolidation of a Loan Party or a Subsidiary of a Loan Party with and into a Loan Party, and (v) unless Agent shall have received a certificate signed by an Authorized Signatory of Borrower certifying that no Default or Event of Default is in existence or would result from such merger or consolidation, together with confirmation of Availability referenced in CLAUSE (iv) preceding in form and substance satisfactory to Agent; or

                  (c) create or acquire any Subsidiary except as permitted by SECTION 13.14.

         Section 13.7 TRANSACTIONS WITH AFFILIATES. Except for this Agreement or a Guaranty Agreement a Loan Party shall not, and shall not permit any Restricted Subsidiary to, at any time engage in any transaction with an Affiliate (other than a Loan Party), nor make an assignment or other transfer of any of its assets or properties to any Affiliate (other than a Loan Party) other than Investments permitted to be made pursuant to SECTION 13.4, on terms materially less advantageous to such Loan Party than would be the case if such transaction had been effected with a non-Affiliate (other than advances to employees in the ordinary course of business). Notwithstanding the foregoing, Borrower may loan the proceeds of a Loan to another Loan Party or Subsidiary of a Loan Party so long as (a) such proposed loan, or the transfer to such Loan Party of the proceeds of such Loan, is not otherwise prohibited by this Agreement and there shall exist no Default or Event of Default prior to or after giving effect to any such proposed loan and (b) such loan is a bona fide loan evidenced by appropriate documentation and entries in the financial records of Borrower and such borrowing Loan Party or Subsidiary are made to accurately reflect such loans and repayments thereof.


LOAN AND SECURITY AGREEMENT - Page 114

         Section 13.8 LIENS. No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, create, assume or permit or suffer to exist or to be created or assumed any Lien on any of its assets or property, other than in favor of Agent, for the benefit of the Credit Parties, or Permitted Liens. No Loan Party or Restricted Subsidiary will enter into or become subject to any Negative Pledge (other than as described in the proviso following the definition of Collateral in SECTION 1.1).

         Section 13.9 CAPITAL EXPENDITURES. The Loan Parties will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make or incur any Capital Expenditures in the aggregate (for all Loan Parties and any such Restricted Subsidiary) in excess of the amount set forth below for the Fiscal Year of Parent set forth opposite such amount:


                           Fiscal Years                          Amount
                           ------------                          ------
                               2000                           $175,000,000
                               2001                           $125,000,000
                               2002                           $150,000,000

PROVIDED, that to the extent Capital Expenditures paid during any Fiscal Year are less than the amount allowed for such Fiscal Year as provided above, then an amount equal to the difference between the amount so allowed and the actual amount so paid may be carried forward and added to the amount allowed for the next succeeding Fiscal Year as provided above, PROVIDED FURTHER that (i) no such amount may be carried forward beyond such next succeeding Fiscal Year and (ii) Capital Expenditures paid during such next succeeding Fiscal Year shall be deemed to apply first in reduction of amounts allowed for such Fiscal Year and then against amounts so carried forwarded from such previous Fiscal Year.

         Section 13.10 PLANS. No Loan Party will, nor will it permit any of its Subsidiaries to, (i) permit any condition to exist in connection with any Plan listed in SCHEDULE 8.1(q) which might constitute grounds for the PBGC to institute proceedings to have such Plan terminated or for the PBGC to have a trustee appointed to administer such Plan, or (ii) permit to exist any other condition, event or transaction with respect to any Plan listed in SCHEDULE 8.1(q) which could result in the incurrence by any Loan Party or any of its Subsidiaries of either (A) any material liability which is not satisfied in full or which remains outstanding after the date payment for such liability is due and owing or (B) any other material fine or penalty.

         Section 13.11 SALES AND LEASEBACKS. If a Default or Event of Default shall occur and be continuing, a Loan Party shall not, and shall not permit any Restricted Subsidiary to, enter into any arrangement whereby it sells or transfers any of its assets, and thereafter rents or leases such assets.


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         Section 13.12 CONTRIBUTED ASSETS AND CONTRIBUTED INDEBTEDNESS. The sum
of Contributed Assets and Contributed Indebtedness shall not at any time exceed the aggregate amount of $60,000,000.

         Section 13.13 AMENDMENT AND MODIFICATION OF SUBORDINATED DEBT DOCUMENTS. Parent shall not, and shall not permit any other Loan Party or any Restricted Subsidiary to, directly or indirectly, amend, modify, supplement, waive compliance with, or assent to noncompliance with, any term, provision or condition of any of the documents governing or evidencing any Subordinated Debt which (i) the Required Lenders deem material (including, without limitation, provisions relating to events of default, acceleration rights, interest rates, maturity date, redemption price, subordination, payment dates, guaranties, collateral, covenants and the definitions with respect thereto (including, without limitation, the definition of "Change of Control")) or (ii) places any further restrictions on any Loan Party or Restricted Subsidiary or increases the obligations of a Loan Party or any Restricted Subsidiary thereunder or confers on the holders thereof any additional rights.

         Section 13.14 ACQUISITIONS. A Loan Party shall not, and shall not permit any Restricted Subsidiary to, make any Acquisition; PROVIDED, HOWEVER, if immediately prior to and after giving effect to the proposed Acquisition there shall not exist a Default or Event of Default, a Loan Party may make Acquisitions so long as (i) such Acquisition shall not be opposed by the board of the directors of the Person being acquired, (ii) the Non-Stock Acquisition Consideration for such Acquisition does not exceed $150,000,000, (iii) the assets, property or business acquired shall be within the description contained in SECTION 8.1(g), (iv) if the Acquisition results in a new Restricted Subsidiary, (A) at the time of such Acquisition such Subsidiary shall become a Loan Party and a Guarantor by executing and delivering a Joinder Agreement pursuant to SECTION 9.3 and (B) the Agent receives within five (5) calendar days after the consummation of such Acquisition such board resolutions, officer's certificates and opinions of counsel as Agent shall reasonably request in connection with such Acquisition, (v) Availability shall equal or exceed the Minimum Availability Requirement at the time of such Acquisition and after giving effect thereto and (vi) Agent shall have received a certificate signed by an Authorized Signatory of Borrower certifying that no Default or Event of Default is in existence or would result from such Acquisition, together with confirmation of Availability referenced in CLAUSE (v) preceding in form and substance satisfactory to Agent.


                                   ARTICLE 14

                                     DEFAULT

         Section 14.1 EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or nongovernmental body:

                  (a) DEFAULT IN PAYMENT. Borrower shall default in any payment of principal of or interest on any Loan or any Note when and as due (whether at maturity, by reason of acceleration or otherwise).


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

                  (b) OTHER PAYMENT DEFAULT. Borrower or any other Loan Party shall default in the payment, as and when due, of principal of or interest on, any other Secured Obligation, and such default shall continue for a period of ten (10) days after written notice thereof has been given to Borrower or such Loan Party by Agent.

                  (c) MISREPRESENTATION. Any representation or warranty made or deemed to be made by any Loan Party under this Agreement or any other Loan Document, or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made.

                  (d) DEFAULT IN PERFORMANCE. Any Loan Party shall default in the performance or observance of any term, covenant, condition or agreement to be performed by it, contained in

                           (i) ARTICLES 9, 10, 12 or 13, or SECTION 11.1 (insofar as it requires the preservation of the corporate existence of the Loan Parties), or SECTION 11.8, and Agent shall have delivered to Borrower written notice of such default, PROVIDED, that with respect to any such default under SECTIONS 10.14, or 12.5(b), thirty (30) days shall have expired since the date of occurrence thereof, or

                           (ii) this Agreement or any other Loan Document (other than as specifically provided for otherwise in this SECTION 14.1) and such default shall continue for a period of thirty (30) days after written notice thereof has been given to Borrower by Agent.

                  (e)      INDEBTEDNESS CROSS-DEFAULT.

                           (i) Any Loan Party shall fail to pay when due and payable the principal of or interest on any Indebtedness for Money Borrowed (other than the Loans) in an amount in excess of $10,000,000, PROVIDED that failure to make a payment of the principal of or interest on Subordinated Indebtedness solely on account of the operation of the subordination provisions thereof shall not be an Event of Default, or

                           (ii) the maturity of any such Indebtedness shall have (A) been accelerated in accordance with the provisions of any indenture, contract or instrument providing for the creation of or concerning such Indebtedness, or (B) been required to be prepaid prior to the stated maturity thereof, or

                           (iii) any event shall have occurred and be continuing which would permit any holder or holders of such Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person so to accelerate such maturity, and the


LOAN AND SECURITY AGREEMENT - Page 117

                  Loan Parties shall have failed to cure such default prior to the expiration of any applicable cure or grace period.

                  (f) OTHER CROSS-DEFAULTS. Any Loan Party or any of its Restricted Subsidiaries shall default in the payment when due, or in the performance or observance, of any obligation or condition of any agreement, contract or lease (other than this Agreement, the Security Documents or any such agreement, contract or lease relating to Indebtedness for Money Borrowed) (and the Loan Parties shall have failed to cure such default prior to the expiration of any applicable cure period) if the existence of any such defaults, singly or in the aggregate would, during any period of twelve (12) months, result in losses which would exceed an amount equal to 15% of Net Worth (excluding, for these purposes, CompUSA Net.com) as reflected on the most recent financial statements delivered under SECTION 12.1.

                  (g) VOLUNTARY BANKRUPTCY PROCEEDING. Any Loan Party or any of its Restricted Subsidiaries shall

                           (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect),

                           (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts,

                           (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws,

                           (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of a substantial part of its property, domestic or foreign,

                           (v) admit in writing its inability to pay its debts as they become due,

                           (vi) make a general assignment for the benefit of creditors, or

                           (vii) take any corporate action for the purpose of authorizing any of the foregoing.

                  (h) INVOLUNTARY BANKRUPTCY PROCEEDING. A case or other proceeding shall be commenced against any Loan Party or any of its Restricted Subsidiaries in any court of competent jurisdiction seeking


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

                           (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts,

                           (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of any Loan Party or any of its Subsidiaries or of all or any substantial part of the assets, domestic or foreign, of any Loan Party or any of its Subsidiaries, and such case or proceeding shall continue undismissed or unstayed for a period of sixty (60) consecutive calendar days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

                  (i) FAILURE OF AGREEMENTS. Any Loan Party shall challenge the validity and binding effect of any provision of any Loan Document after delivery thereof hereunder or shall state in writing its intention to make such a challenge, or any Security Document, after delivery thereof hereunder, shall for any reason (except to the extent permitted by the terms thereof) cease to create a valid, exclusive (except for Permitted Liens) and perfected first priority (except as otherwise allowed under SECTION 9.2(a)(i)) Lien on, or security interest in, the Collateral.

                  (j) JUDGMENT. A final, unappealable judgment or order for the payment of Money in an amount that exceeds the uncontested insurance available therefor by an amount equal to or exceeding 15% of Net Worth (excluding, for these purposes, CompUSA Net.com) as reflected on the most recent financial statements delivered under SECTION 12.1 shall be entered against any Loan Party by any court or other Governmental Authority and such judgment or order shall continue undischarged or unstayed for thirty (30) days.

                  (k) ATTACHMENT. A warrant or writ of attachment or execution or similar process which equals or exceeds an amount equal to 15% of Net Worth (excluding, for these purposes, CompUSA Net.com) as reflected on the most recent financial statements delivered under
         SECTION 12.1 shall be issued against any property of any Loan Party or any of its Subsidiaries and such warrant or process shall continue undischarged or unstayed for thirty (30) days.

                  (l)      ERISA.

                           (i) Any Termination Event with respect to a Plan listed in Schedule 8.1(q) shall occur that, after taking into account the excess, if any, of (A) the fair market value of the assets of any other Plan with respect to which a Termination Event occurs on the same day (but only to the extent that such excess is the property of Borrower) over (B) the present value on such day of all vested nonforfeitable benefits under such other Plan listed in Schedule 8.1(q), results in an Unfunded Vested Accrued Benefit in excess of $0, or


LOAN AND SECURITY AGREEMENT - Page 119

                           (ii) any Plan listed in Schedule 8.1(q) subject to the provisions of Section 302 of ERISA or Section 412 of the Internal Revenue Code shall incur an "accumulated funding deficiency" (as defined in Section 412 of the Internal Revenue Code or Section 302 of ERISA) for which a waiver has not been obtained in accordance with the applicable provisions of the Internal Revenue Code and ERISA, or

                           (iii) any Loan Party is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from such Loan Party's complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan.

                  (m)      CHANGE IN CONTROL. The occurrence of a Change of
         Control.

                  (n) INDENTURE. An event of default (as defined in the Indenture) shall occur under the Indenture prior to the discharge thereof.

         Section 14.2 REMEDIES.

                  (a) AUTOMATIC ACCELERATION AND TERMINATION OF COMMITMENTS. Upon the occurrence of an Event of Default specified in
         SECTION 14.1(g) or (h), (i) the principal of and the interest on the Loans and any Note at the time outstanding, and all other amounts owed to Agent or the Lenders under this Agreement or any of the other Loan Documents and all other Secured Obligations, shall thereupon become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or any of the other Loan Documents to the contrary notwithstanding, and
         (ii) the Commitments, and the Revolving Credit Facility and the right of Borrower to request borrowings and Letters of Credit under this Agreement, shall immediately terminate.

                  (b) OTHER REMEDIES. If any Event of Default shall have occurred, and during the continuance of any such Event of Default, Agent may, and at the direction of the Required Lenders in their sole and absolute discretion shall, do any of the following:

                           (i) declare the principal of and interest on the Loans and any Note at the time outstanding, and all other amounts owed to Agent or the Lenders under this Agreement or any of the other Loan Documents and all other Secured Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding;

                           (ii) terminate the Revolving Credit Facility and any other right of Borrower to request borrowings thereunder;


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

                           (iii) notify, or request any Loan Party to notify, in writing or otherwise, any Account Debtor or obligor with respect to any one or more of the Receivables to make payment to Agent, for the benefit of the Lenders, or any agent or designee of Agent, at such address as may be specified by Agent and if, notwithstanding the giving of any notice, any Account Debtor or other such obligor shall make payments to any Loan Party, such Loan Party shall hold all such payments it receives in trust for Agent, for the account of the Lenders, without commingling the same with other funds or property of, or held by, such Loan Party and shall deliver the same to Agent or any such agent or designee of Agent immediately upon receipt by such Loan Party in the identical form received, together with any necessary endorsements;

                           (iv) settle or adjust disputes and claims directly with Account Debtors and other obligors on Receivables for amounts and on terms which Agent considers advisable and in all such cases only the net amounts received by Agent, for the account of the Lenders, in payment of such amounts, after deductions of costs and attorneys' fees, shall constitute Collateral and the Loan Parties shall have no further right to make any such settlements or adjustments or to accept any returns of merchandise;

                           (v) enter upon any premises in which any Collateral may be located and, without resistance or interference by Borrower, take physical possession of any or all thereof and maintain such possession on such premises or move the same or any part thereof to such other place or places as Agent shall choose, without being liable to any Loan Party on account of any loss, damage or depreciation that may occur as a result thereof, so long as Agent shall act reasonably and in good faith;

                           (vi) require the Loan Parties to and the Loan Parties shall, without charge to Agent or any Lender, assemble the tangible Collateral and maintain or deliver it into the possession of Agent or any agent or representative of Agent at such place or places as Agent may designate and as are reasonably convenient to both Agent and the Loan Parties;

                           (vii) without notice, demand or other process, and without payment of any rent or any other charge, enter any of Loan Party's premises and, without breach of the peace, until Agent, on behalf of the Lenders, completes the enforcement of its rights in the Collateral, take possession of such premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of Loan Party's equipment, for the purpose of (A) completing any work in process, preparing any Inventory for disposition and disposing thereof, and (B) collecting any Receivable, and Agent, for the benefit of the Lenders, is hereby granted a license or sublicense and all other rights as may be necessary, appropriate or desirable to use the Proprietary Rights in connection with the foregoing, and the rights of the Loan Parties under all licenses, sublicenses and franchise agreements shall inure to Agent,


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                  for the benefit of the Lenders (PROVIDED, HOWEVER, that any use of any federally registered trademarks as to any goods shall be subject to the control as to the quality of such goods of the owner of such trademarks and the goodwill of the business symbolized thereby);

                           (viii) exercise any and all of its rights under any and all of the Security Documents;

                           (ix) apply any Collateral consisting of cash to the payment of the Secured Obligations in any order in which Agent, on behalf of the Lenders, may elect or use such cash in connection with the exercise of any of its other rights hereunder or under any of the Security Documents;

                           (x) establish or cause to be established one or more Lockboxes or other arrangement for the deposit of proceeds of Receivables, and, in such case, each Loan Party shall cause to be forwarded to Agent at its Principal Office, on a daily basis, copies of all checks and other items of payment and deposit slips related thereto deposited in such Lockboxes, together with collection reports in form and substance satisfactory to Agent; and

                           (xi) exercise all of the rights and remedies of a secured party under the UCC and under any other Applicable Law, including, without limitation, the right, without notice except as specified below and with or without taking the possession thereof, to sell the Collateral or any part thereof in one or more parcels at public or private sale, at any location chosen by Agent, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Agent may deem commercially reasonable. Each Loan Party agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, but notice given in any other reasonable manner or at any other reasonable time shall constitute reasonable notification. Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (c) L/C CASH COLLATERAL ACCOUNT. Without limitation of, and in addition to, any of the foregoing remedies, if any Letter of Credit shall be then outstanding, Agent may make demand upon Borrower to, and forthwith upon such demand (but in the case of an Event of Default specified in SECTION 14.1(g) or (h) hereof, without any demand or taking of any other action by Agent or any Lender), Borrower shall, pay to Agent in same day funds at the office of Agent for deposit in an L/C Cash Collateral Account, an amount equal to the maximum amount available to be drawn under the Letters of Credit then outstanding.


LOAN AND SECURITY AGREEMENT - Page 122

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         Section 14.3 APPLICATION OF PROCEEDS. All proceeds from each sale of, or other realization upon, all or any part of the Collateral following an Event of Default shall be applied or paid over as follows:

                  (a) FIRST: to the payment of all costs and expenses incurred in connection with such sale or other realization, including reasonable attorneys' fees;

                  (b)   SECOND: to the payment of the Secured Obligations
         (with Borrower remaining liable for any deficiency) as Agent may elect; and

                  (c) THIRD: the balance (if any) of such proceeds shall be paid to Borrower, subject to any duty imposed by law, or otherwise to whomsoever shall be entitled thereto.

BORROWER SHALL REMAIN LIABLE AND WILL PAY, ON DEMAND, ANY DEFICIENCY REMAINING IN RESPECT OF THE SECURED OBLIGATIONS, TOGETHER WITH INTEREST THEREON AT A RATE PER ANNUM EQUAL TO THE HIGHEST RATE THEN PAYABLE HEREUNDER ON SUCH SECURED OBLIGATIONS, WHICH INTEREST SHALL CONSTITUTE PART OF THE SECURED OBLIGATIONS.

         Section 14.4 POWER OF ATTORNEY. In addition to the authorizations granted to Agent under SECTION 10.13, SECTION 10.16 or under any other provision of this Agreement or of any other Loan Document, during the continuance of an Event of Default, each Loan Party hereby irrevocably designates, makes, constitutes and appoints Agent (and all Persons designated by Agent from time to time) as such Loan Party's true and lawful attorney, and agent in fact, and Agent, or any such Person, may, without notice to any Loan Party, and at such time or times as Agent, or any such Person in its sole discretion may determine, in the name of such Loan Party, Agent or the Lenders,

                           (i)     demand payment of the Loan Parties'
                  Receivables,

                           (ii)    enforce payment of the Loan Parties'
                  Receivables by legal proceedings or otherwise,

                           (iii) exercise all of the Loan Parties' rights and remedies with respect to the collection of Receivables,

                           (iv) settle, adjust, compromise, extend or renew any or all of the Loan Parties' Receivables,

                           (v) settle adjust or compromise any legal proceedings brought to collect the Loan Parties' Receivables,

                           (vi) discharge and release the Loan Parties' Receivables or any of them,


LOAN AND SECURITY AGREEMENT - Page 123
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                           (vii)   prepare, file and sign the name of any Loan
                  Party on any proof of claim in bankruptcy or any similar document against any Account Debtor,

                           (viii) prepare, file and sign the name of any Loan Party on any notice of Lien, assignment or satisfaction of Lien, or similar document in connection with any of the Collateral,

                           (ix) endorse the name of any Loan Party upon any chattel paper, document, instrument, notice, freight bill, bill of lading or similar document or agreement relating such Loan Parties' Receivables or any other Collateral,

                           (x) use the stationery of any Loan Party and sign the name of such Loan Party to verifications of such Loan Party's Receivables and on any notice to the Account Debtors,

                           (xi)    open any Loan Party's mail,

                           (xii) notify the post office authorities to change the address for delivery of any Loan Party's mail to an address designated by Agent, and

                           (xiii) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to any Loan Party's Receivables or other Collateral to which such Loan Party has access.

         Section 14.5 MISCELLANEOUS PROVISIONS CONCERNING REMEDIES.

                  (a) RIGHTS CUMULATIVE. The rights and remedies of the Credit Parties under this Agreement, the Notes and each of the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which it or they would otherwise have. In exercising such rights and remedies the Credit Parties may be selective and no failure or delay by the Credit Parties in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

                  (b) WAIVER OF MARSHALING. Each Loan Party hereby waives any right to require any marshaling of assets and any similar right.

                  (c) LIMITATION OF LIABILITY. Nothing contained in this Article or elsewhere in this Agreement or in any of the other Loan Documents shall be construed as requiring or obligating any Credit Party or any agent or designee of any Credit Party to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice or take any action, with respect to any Receivable or any other Collateral or the monies due or to become due thereunder or in connection therewith, or to take any steps necessary to preserve any rights against prior parties, and the Credit


LOAN AND SECURITY AGREEMENT - Page 124

         Parties and their agents or designees shall have no liability to any Loan Party for actions taken pursuant to this Article, any other provision of this Agreement or any of the other Loan Documents so long as such Credit Party shall act reasonably and in good faith.

                  (d) APPOINTMENT OF RECEIVER. In any action under this Article, Agent shall be entitled during the continuance of an Event of Default to the appointment of a receiver, without notice of any kind whatsoever, to take possession of all or any portion of the Collateral and to exercise such power as the court shall confer upon such receiver in accordance with Applicable Law.

         Section 14.6 REGISTRATION RIGHTS; PRIVATE SALES; ETC.

                  (a) Each Loan Party recognizes that Agent may be unable to effect a public sale of any or all of the Collateral or other property to be sold by reason of certain prohibitions contained in the laws of any jurisdiction outside the U.S. or in the Securities Act and applicable state securities laws but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral or other property to be sold for their own account for investment and not with a view to the distribution or resale thereof. Each Loan Party acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall, to the extent permitted by law, be deemed to have been made in a commercially reasonable manner. Unless required by Applicable Law, Agent shall not be under any obligation to delay a sale of any of the Collateral or other property to be sold for the period of time necessary to permit the Issuer of such securities to register such securities under the laws of any jurisdiction outside the U.S., under the Securities Act or under any applicable state securities laws, even if such Issuer would agree to do so.

                  (b) Each Loan Party further agrees to do or cause to be done, to the extent that such Loan Party may do so under Applicable Law, all such other acts and things as may be necessary to make such sales or resales under SECTION 14.6(a) of any portion or all of the Collateral or other property to be sold valid and binding and in compliance with any and all Applicable Laws of any and all Governmental Authorities having jurisdiction over any such sale or sales, all at the Loan Parties' expense. Each Loan Party further agrees that a breach of any of the covenants contained in this SECTION 14.6 will cause irreparable injury to the Credit Parties and that the Credit Parties have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this
         SECTION 14.6 shall be specifically enforceable against such Loan Party and such Loan Party hereby waives and agrees, to the fullest extent permitted by law, not to assert as a defense against an action for specific performance of such covenants that (i) such Loan Party's failure to perform such covenants will not cause irreparable injury to the Credit Parties or (ii) the Credit Parties have an adequate remedy at law in respect of such breach. Each Loan Party further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the Credit Parties by reason of a breach of any of the covenants contained in


LOAN AND SECURITY AGREEMENT - Page 125
         this SECTION 14.6 and, consequently, agrees that, if such Loan Party shall breach any of such covenants and the Credit Parties shall sue for damages for such breach, such Loan Party shall pay to the Credit Parties, as liquidated damages and not as a penalty, an aggregate amount equal to the value of the Collateral or other property to be sold on the date Agent shall demand compliance with this SECTION 14.6.

                  (c) EACH LOAN PARTY HEREBY AGREES TO INDEMNIFY, PROTECT AND SAVE HARMLESS THE CREDIT PARTIES AND ANY CONTROLLING PERSONS THEREOF WITHIN THE MEANING OF THE SECURITIES ACT FROM AND AGAINST ANY AND ALL LIABILITIES, SUITS, CLAIMS, COSTS AND EXPENSES (INCLUDING COUNSEL FEES AND DISBURSEMENTS) ARISING UNDER THE SECURITIES ACT, THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, ANY APPLICABLE STATE SECURITIES STATUTE, OR AT COMMON LAW, OR PURSUANT TO ANY OTHER APPLICABLE LAW IN CONNECTION WITH THE ABOVE REFERENCED DISPOSITION UNDER SECTION 14.6(a), INSOFAR AS SUCH LIABILITIES, SUITS, CLAIMS, COSTS AND EXPENSES ARISE OUT OF, OR ARE BASED UPON, ANY UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OF A MATERIAL FACT CONTAINED IN ANY STATEMENT MADE BY A LOAN PARTY RELATING TO ANY PART OF THE COLLATERAL OR OTHER PROPERTY TO BE SOLD, OR ARISES OUT OF, OR IS BASED UPON, THE OMISSION OR ALLEGED OMISSION TO STATE THEREIN A MATERIAL FACT REQUIRED TO BE STATED THEREIN OR NECESSARY TO MAKE THE STATEMENTS THEREIN NOT MISLEADING; PROVIDED, THAT SUCH LOAN PARTY SHALL NOT BE LIABLE IN ANY SUCH CASE TO THE EXTENT THAT ANY SUCH LIABILITIES, SUITS, CLAIMS, COSTS AND EXPENSES ARISE OUT OF, OR ARE BASED UPON, ANY UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OR OMISSION OR ALLEGED OMISSION MADE IN RELIANCE UPON AND IN CONFORMITY WITH WRITTEN INFORMATION FURNISHED TO SUCH LOAN PARTY BY ANY CREDIT PARTY SPECIFICALLY FOR INCLUSION THEREIN. THE FOREGOING INDEMNITY AGREEMENT IS IN ADDITION TO ANY INDEBTEDNESS, LIABILITY OR OBLIGATION THAT SUCH LOAN PARTY MAY OTHERWISE HAVE TO ANY CREDIT PARTY OR ANY SUCH CONTROLLING PERSON.


LOAN AND SECURITY AGREEMENT - Page 126

                                   ARTICLE 15

                                   ASSIGNMENTS

         Section 15.1 ASSIGNMENTS AND PARTICIPATIONS.

                  (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Notes and its Commitment); PROVIDED, HOWEVER, that:

                           (i) each such assignment shall be to an Eligible Assignee;

                           (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $15,000,000 or an integral multiple of $5,000,000 in excess thereof; PROVIDED that no such assignment may result in a reduction of such Lender's Commitment to less than $15,000,000;

                           (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement and the Notes;

                           (iv) the parties to such assignment shall execute and deliver to Agent for its acceptance an Assignment and Acceptance in the form of EXHIBIT "C" hereto, together with any Notes subject to such assignment and a processing fee of $3,500; and

                           (v) the prior written consent of Agent (such consent to not be unreasonably withheld) shall be required.

         Upon execution, delivery and acceptance of an Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, Agent and Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the U.S., or a state thereof, it shall deliver to Borrower and Agent certification as to exemption from deduction or withholding of Taxes in accordance with SECTION 6.6.

                  (b)      Agent shall maintain at its address referred to in
         SECTION 17.1 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of


LOAN AND SECURITY AGREEMENT - Page 127
         the Loans owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such Assignment and Acceptance and payment of the processing fee, Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT "D" hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

                  (d) Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Agreement (including all or a portion of its Commitment or its Loans); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in
         ARTICLE 6 and the right of set-off contained in SECTION 17.4, and (iv) the Loan Parties shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of Borrower relating to its Loans and its Notes and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Notes, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Notes, or extending its Commitment).

                  (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

                  (f) Any Lender may furnish any information concerning any Loan Party in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants).


LOAN AND SECURITY AGREEMENT - Page 128

         Section 15.2 REPRESENTATION OF LENDERS. Each Lender hereby represents that it will make each Loan hereunder as a commercial loan for its own account in the ordinary course of its business; PROVIDED, HOWEVER, that subject to
SECTION 15.1, the disposition of the Notes or other evidence of the Secured Obligations held by any Lender shall at all times be within its exclusive control.


                                   ARTICLE 16

                         AGREEMENTS AMONG CREDIT PARTIES

         Section 16.1 APPOINTMENT, POWERS, AND IMMUNITIES. Each Lender and L/C Issuer hereby irrevocably appoints and authorizes Agent to act as its nominee as administrative agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto, including without limitation, to receive all documents and items to be furnished hereunder; to act as nominee for and on behalf of all Lenders under the Loan Documents; to, except as otherwise expressly set forth herein, take such action as may be requested by the Required Lenders, PROVIDED that, unless and until Agent shall have received any such request, Agent Lender may take such administrative action, or refrain from taking such administrative action, as it may deem advisable; to arrange the means whereby the proceeds of amounts made available by the Lenders to Agent for Loans are to be made available to Borrower; and to deliver to Borrower requests, demands, approvals and consents received from the Lenders. The duties of Agent under this Agreement and the other Loan Documents are mechanical and administrative in nature and Agent shall have no fiduciary relationship in respect of any Lender by reason of this Agreement or any other Loan Document. Agent (which term as used in this sentence and in SECTION 16.5 and the first sentence of SECTION 16.6 shall include its Affiliates and Subsidiaries, and its own and its Affiliates' and Subsidiaries', officers, directors, employees and agents):

                  (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender or L/C Issuer;

                  (b) shall not be responsible to the Lenders or L/C Issuer for any recital, statement, representation or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Loan Party or any other Person to perform any of its obligations thereunder;

                  (c) shall not be responsible for or have any duty to ascertain, inquire into or verify the performance or observance of any covenants or agreements by any Loan Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Loan Party or any of its Subsidiaries or Affiliates;


LOAN AND SECURITY AGREEMENT - Page 129

                  (d) except in accordance with SECTION 16.2, shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and

                  (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct.

Agent may perform its duties by or through officers, directors, employees, attorneys or agents, and shall be entitled to (and shall be protected in relying upon) advice of counsel concerning all matters pertaining to its duties hereunder. Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

         Section 16.2 RELIANCE BY AGENT. Agent and its officers, directors, employees, attorneys and agents shall be entitled to rely upon and shall be fully protected in relying on any writing, instrument, resolution, notice, consent, certificate, affidavit, letter, electronic mail, cablegram, telegram, telex or teletype message, statement, order, or other document, conversation (including without limitation conversations by telephone) or communication reasonably believed by it or them to be genuine and correct and to have been signed or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Loan Party), independent accountants and other experts selected by Agent. Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until Agent receives and accepts an Assignment and Acceptance executed in accordance with SECTION 15.1. As to any matters not expressly provided for by this Agreement, Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; PROVIDED, HOWEVER, that Agent shall not be required to take any action that exposes Agent to personal liability or that is contrary to any Loan Document or Applicable Law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

         Section 16.3 DEFAULTS. Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless Agent has received written notice from a Lender or a Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that Agent receives such a notice of the occurrence of a Default or Event of Default, Agent shall give prompt notice thereof to the Lenders. Agent shall (subject to SECTION 16.2) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders, PROVIDED that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Credit Parties.


LOAN AND SECURITY AGREEMENT - Page 130

         Section 16.4 RIGHTS AS LENDER. With respect to its Commitment and the Loans made by it, NationsBank (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Agent in its individual capacity. NationsBank (and any successor acting as Agent) and its Affiliates or Subsidiaries may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to and generally engage in any kind of lending, trust or other business with any Loan Party or any of its Affiliates or Subsidiaries as if it were not acting as Agent, and NationsBank (and any successor acting as Agent) and its Affiliates or Subsidiaries may accept fees and other consideration from any Loan Party or any of its Affiliates or Subsidiaries for services in connection with this Agreement or otherwise without having to account for the same to the other Lenders.

         Section 16.5 LIMITATION OF LIABILITY; INDEMNIFICATION. Neither Agent nor any of its officers, directors, employees, attorneys, agents or Affiliates shall be liable for any action taken or omitted to be taken by it or them hereunder in good faith and believed by it or them to be within the discretion or power conferred to it or them by the Loan Documents or be responsible for the consequences of any error of judgment, except for its or their own gross negligence or willful misconduct. Agent shall not be compelled to do any act hereunder or to take any action towards the execution or enforcement of the powers hereby created or to prosecute or defend any suit in respect hereof, unless indemnified to its satisfaction against loss, cost, liability and expense. Agent shall not be responsible in any manner to any Lender for the effectiveness, enforceability, genuineness, validity or due execution of any of the Loan Documents, or for any representation, warranty, document, certificate, report or statement made herein or furnished in connection with any Loan Documents, or be under any obligation to any Lender to ascertain or to inquire as to the performance or observation of any of the terms, covenants or conditions of any Loan Documents on the part of the Borrower. THE LENDERS AGREE TO INDEMNIFY AGENT (TO THE EXTENT NOT REIMBURSED UNDER SECTION 17.2, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE LOAN PARTIES UNDER SUCH SECTION) RATABLY IN ACCORDANCE WITH THEIR RESPECTIVE COMMITMENTS, FOR ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES) OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER THAT MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST AGENT (INCLUDING BY ANY LENDER) IN ANY WAY RELATING TO OR ARISING OUT OF ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY OR ANY ACTION TAKEN OR OMITTED BY AGENT UNDER ANY LOAN DOCUMENT (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF AGENT); PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THEY ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON TO BE INDEMNIFIED. WITHOUT LIMITATION OF THE FOREGOING, EACH LENDER AGREES TO REIMBURSE AGENT PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE OF ANY COSTS OR EXPENSES PAYABLE BY THE LOAN PARTIES UNDER SECTION 17.2, TO THE EXTENT THAT AGENT IS NOT PROMPTLY


LOAN AND SECURITY AGREEMENT - Page 131
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REIMBURSED FOR SUCH COSTS AND EXPENSES BY ANY LOAN PARTY. THE AGREEMENTS
CONTAINED IN THIS SECTION SHALL SURVIVE PAYMENT IN FULL OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE UNDER THIS AGREEMENT.

         Section 16.6 EXPENSES. Each Lender shall pay its pro rata share, based on its Commitment Percentage, of any expenses paid by Agent in connection with performance of its duties hereunder if Agent does not receive reimbursement therefor from other sources within 60 days after the date incurred. Any amount so paid by the Lenders to Agent shall be returned by Agent pro rata to each paying Lender to the extent later paid to Agent by a Loan Party or any other Person on a Loan Party's behalf, or received by Agent as proceeds of Collateral pursuant to this Agreement.

         Section 16.7 LENDER CREDIT DECISION; NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Credit Party agrees that it has, independently and without reliance on any other Credit Party, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Loan Parties and decision to enter into this Agreement and that it will, independently and without reliance upon any other Credit Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports and other documents and information expressly required to be furnished to the Credit Parties by Agent hereunder, Agent shall not have any duty or responsibility to provide any Credit Party with any credit or other information concerning the affairs, financial condition or business of any Loan Party or any of its Affiliates or Subsidiaries that may come into the possession of Agent or any of its Affiliates or Subsidiaries.

         Section 16.8 RESIGNATION OF AGENT. Agent may resign at any time by giving notice thereof to the Lenders and Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the other Credit Parties, appoint a successor Agent which shall be a commercial bank organized under the laws of the U.S. having combined capital and surplus of at least $100,000,000. Any such appointment of a successor Agent shall require consent of Borrower unless a Default or Event of Default has occurred and is continuing at the time any such appointment is effected, such approval not to be unreasonably withheld or delayed by Borrower and such approval to be deemed given by Borrower if no objection from Borrower is received by the resigning Agent or such Required Lenders, as the case may be, within two (2) Business Days after notice of such proposed appointment has been provided to Borrower by Agent or such Required Lenders, as the case may be. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.


LOAN AND SECURITY AGREEMENT - Page 132
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         Section 16.9 ENFORCEMENT. Each of the Lenders and L/C Issuer agrees that it shall not take any legal action, nor institute any actions or proceedings, in respect of the Secured Obligations or against or with respect to any Collateral without the prior written consent of Agent. Without limiting the generality of the foregoing, no Lender may accelerate or otherwise enforce its portion of the Secured Obligations, or terminate its Commitment except in accordance with SECTION 14.2(b) or a set-off permitted under SECTION 17.4.

         Section 16.10 BENEFITS OF ARTICLE 16. None of the provisions of this
ARTICLE 16 shall inure to the benefit of any Person other than the Credit Parties. No Person shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of any Credit Party to comply with any of such provisions.

                                   ARTICLE 17

                                  MISCELLANEOUS

         Section 17.1               NOTICES.

                  (a) METHOD OF COMMUNICATION. Except as specifically provided in this Agreement or in any of the other Loan Documents, all notices and the communications hereunder and thereunder shall be in writing or by telephone, subsequently confirmed in writing. Notices in writing shall be delivered personally or sent by certified or registered mail, postage prepaid, or by overnight courier, telex or facsimile transmission and shall be deemed received in the case of personal delivery, when delivered, in the case of mailing, when receipted for, in the case of overnight delivery, on the next Business Day after delivery to the courier, and in the case of telex and facsimile transmission, upon transmittal, PROVIDED that in the case of notices to Agent, notice shall be deemed to have been given only when such notice is actually received by Agent. A telephonic notice to Agent, as understood by Agent, will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

                  (b) ADDRESSES FOR NOTICES. Notices to any party shall be sent to it at the address of such party set forth on the signature pages hereof, in any Assignment and Acceptance or any other address of which all the other parties are notified in writing.

                  (c) PRINCIPAL OFFICE. Agent hereby designates its office located at 901 Main Street, Dallas, Dallas County, Texas 75202, or any subsequent office which shall have been specified for such purpose by written notice to Borrower, as the office to which payments due are to be made and at which Loans will be disbursed.


LOAN AND SECURITY AGREEMENT - Page 133
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         Section 17.2 EXPENSES. Borrower agrees to pay or reimburse on demand all costs and expenses incurred ((i) with respect to SUBSECTION (a) below, by Agent or L/C Issuer at any time, (ii) with respect to SUBSECTIONS (b) through
(f) below, by Agent or L/C Issuer at any time and by any other Credit Party at any time when any Default or Event of Default is in existence and (iii) with respect to SUBSECTIONS (g) and (h), by any Credit Party at any time), in connection with the following:

                  (a) the negotiation, preparation, execution, delivery, administration, enforcement and termination of this Agreement and each of the other Loan Documents, whenever the same shall be executed and delivered, including, without limitation, the following:

                           (i)     the out-of-pocket costs and expenses
                  incurred in connection with the administration and interpretation of this Agreement and the other Loan Documents;

                           (ii) the costs and expenses of appraisals of the Collateral;

                           (iii) the costs and expenses of lien and title searches; and

                           (iv) taxes, fees and other charges for filing the Financing Statements and continuations and the costs and expenses of taking other actions to perfect, protect and continue the Security Interests;

                  (b) the preparation, execution and delivery of any waiver, amendment, supplement or consent by Agent and the Lenders relating to this Agreement or any of the other Loan Documents;

                  (c) sums paid or incurred to pay any amount or take any action required of the Loan Parties under the Loan Documents that the Loan Parties fail to pay or take;

                  (d) costs of inspections and verifications of the Collateral, including, without limitation, standard per diem fees charged by Agent, travel, lodging and meals (all of such travel, lodging and meals to be charged in conformity with NationsBank's internal policies and procedures) for inspections of the Collateral and the Loan Parties' operations and books and records by Agent's agents up to four (4) times per year and whenever an Event of Default exists;

                  (e) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining each Disbursement Account, Agency Account and Lockbox;

                  (f) costs and expenses of preserving and protecting the Collateral;

                  (g) consulting, after the occurrence of a Default, with one or more Persons, including appraisers, accountants and lawyers, concerning the value of any Collateral for the Secured Obligations or related to the nature, scope or value of any right or remedy of Agent


LOAN AND SECURITY AGREEMENT - Page 134
         or any Lender hereunder or under any of the Loan Documents, including any review of factual matters in connection therewith, which expenses shall include the fees and disbursements of such Persons;

                  (h) reasonable costs and expenses paid or incurred to obtain payment of the Secured Obligations, enforce the Security Interests, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to prosecute or defend any claim in any way arising out of, related to or connected with this Agreement or any of the other Loan Documents, which expenses shall include the reasonable fees and disbursements of counsel and of experts and other consultants retained by Agent or any Lender; and

in each such case, all reasonable attorney's fees and expenses (including, without limitation, the cost of internal counsel) incurred in connection with any of the foregoing other than attorneys' fees and expenses incurred by a Person in becoming a Lender hereunder not covered pursuant to SECTION 17.2(a). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by Borrower. Borrower hereby authorizes Agent to debit Borrower's Loan Accounts (by increasing the principal amount of the Revolving Credit Loan) in the amount of any such costs and expenses owed by Borrower when due, unless such costs and expenses are otherwise timely made. Without prejudice to the survival of any other agreement hereunder, the agreements and obligations contained in this SECTION 17.2 shall survive the payment in full of the Loans and all other amounts payable under this Agreement.

         Section 17.3 STAMP AND OTHER TAXES. Borrower will pay any and all stamp, registration, recordation and similar taxes, fees or charges and shall indemnify the Credit Parties against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement and any of the other Loan Documents or the perfection of any rights or security interest thereunder, including, without limitation, the Security Interest.

         Section 17.4      RIGHT OF SET-OFF; ADJUSTMENTS.

                  (a) Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its Affiliates and Subsidiaries) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender (or any of its Affiliates or Subsidiaries) to or for the credit or the account of any Loan Party against any and all of the obligations of Borrower now or hereafter existing under this Agreement and the Notes held by such Lender, irrespective of whether Agent or such Lender shall have made any demand under this Agreement or such Notes and although such obligations may be unmatured. The rights of each Lender under this SECTION 17.4 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.


LOAN AND SECURITY AGREEMENT - Page 135

                  (b) If any Lender (a "BENEFITTED LENDER") shall at any time receive any payment of all or part of the Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans owing to it, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefit is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Borrower agrees that any Lender so purchasing a participation from a Lender pursuant to this SECTION 17.4 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Person were the direct creditor of Borrower in the amount of such participation.


         Section 17.5 LITIGATION; WAIVER OF TRIAL BY JURY. EACH LOAN PARTY AND CREDIT PARTY HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY LOAN PARTY OR CREDIT PARTY ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, THE COLLATERAL OR ANY ASSIGNMENT THEREOF OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY LOAN PARTY OR CREDIT PARTY OF ANY KIND OR NATURE. EACH SUCH PARTY ACKNOWLEDGES THAT SUCH WAIVER IS MADE WITH FULL KNOWLEDGE AND UNDERSTANDING OF THE NATURE OF THE RIGHTS AND BENEFITS WAIVED HEREBY AND WITH THE BENEFIT OF ADVICE OF COUNSEL OF ITS CHOOSING. EACH LOAN PARTY AND CREDIT PARTY HEREBY AGREES THAT THE FEDERAL COURT OF THE NORTHERN DISTRICT OF TEXAS AND THE FEDERAL COURTS IN ANY OTHER JURISDICTION WHERE A MATERIAL AMOUNT OF THE COLLATERAL IS LOCATED SHALL HAVE NONEXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG ANY OF THE LOAN PARTIES AND THE CREDIT PARTIES, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING THEREFROM. EACH OF THE LOAN PARTIES EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS. WITHOUT LIMITING THE APPLICABILITY OF ANY LAW PROVIDING FOR SERVICE OF PROCESS UPON A STATUTORY AGENT AND NOTIFICATION THEREOF BY MAIL, EACH LOAN PARTY HEREBY WAIVES (TO THE FULLEST EXTENT ALLOWED BY LAW) PERSONAL SERVICE OF THE SUMMONS AND


LOAN AND SECURITY AGREEMENT - Page 136

COMPLAINT OR OTHER PROCESS OR PAPERS ISSUED THEREIN AND AGREES (TO THE FULLEST EXTENT ALLOWED BY LAW) THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH LOAN PARTY AT THE ADDRESS OF SUCH LOAN PARTY SET FORTH ON THE SIGNATURE PAGES HEREOF. THE NONEXCLUSIVE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE THE SAME IN ANY APPROPRIATE JURISDICTION.

         Section 17.6 CONSENT TO ADVERTISING AND PUBLICITY. With the prior written consent of Borrower, which consent shall not be unreasonably withheld, Agent, on behalf of the Credit Parties, may issue and disseminate to the public information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of the Loan Parties, the amount, interest rate, maturity, collateral and a general description of Loan Parties' business.

         Section 17.7 REVERSAL OF PAYMENTS. Agent and each Lender shall have the continuing and exclusive right to apply, reverse and re-apply any and all payments to any portion of the Secured Obligations in a manner consistent with the terms of this Agreement. To the extent Borrower makes a payment or payments to Agent, for the account of the Credit Parties, or any Credit Party receives any payment or proceeds of the Collateral for Borrower's benefit, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Secured Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect, as if such payment or proceeds had not been received by Agent or such other Credit Party.

         Section 17.8 INJUNCTIVE RELIEF. Each of the Loan Parties expressly acknowledges and agrees that an action for damages for any breach of the requirements of SECTION 10.1 shall not be an adequate remedy at law. In the event of any such breach, each of the Loan Parties agrees to the fullest extent allowed by law that Agent shall be entitled to injunctive relief to restrain such breach and require compliance with such requirements.

         Section 17.9 ACCOUNTING MATTERS. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized to determine compliance with any covenant contained herein, shall, unless this Agreement otherwise provides or unless Required Lenders shall otherwise consent in writing, be performed in accordance with GAAP.


LOAN AND SECURITY AGREEMENT - Page 137

         Section 17.10  AMENDMENTS; WAIVERS.

                  (a) Except as set forth in SUBSECTIONS (b) and (c) below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived, and any departure therefrom may be consented to by the Required Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders and, in the case of an amendment (other than an amendment described in SECTION 17.10(e)), by each of the Loan Parties, and in any such event, the failure to observe, perform or discharge any such term, covenant, agreement or condition (whether such amendment is executed or such waiver or consent is given before or after such failure) shall not be construed as a breach of such term, covenant, agreement or condition or as a Default or an Event of Default. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given. In the event that any such waiver or amendment is requested by Borrower, Agent and the Lenders may require and charge a fee in connection therewith and consideration thereof in such amount as shall be determined by Agent and the Required Lenders in their discretion.

                  (b)      Except as otherwise set forth in this Agreement,

                           (i) without the prior unanimous written consent of the Lenders,

                                    (A)      no amendment, consent or waiver
                           shall affect the amount or extend the time of the obligation of the Lenders to make Loans or extend the originally scheduled time or times of payment of the principal of any Loan or alter the time or times of payment of interest on any Loan or the amount of the principal thereof or the rate of interest thereon or the amount of any commitment fee payable hereunder, or other fees payable ratably to the Lenders hereunder, or permit any subordination of the principal or interest on such Loan, permit the subordination of the Security Interests in any material Collateral (except with respect to Purchase Money Liens described in CLAUSE (f)(a)(i) of the definition of "Permitted Liens" in SECTION 1.1, which shall be governed by SECTION 17.10(a)) or amend the provisions of ARTICLE 14 or of this SECTION 17.10(b) or (c),

                                    (B)      the definition of "Borrowing Base",
                           "AR Advance Rate", "INV Advance Rate" and "Minimum Availability Requirement", respectively, shall not be amended,

                                    (C)      no material Collateral shall be
                           released by Agent other than as specifically permitted in this Agreement (including, without limitation, SECTION 17.10(c)), PROVIDED that no consent of a Credit Party other than Agent shall be required in order to release Collateral which is transferred by a Loan


LOAN AND SECURITY AGREEMENT - Page 138
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                           Party in a transaction which is specifically allowed
                           by this Agreement (including, without limitation, SECTION 13.6 and SECTION 17.10(c)),

                                    (D)      no Loan Party shall be released of
                           its obligations under this Agreement or any other Loan Document; PROVIDED that no consent of a Credit Party other than Agent shall be required in order to release the obligations of a Loan Party all of whose Capital Stock is sold to a Person who is not a Loan Party in a transaction permitted under SECTION 13.6(a)(ix);

                                    (E)      the definition of "Required
                           Lenders" shall not be amended; and

                                    (F)      the Termination Date may not be
                           amended;

         PROVIDED, HOWEVER, that anything herein to the contrary notwithstanding, Required Lenders shall have the right to waive any Default or Event of Default and the consequences hereunder of such Default or Event of Default and shall have the right to enter into an agreement with any Loan Party providing for the forbearance from the exercise of any remedies provided hereunder or under the other Loan Documents without waiving any Default or Event of Default.

                  (c) Notwithstanding any provision of this Agreement or the other Loan Documents to the contrary, Agent in its sole discretion
         (i) without requirement of consent by any other Credit Party, may release any Collateral, the aggregate value of which (determined by Agent on any reasonable valuation basis and not including Collateral disposed of in a disposition allowed by CLAUSES (i) through (viii) of SECTION 13.6(a)) does not exceed $25,000,000 and (ii) with the prior written consent of any combination of Lenders whose Commitment Percentages at such time equals or exceeds, in the aggregate, seventy-five percent (75%), may release any Collateral, the aggregate value of which, together with any Collateral previously released by Agent pursuant to CLAUSE (i) preceding (determined by Agent on any reasonable valuation basis and not including Collateral disposed of in a disposition allowed by CLAUSES (i) through (viii) of SECTION 13.6(a)) does not exceed $100,000,000.

                  (d) The making of Loans hereunder by the Lenders, or the issuance of any Letter of Credit by L/C Issuer, during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default.

                  (e) Notwithstanding any provision of this Agreement or the other Loan Documents to the contrary, no consent, written or otherwise, of any Loan Party shall be necessary or required in connection with any amendment to ARTICLE 16 or SECTION 5.10, and any amendment to such provisions shall be effected solely by and among Agent and the Lenders, PROVIDED that no such amendment shall impose any obligation on Borrower.


LOAN AND SECURITY AGREEMENT - Page 139
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         Section 17.11 ASSIGNMENT. All the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Loan Parties may not assign or transfer any of their rights under this Agreement.

         Section 17.12 PERFORMANCE OF DUTIES.

                  (a) The Loan Parties obligations under this Agreement and each of the Loan Documents shall be performed by the Loan Parties at their sole cost and expense.

                  (b) If any Loan Party shall fail to do any act or thing which it has covenanted to do under this Agreement or any of the other Loan Documents, Agent, on behalf of the Credit Parties, may (but shall not be obligated to) do the same or cause it to be done either in the name of Agent or the other Credit Parties or in the name and on behalf of any Loan Party, and each Loan Party hereby irrevocably authorizes Agent so to act.

         Section 17.13 INDEMNIFICATION.

                  (a) EACH LOAN PARTY AGREES TO INDEMNIFY AND HOLD HARMLESS AGENT AND EACH OTHER CREDIT PARTY AND EACH OF THEIR AFFILIATES AND SUBSIDIARIES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND ADVISORS (EACH, AN "INDEMNIFIED PARTY") FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES AND EXPENSES) THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNIFIED PARTY, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH
         OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH
         ANY INVESTIGATION, LITIGATION OR PROCEEDING OR PREPARATION OF
         DEFENSE IN CONNECTION THEREWITH) THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF
         THE PROCEEDS OF THE LOANS (INCLUDING ANY OF THE FOREGOING ARISING
         FROM THE NEGLIGENCE OF THE INDEMNIFIED PARTY), EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST OR EXPENSE IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION
         TO HAVE RESULTED FROM SUCH INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IN THE CASE OF AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION 17.13
         APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY ANY LOAN
         PARTY, ITS DIRECTORS, SHAREHOLDERS OR CREDITORS OR AN INDEMNIFIED
         PARTY OR ANY OTHER PERSON OR ANY INDEMNIFIED PARTY IS OTHERWISE A
         PARTY THERETO AND WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED
         HEREBY ARE


LOAN AND SECURITY AGREEMENT - Page 140

         CONSUMMATED. EACH LOAN PARTY AGREES NOT TO ASSERT ANY CLAIM AGAINST AGENT, ANY OTHER CREDIT PARTY, ANY OF THEIR AFFILIATES OR SUBSIDIARIES OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS, AGENTS AND ADVISERS, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE LOANS.

                  (b) WITHOUT PREJUDICE TO THE SURVIVAL OF ANY OTHER AGREEMENT OF THE LOAN PARTIES HEREUNDER, THE AGREEMENTS AND OBLIGATIONS OF THE LOAN PARTIES CONTAINED IN THIS SECTION 17.13 SHALL SURVIVE THE PAYMENT IN FULL OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE UNDER THIS AGREEMENT.

         Section 17.14 ALL POWERS COUPLED WITH INTEREST. All powers of attorney and other authorizations granted to Agent and the other Credit Parties and any Persons designated by Agent or the other Credit Parties pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Secured Obligations remain unpaid or unsatisfied.

         Section 17.15 SURVIVAL. Notwithstanding any termination of this Agreement,


                  (a) until all Secured Obligations have been irrevocably paid in full or otherwise satisfied, Agent, for the benefit of the Credit Parties, shall retain its Security Interest and shall retain all rights under this Agreement and each of the Security Documents with respect to such Collateral as fully as though this Agreement had not been terminated,

                  (b) the indemnities to which Agent and the other Credit Parties are entitled under the provisions of this ARTICLE 17 and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect Agent and the other Credit Parties against events arising after such termination as well as before, and

                  (c) in connection with the termination of this Agreement and the release and termination of the Security Interests, Agent, on behalf of itself as agent and the other Credit Parties, may require such assurances and indemnities as it shall reasonably deem necessary or appropriate to protect Agent and the other Credit Parties against loss on account of such release and termination, including, without limitation, with respect to credits previously applied to the Secured Obligations that may subsequently be reversed or revoked.


LOAN AND SECURITY AGREEMENT - Page 141

         Section 17.16 TITLES AND CAPTIONS. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

         Section 17.17 SEVERABILITY OF PROVISIONS. Any provision of this Agreement or any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 17.18 GOVERNING LAW. THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, PROVIDED THAT TO THE EXTENT FEDERAL LAW WOULD ALLOW A HIGHER RATE OF INTEREST THAN WOULD BE ALLOWED BY THE LAWS OF THE STATE OF TEXAS, THEN WITH RESPECT TO THE PROVISIONS OF ANY LAWS WHICH PURPORT TO LIMIT THE AMOUNT OF INTEREST THAT MAY BE CONTRACTED FOR, CHARGED OR RECEIVED IN CONNECTION WITH ANY OF THE SECURED OBLIGATIONS, SUCH FEDERAL LAW SHALL APPLY.

         Section 17.19 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

         Section 17.20 REPRODUCTION OF DOCUMENTS. This Agreement, each of the other Loan Documents and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by Agent or any other Credit Party, and (c) financial statements, certificates and other information previously or hereafter furnished to Agent or any other Credit Party, may be reproduced by Agent or such other Credit Party by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Person may destroy any original document so produced. Each party hereto stipulates that, to the extent permitted by Applicable Law, any such reproduction shall be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original shall be in existence and whether or not such reproduction was made by Agent or such other Credit Party in the regular course of business), and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         Section 17.21 TERM OF AGREEMENT. This Agreement shall remain in effect from the Agreement Date through the Termination Date and thereafter until all Secured Obligations shall have been irrevocably paid and satisfied in full. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.


LOAN AND SECURITY AGREEMENT - Page 142

         Section 17.22     PRO-RATA PARTICIPATION.

                  (a)      Each Lender agrees that

                           (i)      if it or any of its Affiliates or
                  Subsidiaries shall exercise any right of counterclaim, set-off, banker's lien or similar right, or if under any applicable bankruptcy, insolvency or other similar law it receives a secured claim the security for which is a debt owed by it to any Loan Party, it shall apportion the amount thereof, on a pro rata basis, between (A) amounts at the time owed to it by Borrower under this Agreement, and (B) amounts otherwise owed to it by any Loan Party, and

                           (ii) if, as a result of the exercise of a right or the receipt of a secured claim and the apportionment thereof described in CLAUSE (i) of this SECTION 17.21(a) or otherwise, it shall receive payment of a proportion of the aggregate amount of principal and interest due with respect to the Secured Obligations owed to it under this Agreement greater than the proportion of such amounts then received by any other Lender, such Lender shall purchase a participation (which it shall be deemed to have purchased simultaneously upon the receipt of such payment) in the Secured Obligations then held by the other Lenders so that all such recoveries of principal and interest with respect to all Secured Obligations owed to each Lender shall be pro rata on the basis of its respective amount of the Secured Obligations owed to all Lenders, PROVIDED that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered by or on behalf of any Borrower from such Lender, such purchase shall be rescinded and the purchase price paid for such participation shall be returned to such Lender to the extent of such recovery, but without interest.

                  (b) Each Lender which receives such a secured claim shall exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this SECTION
         17.21 to share in the benefits of any recovery on such secured claim.

                  (c) Each Loan Party expressly consents to the foregoing arrangements and agrees that any holder of a participation in any Secured Obligation so purchased or otherwise acquired may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by any Loan Party to such holder as fully as if such holder were a holder of such Secured Obligation in the amount of the participation held by such holder.

         Section 17.23 INTEREST LIMITATION. In no contingency or event whatsoever shall the amount of interest under the Loan Documents paid by Borrower, received by the Lenders, agreed to be paid by Borrower, or requested or demanded to be paid by the Lenders, exceed the Maximum Rate. In the event any such sums paid to the Lenders by Borrower would exceed the Maximum Rate, the Lenders shall automatically apply such excess to any unpaid amount of the Secured Obligations or, if the amount of such excess exceeds said unpaid amount, such excess shall be paid to Borrower, as applicable. All sums paid, or agreed to be paid, by Borrower which are or hereafter may be


LOAN AND SECURITY AGREEMENT - Page 143
construed to be compensation for the use, forbearance or detention of money shall be amortized, prorated, spread and allocated in respect of the Secured Obligations throughout the full term of this Agreement until the Secured Obligations are paid in full. Notwithstanding any provisions contained in the Loan Documents, or in any Notes or other related documents executed pursuant hereto, the Lenders shall never be entitled to receive, collect or apply as interest any amount in excess of the Maximum Rate and, in the event any Lender ever receives, collects or applies any amount in respect of Borrower that otherwise would be in excess of the Maximum Rate, such amount shall automatically be deemed to be applied in reduction of the unpaid principal balance of the Secured Obligations and, if such principal balance is paid in full, any remaining excess shall forthwith be paid to Borrower, as applicable. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, Borrower and the Lenders shall, to the maximum extent permitted under Applicable Law, (i) characterize any non-principal payment as a standby fee, commitment fee, prepayment charge, delinquency charge or reimbursement for a third-party expense rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) amortize, prorate, allocate and spread in equal parts throughout the entire period during which the Secured Obligations were outstanding the total amount of interest at any time contracted for, charged or received. Nothing herein contained shall be construed or so operate as to require Borrower to pay any interest, fees, costs or charges greater than is permitted by Applicable Law. Subject to the foregoing, Borrower hereby agrees that the actual effective rate of interest from time to time existing with respect to Loans made by the Lenders to Borrower, including all amounts agreed to by Borrower or charged or received by the Lenders, which may be deemed to be interest under Applicable Law, shall be deemed to be a rate which is agreed to and stipulated by Borrower and the Lenders in accordance with Applicable Law.

         Section 17.24 MUTUAL BENEFIT. Each of the Loan Parties is part of a combined enterprise the success and prosperity of which is dependent, in part, on the operations of each Loan Party. Each Loan Party has determined that entering into this Agreement is necessary or convenient to the conduct, promotion or attainment of the business of such Loan Party, and that executing and entering into this Agreement and the other Loan Documents is within its corporate purpose, will be of direct and indirect benefit to, will result in a reasonably equivalent value to, such Loan Party and is in its best interest.

         Section 17.25 EXPRESS WAIVERS BY LOAN PARTIES IN RESPECT OF CROSS GUARANTIES AND CROSS COLLATERALIZATION. Each Loan Party agrees as follows:

                  (a) Each Loan Party hereby waives: (1) notice of acceptance of this Agreement; (2) notice of the making of any Loans, the issuance of any Letter of Credit or any other financial accommodations made or extended under the Loan Documents or the creation or existence of any Secured Obligations; (3) notice of the amount of the Secured Obligations, subject, however, to such Loan Party's right to make inquiry of Agent to ascertain the amount of the Secured Obligations at any reasonable time; (4) notice of any adverse change in the financial condition of any other Loan Party or of any other fact that might increase such Loan Party's risk with respect to such other Loan Party under this Agreement;


LOAN AND SECURITY AGREEMENT - Page 144

         (5) notice of presentment for payment, demand, protest and notice thereof as to any promissory notes or other instruments among the Loan Documents; and (7) all other notices (except if such notice is specifically required to be given to such Loan Party hereunder or under any of the other Loan Documents to which such Loan Party is a party) and demands to which such Loan Party might otherwise be entitled.

                  (b) Each Loan Party hereby waives the right by statute or otherwise to require any Credit Party to institute suit against any other Loan Party or to exhaust any rights and remedies which such Credit Party has or may have against any other Loan Party. Each Loan Party further waives any defense arising by reason of any disability or other defense of any other Loan Party (other than the defense that the Secured Obligations shall have been fully and finally performed and indefeasibly paid) or by reason of the cessation from any cause whatsoever of the liability of any such Loan Party in respect thereof.

                  (c) Each Loan Party hereby waives and agrees not to assert against any Credit Party: (i) any defense (legal or equitable), set-off, counterclaim or claim which such Loan Party may now or at any time hereafter have against any other Loan Party or any other party liable to the Credit Parties; (ii) any defense, set-off, counterclaim or claim of any kind or nature available to any other Loan Party against any Credit Party, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity or enforceability of the Secured Obligations or any security therefor;
         (iii) any right or defense arising by reason of any claim or defense based upon an election of remedies by any Credit Party under any applicable law; (iv) the benefit of any statute of limitations affecting any other Loan Party's liability hereunder.

                  (d) In addition to the foregoing waivers, each Loan Party hereby waives outright and absolutely, any right of subrogation such Loan Party has or may have against any other Loan Party with respect to the Secured Obligations. In addition, each Loan Party hereby waives any right to proceed against any other Loan Party, now or hereafter, for contribution, indemnity, reimbursement and any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which such Loan Party may now have or hereafter have as against any such other Loan Party with respect to the Secured Obligations. Each Loan Party also hereby waives any rights of recourse to or with respect to any asset of any other Loan Party. Each Loan Party agrees that in light of the immediately foregoing waivers, the execution of this Agreement shall not be deemed to make such Loan Party a "creditor" of any other Borrower, and that for purposes of Sections 547 and 550 of the Bankruptcy Code such Loan Party shall not be deemed a "creditor" of any other Loan Party.

                  (e) Each Loan Party consents and agrees that, without notice to or by such Loan Party and without affecting or impairing the obligations of such Loan Party hereunder, the Credit Parties may, by action or inaction: (a) compromise, settle, extend the duration or the time for the payment of, or discharge the performance of, or may refuse to or otherwise not


LOAN AND SECURITY AGREEMENT - Page 145
         enforce the Loan Documents; (b) release all or any one or more parties to any one or more of the Loan Documents or grant other indulgences to any other Loan Party in respect thereof; (c) amend or modify in any manner and at any time (or from time to time) any of the Loan Documents; or (d) release or substitute any Guarantor or other Person liable for payment of the Secured Obligations, if any, or enforce, exchange, release or waive any security for the Secured Obligations or any Guaranty of the Secured Obligations.

                  (f) The Credit Parties shall have the right to seek recourse against any Loan Party to the fullest extent provided for herein, and no election by any Credit Party to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of such Credit Party's right to proceed in any other form of action or proceeding or against other parties unless such Credit Party has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by any Credit Party under any document or instrument evidencing the Secured Obligations shall serve to diminish the liability of any Loan Party under this Agreement or any other Loan Document except to the extent that the Credit Parties finally and unconditionally shall have realized indefeasible payment by such action or proceeding.

                  (g) Each Loan Party represents and warrants to the Credit Parties that such Loan Party is currently informed of the financial condition of all other Loan Parties (including, without limitation, all other Guarantors) of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Secured Obligations. Each Loan Party further represents and warrants to the Credit Parties that such Loan Party has read and understands the terms and conditions of the Loan Documents. Each Loan Party hereby covenants that such Loan Party will continue to keep informed of the financial condition of all other Loan Parties, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Secured Obligations.

         Section 17.26 DETERMINATION BY THE LENDERS CONCLUSIVE AND BINDING. Any calculation or material determination required or expressly permitted to be made by any Credit Party under this Agreement shall be made in its reasonable judgment and in good faith, and shall when made, absent manifest error, be controlling.

         Section 17.27 EXCEPTION TO COVENANTS. No Loan Party nor any Subsidiary shall be deemed to be permitted to take any action or fail to take any action which is permitted as an exception to any of the covenants contained herein or which is within the permissible limits of any of the covenants contained herein if such action or omission would result in the breach of any other covenant contained herein.


LOAN AND SECURITY AGREEMENT - Page 146

         Section 17.28 JUDGMENT CURRENCY. The payment obligations of any Loan Party under this Agreement or any of the other Loan Documents shall not be discharged by an amount paid in any currency other than Dollars, or in any other place than required by this Agreement or any such Loan Documents, to the extent that the amount so paid on conversion to Dollars and transferred to Agent in Dallas, Dallas County, Texas, U.S., under normal banking procedures does not yield the amount of Dollars due under this Agreement or any such other Loan Document. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due under this Agreement or any of the other Loan Documents in any currency to another currency (the "OTHER CURRENCY"), then the rate of exchange which shall be applied shall be the Spot Rate, determined as of the Business Day preceding the date on which such judgment is signed by the judge or other Person acting on behalf of such court. The payment obligations of any Loan Party in respect of any such amount due by it to any Credit Party pursuant to such judgment, notwithstanding the rate of exchange actually applied in rendering such judgment, shall be discharged only to the extent that on the Business Day following receipt by such Credit Party of any such sum in the Other Currency pursuant to such judgment, such Credit Party in accordance with normal banking procedures may purchase and transfer to Dallas, Dallas County, U.S., Dollars with the amount of the Other Currency so received.

         Section 17.29 REPLACEMENT/RESTATEMENT OF EXISTING CREDIT AGREEMENT. This Agreement and the other Loan Documents amends and restates in its entirety the Existing Credit Agreement and the Existing Loan Documents. All rights, benefits, indebtedness, interest, liabilities, and obligations of the parties to the Existing Loan Documents are hereby amended, restated, and superseded in their entirety according to the terms and provisions set forth in this Agreement and in the other Loan Documents. All "Obligations" as defined by the Existing Credit Agreement and all "Notes" as defined by the Existing Credit Agreement are hereby replaced and renewed in their entirety by this Agreement, the Notes, and the other Loan Documents and shall, from and after the Agreement Date, be included in the Secured Obligations and governed by this Agreement and the other Loan Documents. The existing liens and security interests in all "Collateral" as defined by the Existing Credit Agreement and the Existing Loan Documents are hereby expressly renewed and continued by, and as a part of, the Security Interest and shall remain in full force and effect, hereafter governed by this Agreement and the other Loan Documents and as security for the Secured Obligations. Each Loan Party represents and warrants that as of the date hereof there are no claims or offsets against, or defenses or counterclaims to, its obligations under the Existing Agreement or any of the Existing Loan Documents, as amended and restated by this Agreement and the other Loan Documents. To induce the Credit Parties to enter into this Agreement, each Loan Party waives any and all such claims, offsets, defenses, or counterclaims, whether known or unknown, arising prior to the date hereof and relating to the Existing Credit Agreement or the Existing Loan Documents. As of the Agreement Date (i) no "Advances" as defined by the Existing Credit Agreement are outstanding thereunder and (ii) no "Letters of Credit" as defined by the Existing Credit Agreement are outstanding thereunder other than the Existing Letters of Credit.

         THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT
         BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY
         EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL


LOAN AND SECURITY AGREEMENT - Page 147

         AGREEMENTS OF THE PARTIES.  THERE ARE NO ORAL
         AGREEMENTS BETWEEN THE PARTIES.

                    Remainder of Page Blank Signatures Follow












LOAN AND SECURITY AGREEMENT - Page 148

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers in several counterparts all as of the day and year first written above.


                                        COMPUSA STORES L.P.
                                        By: CompUSA GP Holdings Company
                                            Its sole General Partner



Address for Notice:                         By: /s/ J. Robert Gary
14951 North Dallas Parkway                     ----------------------------
Dallas, Texas  75240                               J. Robert Gary
                                                   Vice President

                                        COMPUSA INC.



Address for Notice:                     By: /s/ J. Robert Gary
14951 North Dallas Parkway                 --------------------------------
Dallas, Texas  75240                         J. Robert Gary
                                             Senior Vice President

                                        COMPUSA GP HOLDINGS COMPANY



Address for Notice:                     By: /s/ J. Robert Gary
14951 North Dallas Parkway                 --------------------------------
Dallas, Texas  75240                         J. Robert Gary
                                             Vice President

                                        COMPUSA HOLDINGS COMPANY



Address for Notice:                     By: /s/ J. Robert Gary
14951 North Dallas Parkway                 --------------------------------
Dallas, Texas  75240                         J. Robert Gary
                                             Vice President


LOAN AND SECURITY AGREEMENT - Page 149

                                        COMPUSA HOLDINGS I INC.



Address for Notice:                     By: /s/ J. Robert Gary
14951 North Dallas Parkway                 --------------------------------
Dallas, Texas  75240                         J. Robert Gary
                                             Vice President


                                        COMPUSA HOLDINGS II INC.



Address for Notice:                     By: /s/ J. Robert Gary
14951 North Dallas Parkway                 --------------------------------
Dallas, Texas  75240                         J. Robert Gary
                                             Vice President


                                        COMPUSA PC INC.



Address for Notice:                     By: /s/ J. Robert Gary
14951 North Dallas Parkway                 --------------------------------
Dallas, Texas  75240                         J. Robert Gary
                                             Vice President

                                        COMPUSA PC OPERATING COMPANY



Address for Notice:                     By: /s/ J. Robert Gary
14951 North Dallas Parkway                 --------------------------------
Dallas, Texas  75240                         J. Robert Gary
                                             Vice President

                                        COMPTEAM INC.



Address for Notice:                     By: /s/ J. Robert Gary
14951 North Dallas Parkway                 --------------------------------
Dallas, Texas  75240                         J. Robert Gary
                                             Vice President


LOAN AND SECURITY AGREEMENT - Page 150

                                        COMPUSA MANAGEMENT COMPANY



Address for Notice:                     By: /s/ J. Robert Gary
14951 North Dallas Parkway                 ---------------------------------
Dallas, Texas  75240                         J. Robert Gary
                                             Vice President















LOAN AND SECURITY AGREEMENT - Page 151

                                        AGENT:

                                        NATIONSBANK, N.A.
                                        In its capacity as administrative agent


                                        By: /s/ Phillip A. Worden
                                           ---------------------------------
                                             Phillip A. Worden
                                             Vice President

         Address:
         NationsBank, N.A.
         Bank of America Plaza, 6th Floor
         901 Main Street
         Dallas, Texas 75202
         Attention:  Bank of America Business Credit
                     URGENT: Division Manager


LOAN AND SECURITY AGREEMENT - Page 152

                                        LENDERS:

Commitment                              NATIONSBANK, N.A.
Amount:  $230,555,556

ADDRESS: 901 Main Street, 6th Floor     By: /s/ Phillip A. Worden
         Dallas, Texas  75202              ---------------------------------
         Attn: Bank of America               Phillip A. Worden
                Business Credit              Vice President
         Facsimile No.: 214-209-3501

APPLICABLE LENDING OFFICE FOR BASE RATE LOANS:
NationsBank, N.A.
Bank of America Plaza, 6th Floor
901 Main Street
Dallas, Texas 75202

APPLICABLE LENDING OFFICE FOR EURODOLLAR LOANS:
NationsBank, N.A.
Bank of America Plaza, 6th Floor
901 Main Street
Dallas, Texas 75202







LOAN AND SECURITY AGREEMENT - Page 153

Commitment                                  CONGRESS FINANCIAL CORPORATION
Amount: $69,444,444

ADDRESS: 1201 Main Street                   By: /s/ M. Galovicor
         P.O. Box 50728                        -------------------------------
         Attn: Mark Galovick                     M. Galovicor
               Facsimile No.: 214-748-9118       Vice President

APPLICABLE LENDING OFFICE FOR BASE RATE LOANS:
Congress Financial Corporation
1201 Main Street, Suite 1625
P.O. Box 50728
Dallas, TX 75202
Attn: Mark Galovick

APPLICABLE LENDING OFFICE FOR EURODOLLAR LOANS:
Congress Financial Corporation
1201 Main Street, Suite 1625
P.O. Box 50728
Dallas, TX 75202
Attn: Mark Galovick

Commitment                                  THE CHASE MANHATTAN BANK
Amount: $50,000,000

ADDRESS: 600 Fifth Avenue                   By: /s/ Michael W. Lewis
         New York, NY 10020                    -------------------------------
         Attn: Credit Deputy                Name: Michael W. Lewis
               Asset Based Lending               -----------------------------
               Facsimile No.: 212-332-4297  Title: Vice President
                                                  ----------------------------

APPLICABLE LENDING OFFICE FOR BASE RATE LOANS:
The Chase Manhattan Bank
200 Jericho Quad
Jericho, NY 11753-2790
Attn: Diane Butler

APPLICABLE LENDING OFFICE FOR EURODOLLAR LOANS:
The Chase Manhattan Bank
200 Jericho Quad
Jericho, NY 11753-2790
Attn: Diane Butler





LOAN AND SECURITY AGREEMENT

Commitment                                   FOOTHILL CAPITAL CORPORATION
Amount:  $50,000,000

ADDRESS: 11111 Santa Monica Blvd.            By: /s/ Michael P. Sadilek
         Suite 1500                             -----------------------------
         Los Angeles, CA  90025                   Michael P. Sadilek
         Attn: Michael P. Sadilek                 Senior Vice President
               Facsimile No.: 310-479-8952

APPLICABLE LENDING OFFICE FOR BASE RATE LOANS:
Foothill Capital Corporation
11111 Santa Monica Blvd., Suite 1500
Los Angeles, CA  90025
Attn: Michael P. Sadilek

APPLICABLE LENDING OFFICE FOR EURODOLLAR LOANS:
Foothill Capital Corporation
11111 Santa Monica Blvd., Suite 1500
Los Angeles, CA  90025
Attn: Michael P. Sadilek









LOAN AND SECURITY AGREEMENT

Commitment                                  HELLER FINANCIAL, INC.
Amount: $35,000,000

ADDRESS: 150 East 42nd Street, 7th Floor    By: /s/ Albert J. Forzano
         New York, NY 10017                    -------------------------------
         Attn: Albert J. Forzano                 Albert J. Forzano
               Facsimile No.: 212-880-7002       Vice President

APPLICABLE LENDING OFFICE FOR BASE RATE LOANS:
Heller Financial, Inc.
500 West Monroe Street, 13th Floor
Chicago, IL 60661
Attn: Kris Krishnan

APPLICABLE LENDING OFFICE FOR EURODOLLAR LOANS:
Heller Financial, Inc.
500 West Monroe Street, 13th Floor
Chicago, IL 60661
Attn: Kris Krishnan






LOAN AND SECURITY AGREEMENT

Commitment                                  PNC BANK NATIONAL ASSOCIATION
Amount: $25,000,000

ADDRESS: Two PNC Plaza, 18th Floor          By: /s/ Rose Crump
         620 Liberty Avenue                    -------------------------------
         Pittsburg, PA 15222                     Rose Crump
         Attn: Rose Crump                        Vice President
         Facsimile No.: 412-768-4369

APPLICABLE LENDING OFFICE FOR BASE RATE LOANS:
PNC Business Credit
Two Tower Center Blvd., 8th Floor
East Brunswick, NY 08816
Attn: Gurdatt Jagnanan

APPLICABLE LENDING OFFICE FOR EURODOLLAR LOANS:
PNC Business Credit
Two Tower Center Blvd., 8th Floor
East Brunswick, NY 08816
Attn: Susan Padgett





LOAN AND SECURITY AGREEMENT

Commitment                                  AMSOUTH BANK
Amount: $20,000,000

ADDRESS: 350 Park Avenue                    By: /s/ Kevin R. Rogers
         New York, NY 10022                    -------------------------------
         Attn: Kevin R. Rogers                   Kevin R. Rogers
         Facsimile No.: 212-935-7458             Attorney-in-Fact

APPLICABLE LENDING OFFICE FOR BASE RATE LOANS:
AmSouth Bank
1900 Fifth Avenue North
Birmingham, AL 35203

APPLICABLE LENDING OFFICE FOR EURODOLLAR LOANS:
AmSouth Bank
1900 Fifth Avenue North
Birmingham, AL 35203






LOAN AND SECURITY AGREEMENT

Commitment                                  IBJ WHITEHALL BUSINESS CREDIT
Amount: $20,000,000                         CORPORATION


ADDRESS: One State Street                   By: /s/ Thomas M. Bayer
         New York, NY 10004                    -------------------------------
         Attn: Yolanda Lopez                     Thomas M. Bayer
         Facsimile No.: 212-858-2936             Senior Vice President

APPLICABLE LENDING OFFICE FOR BASE RATE LOANS:
IBJ Whitehall Business Credit Corporation
One State Street
New York, NY 10004
Attn: Yolanda Lopez

APPLICABLE LENDING OFFICE FOR EURODOLLAR LOANS:
IBJ Whitehall Business Credit Corporation
One State Street
New York, NY 10004
Attn: Yolanda Lopez





LOAN AND SECURITY AGREEMENT

                                   EXHIBIT "A"
                                       to
                           LOAN AND SECURITY AGREEMENT



                          FORM OF REVOLVING CREDIT NOTE


EXHIBIT "A", Cover Page

                              REVOLVING CREDIT NOTE


$_______                                                      Dated as of ______


         For value received, COMPUSA STORES L.P., a Texas limited partnership ("BORROWER"), hereby promises to pay to the order of __________________, a ____________________, with its principal office located at______________________
("PAYEE") the principal amount of ____________ DOLLARS ($________) or such lesser amount as may from time to time be advanced and remain unpaid and outstanding hereunder, together with accrued interest as provided hereinbelow.

         This promissory note ("NOTE") is executed and delivered by Borrower pursuant to the certain Loan and Security Agreement dated as of _________ among Borrower, the other Loan Parties from time to time party thereto, NationsBank, N.A., as administrative agent for the Lenders as provided therein, and each of the Lenders (including, without limitation, Payee) from time to time party thereto (as such agreement may be renewed, extended, modified, amended, supplemented or restated from time to time, the "LOAN AND SECURITY AGREEMENT"), and is a Revolving Credit Note as defined therein. Unless otherwise defined herein, capitalized terms used in this Note which are defined in the Loan and Security Agreement, wherever used herein, shall have the same meanings as are prescribed by the Loan and Security Agreement.

         All Loans from time to time requested by Borrower, and from time to time made and outstanding hereunder, are subject to the terms and provisions of the Loan and Security Agreement. Reference hereby is made to the Loan and Security Agreement for a statement of the obligations of Borrower and the rights of Payee in relation thereto, PROVIDED that nothing shall impair the absolute and unconditional obligation of Borrower to pay the outstanding principal and unpaid accrued interest on this Note when due.

         The unpaid principal from day to day outstanding under this Note shall bear interest at the applicable rate prescribed for Revolving Credit Loans as provided by the Loan and Security Agreement. Agent's and Payee's books and records shall be prima facie evidence of Revolving Credit Loans, interest accruals and payments hereunder.

         Borrower promises to pay all principal of and accrued interest on the Revolving Credit Loans from time to time outstanding under this Note as prescribed by the Loan and Security Agreement. On or after each Interest Payment Date, to the extent that any accrued interest hereunder is not paid as specified by the Loan and Security Agreement, Agent may at its option (but with no obligation to do so) add the amount of such accrued interest to the Revolving Credit Facility, in which event such accrued interest will be deemed paid and the aggregate amount thereof shall be treated as a Revolving Credit Loan to Borrower by Payee under the Revolving Credit Facility and outstanding under this Note.



REVOLVING CREDIT NOTE - Page 1

         Any Event of Default shall be a default under this Note. All rights and remedies of Payee, and of Agent for the benefit of Payee, with respect to this Note (including, without limitation, Agent's right, at its option or at the direction of the Required Lenders, to accelerate the entire unpaid principal balance and unpaid accrued interest hereunder to be immediately due and payable) as provided by the Loan and Security Agreement are incorporated herein by reference. All obligations and indebtedness from time to time evidenced by this Note are secured by the Security Interest as provided by the Loan and Security Agreement and the other Security Documents.

         No delay or omission by Payee or Agent in exercising of any power, right, or remedy hereunder shall operate as a waiver or impair Payee's powers, rights, and remedies under this Note or the other Loan Documents. Except as specifically provided in the Loan and Security Agreement, Borrower and each other party ever liable hereunder severally hereby expressly waives presentment, demand, notice of intention to accelerate, notice of acceleration, protest, notice of protest, and any other notice of any kind, and agrees that its liability hereunder shall not be affected by any renewals, extensions, or modifications, from time to time, of the time or manner of payment hereof, or by any release or modification of or with respect to the Security Interest or any other party liable hereunder.

         Borrower hereby promises to pay to Agent, for the benefit of Agent and Payee, all fees, costs, and expenses incurred by Agent or Payee in enforcement and collection of any amounts under this Note, including, without limitation, reasonable attorneys' fees and expenses.

         In no contingency or event whatsoever shall the amount of interest under this Note paid by Borrower, received by Payee, agreed to be paid by Borrower, or requested or demanded to be paid by Payee, exceed the Maximum Rate. In the event any such sums paid to Payee by Borrower would exceed the Maximum Rate, Payee shall automatically apply such excess to any unpaid amount of the Secured Obligations or, if the amount of such excess exceeds said unpaid amount, such excess shall be paid to Borrower. All sums paid, or agreed to be paid, by Borrower which are or hereafter may be construed to be compensation for the use, forbearance, or detention of money shall be amortized, prorated, spread, and allocated in respect of the Secured Obligations throughout the full term of this Note until the Secured Obligations are paid in full. Notwithstanding any provisions contained in this Note or any other Loan Document or other related documents executed pursuant to the Loan and Security Agreement, Payee shall never be entitled to receive, collect, or apply as interest any amount in excess of the Maximum Rate and, in the event Payee ever receives, collects, or applies any amount in respect of Borrower that otherwise would be in excess of the Maximum Rate, such amount shall automatically be deemed to be applied in reduction of the unpaid principal balance of the Secured Obligations and, if such principal balance is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, Borrower and Payee shall, to the maximum extent permitted under Applicable Law, (i) characterize any non-principal payment as a standby fee, commitment fee, prepayment charge, delinquency charge, or reimbursement for a third-party expense rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) amortize, prorate, allocate, and spread in equal parts throughout the entire period during which the Secured Obligations were outstanding the total amount of interest at any time contracted for, charged, or received. Nothing herein contained shall be construed or so operate as to require Borrower to pay any interest, fees, costs, or charges greater than is permitted by Applicable Law.



REVOLVING CREDIT NOTE - Page 2

Subject to the foregoing, Borrower hereby agrees that the actual effective rate of interest from time to time existing with respect to Loans made by Payee to Borrower, including all amounts agreed to by Borrower or charged or received by Payee, which may be deemed to be interest under Applicable Law, shall be deemed to be a rate which is agreed to and stipulated by Borrower and Payee in accordance with Applicable Law.

         This Note may not be changed, amended, or modified except in writing executed by Payee and Borrower in the manner prescribed by the Loan and Security Agreement.

         [This Note is in renewal of and is issued in amendment and restatement of (but, not in extinguishment of) part of the indebtedness evidenced by that certain Revolving Credit Note dated ________, ____ previously executed and delivered by Borrower payable to the order of ____________________, in the face amount of $__________, and the portion of such indebtedness represented hereby shall hereafter be governed by and payable in accordance with the terms hereof.] (Insert language, modified as appropriate into Notes issued after the Closing Date.)

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, PROVIDED, THAT TO THE EXTENT FEDERAL LAW WOULD ALLOW A HIGHER RATE OF INTEREST THAN WOULD BE ALLOWED BY THE LAWS OF THE STATE OF TEXAS, THEN WITH RESPECT TO THE PROVISIONS OF ANY LAW WHICH PURPORTS TO LIMIT THE AMOUNT OF INTEREST THAT MAY BE CONTRACTED FOR, CHARGED, OR RECEIVED IN CONNECTION WITH THIS NOTE, SUCH FEDERAL LAW SHALL APPLY.

         This Note shall be binding upon Borrower and its successors and assigns.

         EXECUTED as of the date first written above.

                                   COMPUSA STORES L.P.

                                   By:  CompUSA GP Holdings  Company, a
                                        Delaware business trust, General Partner

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


REVOLVING CREDIT NOTE - Page 3